Electronically transmitted to the Securities and Exchange Commission
                                February 14, 2000
-------------------------------------------------------------------------------

                                                 Registration No. 333-_________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             JAWS Technologies, Inc.
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
 -------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      7371
 -------------------------------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   98-0167013
 -------------------------------------------------------------------------------
                     (I.R.S. Employer Identification Number)

                              1013-17th Avenue S.W.
                         Calgary, Alberta CANADA T2T 0A7
                                 (403) 508-5055
 -------------------------------------------------------------------------------
               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Robert J. Kubbernus
          Chairman of the Board, Chief Executive Officer and President
                             JAWS Technologies, Inc.
                              1013-17th Avenue S.W.
                         Calgary, Alberta CANADA T2T 0A7
                                 (403) 508-5055
 -------------------------------------------------------------------------------

                                    Copy to:

                            Luke P. Iovine, III, Esq.
                                Battle Fowler LLP
                               75 East 55th Street
                            New York, New York 10022
                                 (212) 856-6856
 -------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

    As soon as practicable following the effectiveness of this Registration
                                   Statement
        (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                                    Calculation of Registration Fee

   Title of Each Class of                                   Proposed Maximum           Proposed Maximum
      Securities to be             Amount to be              Offering Price                Aggregate                  Amount of
         Registered                 Registered                Per Share(1)             Offering Price(1)          Registration Fee
        Common Stock             6,683,067 shares          $6.34375 per share             $42,395,707                  $11,193
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee based on the average high and low trading prices for the common stock as reported on the over-the-counter bulletin board on February 7, 2000 pursuant to Rule 457(c).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------


906592.9

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.



--------------------------------------------------------------------------------



PRELIMINARY PROSPECTUS           SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2000

                                6,683,067 Shares

                             JAWS TECHNOLOGIES, INC.

                                  Common Stock

                               ------------------



         All of the shares of common stock covered by this prospectus are owned by the stockholders listed in the section of this prospectus called "Selling Stockholders" or are issuable on exercise of warrants owned by the selling stockholders. The selling stockholders may sell any or all of their shares from time to time. See "Plan of Distribution."

         We will not receive any of the proceeds of sales by the selling stockholders. We have agreed to bear all expenses related to this offering, other than underwriting discounts and commissions and any transfer taxes on the shares of common stock that the selling stockholders are offering.

         Our common stock is listed for trading on the over-the-counter bulletin board under the symbol "JAWS".

         Investing in this common stock involves a high degree of risk. See "Risk Factors" beginning on page 4.

                               ------------------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ------------------


                   The date of this Prospectus is February 14, 2000.


--------------------------------------------------------------------------------


906592.9

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.

         Unless the context otherwise indicates, references in this prospectus to "we," "us," "our" or "JAWS" refer to JAWS Technologies, Inc. and its subsidiaries, JAWS Technologies Inc., an Alberta corporation, Pace Systems Group Inc., an Ontario corporation, JAWS Acquisition Corp., an Alberta corporation, Offsite Data Services Ltd., an Alberta corporation, JAWS Technologies (Ontario) Inc., an corporation, and JAWS Technologies (Delaware), Inc., a Delaware corporation.

                     --------------------------------------

                                TABLE OF CONTENTS

                                                  Page                                                     Page
Prospectus Summary..................................1     Management's Discussion and Analysis of
Company Summary.....................................1     Financial Condition and Results of
Special Note Regarding Forward-looking                    Operations.........................................37
Statements..........................................3     Management.........................................43
Currency References.................................3     Security Ownership of Certain Beneficial
Risk Factors........................................4     Owners and Management..............................50
Use of Proceeds....................................12     Certain Relationships and Related
Dividend Policy....................................12     Transactions.......................................52
Consolidated Capitalization........................13     Registration Rights................................55
Selected Historical and Pro Forma                         Legal Matters......................................55
Consolidated Financial Data........................14     Experts............................................55
Selling Stockholders...............................16     Available Information..............................56
Plan of Distribution...............................18     Index to Consolidated Financial Statements........F-1
Description of Capital Stock.......................20
Business...........................................22
Market for Common Equity and Related
Stockholder Matters................................36


906592.9
                                                         i

                               PROSPECTUS SUMMARY

         This summary is not a substitute for the more detailed information, financial statements and the notes to the financial statements appearing elsewhere in this prospectus. This prospectus contains forward looking statements that involve risks and uncertainties. JAWS' actual results could differ materially from the results anticipated in these forward looking statements as a result of the factors set forth under "Risk Factors" and elsewhere in this prospectus.

                                 Company Summary

         JAWS is a provider of information security consulting services and software solutions, a developer of proprietary information security encryption software, a provider of financial information security technology solutions to retailers and large financial organizations in North America and a provider of internet based data storage management services. JAWS consulting services and the software solutions developed by JAWS are designed to minimize the threats to clients' information and communications. JAWS information security consulting services, software solutions and proprietary encryption software are provided through its wholly-owned subsidiary, JAWS Technologies Inc., an Alberta corporation. JAWS financial information technology security solutions services are directed through its wholly-owned subsidiary, Pace Systems Group Inc., and include services in the area of payment systems, including point of sale, automated banking machine and electronic funds transfer, switch implementation, point of sale application and device integration, network architecture and design, system integration and project management. JAWS data storage management services are provided through its subsidiary, Offsite Data Services Ltd., an Alberta corporation.

         JAWS was incorporated in the State of Nevada on January 27, 1997 under the name "e-biz" solutions, inc. On February 10, 1998, "e-biz" solutions, inc. entered into an agreement to purchase all of the outstanding shares of common stock of JAWS Technologies Inc., an Alberta corporation, incorporated on September 18, 1997, in exchange for 1,500,000 shares of the restricted common stock of "e-biz" solutions, inc. and options to purchase 400,000 shares of restricted common stock at $0.50 per share. On March 27, 1998, "e-biz" solutions, inc. changed its name to JAWS Technologies, Inc. Our executive offices are located at 1013-17th Avenue S.W., Calgary, Alberta, Canada T2T 0A7. Our telephone number at this location is (403) 508-5055. Our website is located at www.jawstech.com.

906592.9
                                        1

                             Summary Financial Data
                 (in thousands, except per share data)

         The following table sets forth the summary pro forma and historical financial data of JAWS as at September 30, 1999 as adjusted to give effect to the private placement financing of approximately US$9.25 million consummated on December 31, 1999, the acquisition of Pace, the acquisition of Offsite and the acquisition of substantially all of the assets of Secure Data Technologies Corporation, as if such events had been consummated at the beginning of the period presented. The information set forth in the table should be read in conjunction with the financial statements and notes thereto, the pro forma financial information and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" included elsewhere in this prospectus.



                                         The Company (Pro Forma) and (Historical)


                                                  Nine Months Ended                                     Year Ended
                                                    September 30,                                      December 31,
                                      ------------------------------------------                 ---------------------------

                                           Pro               Historical               Pro               Historical
                                          Forma                                      Forma
                                      --------------       ---------------         ----------    ---------------------------

                                           1999          1999          1998           1998               1998     1997
                                      -------------- ----------   ------------   ------------    --------------   ----------
Results of operations
Revenue                                      1,198            373            28         1,449             29            --
Net loss for the period                     (8,244)        (3,839)       (2,210)       (8,733)        (3,076)         (137)
Net loss for the period per
  share of common stock                      (0.29)         (0.30)        (0.31)         0.38          (0.42)        (0.03)

Financial position
Total assets                                26,097          1,697           131            --            273            10
Long-term debt                                  67          1,158            16            --            147            --
Stockholders equity
(deficiency)                                24,734           (571)         (347)           --           (574)         (101)



906592.9
                                                         2

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus includes forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" or the negative of those words or other comparable terminology. Forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include systems failures, technological changes, volatility of securities markets, government regulations, and economic conditions and competition in the geographic and the business areas where we conduct our operations. For a discussion of the factors that could cause actual results to differ from projected results, please see the discussion under "Risk Factors" contained in this prospectus and in other information contained in our publicly available SEC filings and press releases.


                               CURRENCY REFERENCES

         Financial information herein is expressed in the United States dollars ("US$," "$" or "dollars"), unless stated in Canadian dollars ("Cdn$"). As of February 4, 2000, the exchange rate was US $1.00 equal Cdn $1.4413.


906592.9
                                        3

                                  RISK FACTORS

         Investors should carefully consider the risks and uncertainties described below before making an investment decision. These risks and uncertainties are not the only ones facing JAWS. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair JAWS' business operations.

         If any of the following risks actually occur, our business, financial condition or operating results could be materially harmed. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks relating to ownership of JAWS common stock

         The market for JAWS securities is limited

         There is currently only a limited trading market for JAWS common stock. JAWS common stock trades on the OTC Bulletin Board under the symbol "JAWZ", which is a limited market in comparison to the Nasdaq National Market or the American Stock Exchange.

         JAWS cannot assure investors that JAWS common stock will ever qualify for inclusion on the Nasdaq National Market or that more than a limited market will ever develop for JAWS common stock.

         The volatility of the stock markets could adversely affect our stock price

         Stock markets are subject to significant price and volume fluctuations which may be unrelated to the operating performance of particular companies and the market price of JAWS common stock may frequently change. The market price of JAWS common stock could also fluctuate substantially due to a variety of other factors, including: quarterly fluctuations in JAWS results of operations, JAWS' ability to meet analysts' expectations, adverse circumstances affecting the introduction of market acceptance of new products and services offered by JAWS, announcements of new products and services by competitors, changes in the information technology environment, changes in earnings estimates by analysts, changes in accounting principles, sales of JAWS common stock by existing holders and loss of key personnel.

         JAWS does not anticipate paying dividends on its common stock in the foreseeable future

         JAWS has generated minimal cash flow in the past and does not currently anticipate generating significant cash flows from operations in the near future. Therefore, JAWS has not paid any dividends on its common stock to date and plans to retain earnings, if any, for the continued development and expansion of JAWS' business operations. Accordingly, potential investors should not acquire shares of JAWS common stock with the investment objective of receiving dividend income from JAWS.

         Penny stock rules limit the liquidity of JAWS common stock

         JAWS common stock has recently traded on the OTC Bulletin Board at a price greater than US$5.00 per share but may now and in the future be subject to the penny stock rules under the Exchange Act. These rules regulate broker-dealer practices for transactions in "penny stocks." Penny stocks

906592.9
                                        4
generally are equity securities with a price of less than US$5.00. The penny stock rules require broker- dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker dealer and salesperson compensation information, must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

         In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These additional penny stock disclosure requirements are burdensome and may reduce purchases of this offering and reduce the trading activity in the market for JAWS common stock. As long as JAWS common stock is subject to the penny stock rules, holders of such JAWS common stock may find it more difficult to sell their securities.

         An investment in JAWS may be dilutive

         JAWS may issue a substantial number of shares of JAWS common stock or preferred stock without investor approval. Any such issuance of JAWS securities in the future could reduce an investor's ownership percentage and voting rights in JAWS and further dilute the value of his or her investment.

Risks relating to the business of JAWS

         JAWS Auditors have issued an audit report making reference to substantial doubts about JAWS' ability to continue as a going concern

         The consolidated audited financial statements of JAWS include a statement that the recurring losses of JAWS from operations and net capital deficiency raise substantial doubts about the ability of JAWS to continue as a going concern. While JAWS continues to pursue funding to continue its operations, the financing terms may not be available or, if available, may not be upon terms satisfactory to JAWS. Further, there is no guarantee that JAWS will cease to have recurring losses from operations or cease to have a net capital deficiency in the near future.

         JAWS and its subsidiaries have limited operating histories and continued operating losses

         With the exception of the newly acquired Pace, JAWS has a short operating history, a limited number of sales and operating revenues which are not significant. For example, JAWS Alberta was incorporated on September 19, 1997, did not begin producing software until October 1997 and did not begin marketing software until May 1998.

         Because of JAWS' short operating history and limited sales, it faces all the risks and problems associated with a new business, including the existence of operating losses. For example, between the time of the incorporation of JAWS and September 30, 1999, JAWS has, on a consolidated basis, incurred a cumulative loss of $7,052,276. JAWS anticipates that losses with respect to its operations will continue in the future.

906592.9
                                        5

         Pace began operations in 1986 and has only achieved profitability in the year ended December 31, 1999. JAWS cannot be certain that the Pace business can sustain profitability in 2000 or any future period under JAWS management. Potential investors should be aware that Pace must respond to competitive developments, continue to upgrade and expand the services it offers and continue to attract, retain and motivate employees in order to maintain its profitability.

         JAWS cannot predict future revenues, operating results and/or operating expenses based on previous results for a number of reasons including the factors described below. Revenues associated with a particular sale may vary significantly depending upon the number of products licensed by a client, the number of devices used by the client and the client's relative need for services. Large individual sales or even small delays in customer orders can cause significant variation in licensing revenues and results of operations for a particular period. In addition, JAWS expects to focus its efforts on the sale of enterprise-wide security solutions, including JAWS' entire product suite and consulting services, as opposed to the sale of component products. As a result, JAWS anticipates that each sale made may require additional time and effort from sales staff. Further, JAWS expects to expand upon the services it provides as well as its sales and marketing operations and to improve its internal operating and financial systems. Finally, to enhance market share and the services it offers, JAWS intends to seek additional candidates for acquisition. As a result, spending levels will be established by JAWS based, in large part, on expected future revenues. If actual results in any future period fall below the expectations of JAWS, the operating results of JAWS will be adversely affected. Due to these factors, JAWS anticipates that its quarterly and annual revenues, expenses and operating results will vary significantly in the future.

         If we cannot protect our copyright, trademark and patents pending, other companies could use our technology in competitive products. If we infringe on the copyrights, trademarks or patents of others, other companies could prevent us from developing or marketing our products.

         JAWS' success depends upon, amongst other things, its proprietary encryption technology. We rely on a combination of contractual rights, copyright, trade secrets, know-how, trademarks, non-disclosure agreements and technical measures to establish and protect these rights. We cannot assure investors that we can protect our rights and prevent third parties from using or copying our technology or intellectual property.

         JAWS does not presently own any patents or copyright registrations but it has filed a U.S. patent application for its data encryption algorithm L5, which is pending. However, there is no guarantee JAWS will be successful and receive a patent.

         JAWS believes that its technologies have been independently developed and that these technologies do not infringe on the proprietary rights or trade secrets of others. However, we cannot assure investors that it has not infringed on the technologies of third parties or that third parties will not make infringement violation claims against us. Any infringement claims against JAWS may negatively effect JAWS' ability to produce software.

         International companies currently use all or a portion of the name "JAWS" in connection with products or services in industries the same as and different from that of JAWS. While JAWS is attempting to qualify under a trademark its name throughout the U.S. and Canada, significant issues may be present as to the ability to widely use the name in connection with the products or services to be rendered by JAWS.

906592.9
                                        6

         JAWS' business is in an early stage of market development and its success depends on market acceptance of its products and services

         JAWS' success depends on whether or not our products and services are accepted in the marketplace. Investors should be aware that companies introducing new products into the market are subject to a high level of uncertainty and risk. Because the market for its software and services is new and evolving, JAWS cannot predict the size and future growth rate, if any, of the market. JAWS cannot assure investors that the market for its various products and services will develop or that demand for such products and services will emerge or become economically sustainable. Market acceptance of its products and services depends on its ability to establish brand images and reputations for high quality and to differentiate their products and services from competitors. There can be no assurance that the products and services will be perceived as being of high quality or better than products and services of others, or that JAWS will be successful in establishing their brand image. Additionally, the management teams of JAWS has no experience manufacturing or marketing software or providing services on a large scale. This lack of experience could result in JAWS' failure to commercialize and sell its products and services.

  JAWS may not be able to continue to compete in its rapidly changing industry

         Rapid changes in technology pose significant risks to JAWS that it cannot either control or influence the forces behind such changes. In addition to emerging competition, evolving requirements and needs of clients and the extent to which hackers and others seek to compromise secure systems, JAWS must adapt to changing computer hardware and software standards as well as to frequent introductions of new products and enhancements to existing products. The success of JAWS will depend on its ability to create, develop, adapt and improve information technology solutions in response to these and other changes.

         JAWS cannot assure investors that it will be able to successfully identify new opportunities and develop and bring new products and services to market in a timely manner, nor can JAWS guarantee investors that products and services developed by its competitors will not make JAWS products and services noncompetitive or obsolete. Further, the techniques used by hackers to compromise the security of networks and intranets are constantly evolving and are increasingly sophisticated. Because new hacking techniques are usually not recognized until utilized against one or more targets, JAWS is not able to anticipate such techniques. To the extent that new hacking techniques result in the compromise of JAWS security systems, affected clients may believe that JAWS products and services are ineffective and may affect JAWS business, operating results and financial condition.

         Because JAWS products and services involve complex technology, major new products and product enhancements require a long time to develop and test before going to market. JAWS cannot assure investors that it will have the capital resources or the ability to implement any new technology or service. In addition, because it is difficult to estimate the amount of time which is required to develop new products and product enhancements, JAWS has had to delay the scheduled introduction of new and enhanced products in the past and JAWS may have to delay the introduction of new products, enhancements and services in the future. Any failure by JAWS to timely develop and introduce new products and services or enhance current products and services could adversely affect JAWS business, operating results and financial condition.


906592.9
                                        7

   Potential liabilities could arise in JAWS' future based on product defects

         Many organizations use JAWS products and services for critical functions of monitoring and enhancing network security. As a result, JAWS risks product liability and related claims for products and services if it does not adequately perform this function. JAWS typically seeks to limit liability for special, consequential or incidental damages in their licensing agreements but these provisions may not in all cases be enforceable under applicable laws. A product liability claim, to the extent not covered by insurance, could adversely affect JAWS business, operating results and financial condition.

         In addition, complex software products, such as those we develop, may contain undetected "bugs" that, despite testing, are discovered only after installation and use by clients. These bugs could result in adverse publicity, loss of or delay in market acceptance or claims by clients against JAWS, any of which could be very damaging to JAWS business, operating results and financial condition. Clients who deploy or use products improperly or incompletely may experience temporary disruptions to their computer networking systems, which could damage the JAWS' reputation and its relationship with clients. Current products may not be error-free and it is extremely doubtful that the future products of JAWS will be error-free. Furthermore, computers are manufactured in a variety of different configurations with different operating systems, such as Windows, Unix, Macintosh and OS/2, and embedded software. As a result, it is very difficult to comprehensively test software products for programming or compatibility errors. Errors in the performance of JAWS products, whether due to design or their compatibility with products of other companies, could hinder the acceptance of these products, and thus JAWS' ability to implement those products.

         JAWS' marketing strategies may not be successful

         JAWS expects to derive some of their sales revenue through independent third parties who will either resell or use JAWS' products to enhance their own products. JAWS is unable to determine how successful these providers will be in selling JAWS' software. Furthermore, JAWS does not have any history or experience in establishing or maintaining such third party support, and there can be no assurance that we will be able to successfully support reseller networks. If we are unable to provide such support, we may lose resellers and, consequently, distribution of our products would be adversely affected. Additionally, most resellers will offer competitive products manufactured by third parties. There can be no assurance that resellers will give priority to JAWS' products and services over competitors' products and services. Finally, if JAWS is unable to support a reseller, we will need to attract additional or replacement resellers to sell JAWS' products and services. There can be no assurance that JAWS will be able to attract a sufficient number of additional or replacement resellers in order to assure that our products and services will be successfully marketed and distributed at a profit or that such additional or replacement resellers will be successful in selling our products and services.

         JAWS' expansion of production and distribution capacities may not be successful

         JAWS must increase its software production capacity and expand its marketing network to sell its software before it will have a chance to compete in the marketplace. Increasing JAWS manufacturing, service and marketing capacity will involve hiring additional personnel, purchasing additional manufacturing equipment and spending significant funds on advertising. The foregoing will require significant capital expenditures, which will most likely increase JAWS' operating losses for an indefinite period of time. JAWS' expansion plans will also place a great deal of strain on its management team,

906592.9
                                        8
most of whom have not had experience managing large complex business operations. JAWS cannot guarantee that it will be able to expand its software production, service and marketing capabilities as planned. If any of these obstacles prevent JAWS from expanding its software production, service and marketing business, JAWS may be forced to terminate its operations.

         Although direct sales have accounted for a majority of JAWS' revenues in 1999, JAWS' future performance will depend, in part, upon its ability to attract new partners and develop additional distribution channels to effectively market and support its services and the products of JAWS. JAWS cannot guarantee that it will be able to attract such partners or develop additional distribution channels.

         JAWS' proceeds from available financing may not be sufficient to pursue its operating objectives

         Developing, manufacturing and marketing software and information security solutions and the plans of JAWS for expansion of its operations, as mentioned above, will require significant amounts of capital. Since JAWS has no significant internal revenues to finance its continuing operations and plans for expansion, JAWS is dependent upon the proceeds from sales of JAWS' securities to satisfy its capital and operating requirements. JAWS believes that it has adequate financing to satisfy its capital and operating requirements through February, 2001. Thereafter, JAWS will have to arrange for additional financing, unless it can generate revenues from their products and services, to finance its manufacturing and marketing operations at a sufficient level. Financing options could include, but will not be limited to, additional sales of JAWS' securities or an operating line of credit. If JAWS is unable to obtain additional financing on satisfactory terms when needed, JAWS may have to suspend their operations or terminate their operations altogether.

         Due to the rapidly changing nature of the information security industry and the size of our company, we depend on key personnel at all levels

         JAWS depends on the efforts of its management team. Even though JAWS has employment agreements with Messrs. Kubbernus, Mamdani and Minhas and with Ms. Gmitter, it cannot guarantee that these persons will continue their employment. Each such member of JAWS management team has entered into an employment agreement with JAWS, pursuant to which, in each case, the term of employment extends until the earlier of (i) the date specified by such executive officer in a notice of voluntary termination delivered by such executive officer to JAWS; provided that such notice shall not be effective until at least ten
(10) days after delivery thereof, (ii) the date such executive officer is terminated by JAWS for "just cause" (as defined in the employment agreement), or
(iii) with respect to termination other than for "just cause," the date which is determined by providing such executive officer with one month's notice for each full year of completed service commencing on the date JAWS provides such executive officer with a notice of termination. The loss of the services of one or more of the key people may have a negative effect on JAWS' ability to conduct its operations.

         JAWS' success also depends on its ability to attract and retain highly qualified engineers, managers, marketers and sales and service personnel. The competition for employees at all levels of the information security industry, especially those with experience in the relatively new discipline of security software, is increasingly intense and JAWS cannot assure that it will be able to hire or retain necessary personnel.


906592.9
                                        9

         Risks associated with the authorization of preferred stock and possible takeover effects

         The board of directors of JAWS is authorized to create and issue shares of preferred stock without the approval of JAWS' shareholders. Any preferred stock that the board of directors of JAWS creates and issues could negatively affect the voting power or other rights of holders of shares of JAWS common stock. Also, the board of directors of JAWS may create preferred stock which could be used to prevent a third party from taking control of JAWS.

         JAWS' directors have limited liability

         As permitted by the Nevada General Corporation Law, JAWS' Articles of Incorporation, as amended, eliminate, with certain exceptions, the personal liability of its directors to JAWS and its shareholders for monetary damages as a result of a breach of fiduciary duty. Such a provision makes it more difficult to assert a claim and obtain damages from a director in the event of a breach of his fiduciary duty. The Nevada General Corporation Law provides that a corporation has the power to (i) indemnify directors, officers, employees and agents of the corporation against judgments, fines and amounts paid in settlement in connection with suits, actions and proceedings and against certain expenses incurred by such parties if specified standards of conduct are met; and
(ii) purchase and maintain insurance on behalf of any of the foregoing parties against liabilities incurred by such parties in the foregoing capacities. The Bylaws of JAWS provide for indemnification of its officers and directors against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are made parties by reason of being or having been officers or directors of JAWS; except in relation to matters as to which any such director or officer is adjudged in such action, proceeding or suit to be liable for gross negligence or willful misconduct in the performance of duty. However, such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or otherwise.

         Internet networks may not become widely adopted, limiting the market for JAWS' products

         In order for us to be successful, internet networks must be widely adopted as a means of trusted and secure communications and commerce within an adequate time frame. Because trusted and secure communications and commerce over internet networks is new and evolving, it is difficult to predict with any assurance the size of this market and its growth rate, if any. To date, many businesses and consumers have been deterred from utilizing internet networks for a number of reasons, including, but not limited to, potentially inadequate development of network infrastructure, security concerns, inconsistent quality of service, lack of availability of cost-effective, high-speed service, limited numbers of local access points for corporate users, inability to integrate business applications on internet networks, the need to interoperate with multiple and frequently incompatible products, inadequate protection of the confidentiality of stored data and information moving across internet networks and a lack of tools to simplify access to and use of internet networks. The adoption of internet networks, for trusted and secure communications and commerce, particularly by individuals and entities that historically have relied upon traditional means of communications and commerce, will require a broad acceptance of new methods of conducting business and exchanging information. Companies and government agencies that already have invested substantial resources in other methods of conducting business may be reluctant to adopt a new strategy that may limit or compete with their existing efforts. Furthermore, individuals with established patterns of purchasing goods and services and effecting

906592.9
                                       10
payments may be reluctant to alter those patterns. There can be no assurance that internet networks will be widely adopted or adopted by enough people to make our products successful.

         The use of internet networks for trusted and secure communications and commerce may not increase or may increase more slowly than expected because the infrastructure required to support widespread trusted and secure communications and commerce on such networks may not develop. For example, the internet has experienced, and may continue to experience, significant growth in its number of users and amount of traffic. There can be no assurance that the internet infrastructure will continue to support the demands placed on it by this continued growth or that the performance or reliability of the internet will not be adversely affected by this continued growth. In addition, internet networks could lose their viability due to delays in the development or adoption of new standards and protocols to handle increased levels of activity or due to increased governmental regulation. Changes in or insufficient availability of communications services to support internet networks could result in slower response times and also adversely affect usage of internet networks. If the market for trusted and secure communications and commerce over internet networks fails to develop or develops more slowly than expected, or if the internet infrastructure does not adequately support any continued growth, our business, operating results and financial condition would be adversely affected.

         Recent acquisitions include inherent risks

         JAWS has recently acquired Pace and Offsite and substantially all of the assets of Secure Data Technologies Corporation and JAWS may acquire or invest in other businesses, technologies and product lines from time to time that are complementary to our business. These recent acquisitions are accompanied by the risks commonly encountered in such transactions, including, among others, the difficulty of assimilating the operations and personnel of the acquired businesses, the potential disruption of our ongoing business, the diversion of our management from our day-to-day operations, our ability to incorporate acquired technologies successfully into our products and services, the additional expense associated with amortization of acquired intangible assets, the potential impairment of our relationships with our employees, customers and strategic partners, our ability to retain key technical and managerial personnel of the acquired business and our ability to maintain uniform standards, controls, procedures and policies. We would also encounter these risks if we acquire or invest in the other businesses in the future. Because of these and other factors, the recent acquisitions and any future acquisitions, if consummated, could negatively impact our business, operating results and financial condition.

         Fluctuations in the exchange rate could adversely affect JAWS because some of its operating subsidiaries are located in Canada

         JAWS' operating currency is Canadian dollars, while its reporting currency is in United States dollars. Any change in the value of the United States dollar against the Canadian dollar will affect our Canadian dollar revenues and earnings when translated into United States dollars. No assurance can be given that a fluctuation in the value of the Canadian dollar against the United States dollar will not negatively impact JAWS' reported revenue and earnings.




906592.9
                                       11

                                 USE OF PROCEEDS

         JAWS will not receive any proceeds from the sales of common stock by the selling stockholders pursuant to this prospectus.


                                 DIVIDEND POLICY

         JAWS has never declared or paid cash dividends on our capital stock. JAWS currently intends to retain all available funds for use in the operation and expansion of our business and does not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of JAWS' board of directors and will depend on JAWS' results of operations, financial condition, contractual and legal restrictions and other factors the board of directors deems relevant.



906592.9
                                       12

                           CONSOLIDATED CAPITALIZATION

         The following table sets forth the historical consolidated capitalization of JAWS and the pro forma consolidated capitalization of JAWS at September 30, 1999 as adjusted to give effect to the private placement financing of approximately US$9.25 million consummated on December 31, 1999 (the "Private Placement Transaction"), the acquisition of Pace, the acquisition of Offsite and the acquisition of substantially all of the assets of Secure Data Technologies Corporation ("Secure Data"). The information set forth in the table should be read in conjunction with the financial statements and notes thereto, the pro forma financial information and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" included elsewhere in this prospectus.



                                                                    Unaudited
                                                       ---------------------------------------
                                                                September 30, 1999
                                                       ---------------------------------------
                                                                                   Company
                                                                 Actual           Pro Forma
                                                              ------------       -----------

Current Liabilities:
Accounts payable and accrued liabilities                        897,947              968,826
Current portion of capital lease obligations                     14,119               14,119
Current portion of long term debt                                     0                  953
Due to related parties                                          196,258              304,108
Due to stockholders                                               2,044                2,044
-------------------------------------------------------------------------- -----------------
   Total Current Liabilities                         $        1,110,368  $         1,289,960
-------------------------------------------------------------------------- -----------------

Long Term Debt:
Capital lease obligations payable                                66,989               66,989
Convertible debentures                                        1,091,348                    0
-------------------------------------------------------------------------- -----------------
                                                     $        1,158,337  $            66,989
-------------------------------------------------------------------------- -----------------

Stockholders' deficiency
Authorized
   95,000,000 common shares at $0.001 par value
    5,000,000 preferred shares at $0.001 par value
Common stock issued and paid-up                                  15,114               28,582
Capital in excess of par value                                5,369,891           32,500,694
Contributed surplus                                           1,241,607                    0
Cumulative translation adjustment                              (145,643)            (113,081)
Deficit                                                      (7,052,276)          (7,682,309)
Stockholders' deficiency                             $         (571,307) $        24,733,886
-------------------------------------------------------------------------- -----------------
Total Capitalization                                 $        1,697,398  $        26,096,835
-------------------------------------------------------------------------- -----------------


906592.9
                                       13




          SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA
                      (in thousands, except per share data)

         The following table sets forth certain historical and pro forma financial information that has been derived from the consolidated financial statements of the Company, prepared on a pro forma basis to reflect the Pace acquisition, the Offsite acquisition, the Secure Data acquisition and the Private Placement Transaction, as if such acquisitions had been consummated at the beginning of the period presented. The following information should be read in conjunction with the Consolidated Financial Statements and notes thereto and the section "Management Discussion and Analysis of Financial Condition and Results of Operations" set forth in this prospectus.



                                           The Company Pro Forma and Historical

                                                Unaudited                                                       Unaudited
                                      ------------------------------------                                    --------------

                                                                                         Year Ended
                                               Historical                               December 31,
                                      ------------------------                        ----------------
                                           Nine Months Ended            Pro
                                             September 30,             Forma             Historical            Pro Forma
                                      -------------------------     ------------   ----------------------     --------------
                                          1999           1998          1999          1998         1997            1998
                                      -----------    ----------     ------------   ----------    --------     --------------
Revenue                                $   373             $28       $1,198           $29            --         $1,449
Loss for the period                     (3,839)          2,210       (8,244)       (3,076)         (137)        (8,733)
Loss for the period per
  share common stock                     (0.30)          (0.31)       (0.29)        (0.42)        (0.03)         (0.38)
Total assets                             1,697              --       26,097           273            10             --
Long-term debt                           1,158              --           67           147            --             --
Shareholder's equity (deficiency)        (571)              --      (24,734)         (574)         (101)            --




                                          Pace Systems Group Inc. (Historical)

                                            Unaudited
                                      ------------------------

                                          Nine Months Ended
                                            September 30,                          Year Ended July 31,
                                      ------------------------      -----------------------------------------------------
                                                 1999                  1999              1998              1997
                                      ------------------------      ------------   ---------------   ------------
Revenue                                          $455                $1,262             $1,079             647
Net loss for the period                          (246)                   57                (64)              7
Net loss for the period per
  share common stock                               --                    --                 --              --
Total assets                                       55                   248                291             212
Long-term debt                                     --                    --                 --              --
Shareholder's equity (deficiency)                 (37)                  (12)               (70)             (7)



906592.9
                                       14



                                         Offsite Data Systems Ltd. (Historical)


                                                  Three Months Ended                   Year Ended June 30,
                                                     September 30,
                                              -----------------------    -------------------------------------

                                                        1999               1999          1998         1997
                                              ------------------------    ---------   ----------    ---------

Revenue                                                   63                157            98          80
Net loss for the period                                 (219)              (352)         (184)       (180)
Net loss for the period per share common
stock                                                     --                 --            --          --
Total assets                                             401                370           146         101
Long-term debt                                            --                 --             2           7
Shareholder's equity (deficiency)                        315               (333)          (97)          5





906592.9
                                       15

                              SELLING STOCKHOLDERS

         The following table sets forth information with respect to the amount of common stock held by each selling stockholder as of the date of this prospectus and the shares being offered by the selling stockholders. The table indicates the nature of any position, office or other material relationship that the selling stockholder has had within the past three years with JAWS or any of its predecessors or affiliates. This prospectus relates to the offer and sale of the selling stockholders of up to 6,683,067 shares of common stock, including 3,306,649 shares of common stock issuable upon the exercise of outstanding warrants issued by JAWS. The selling stockholders may offer all or part of the shares of common stock covered by this prospectus. Information with respect to shares owned beneficially after this offering assumes the sale of all of the shares offered and no other purchases or sales of common stock. The common stock offered by this prospectus may be offered from time to time by the selling stockholders named below.


906592.9
                                       16

                                       Number of
                                       Shares of                      Total
                                         Common        Number       Number of                 Number of                  Percentage
                                       Stock, not     of Shares     Shares of  Percentage    Shares to be   Number of      to be
                                       including     Represented      Common   Beneficially  Offered for    Shares to   Beneficially
                                       Warrants,     by Warrants      Stock      Owned       the Account     Be Owned      Owned
                                      Beneficially  Beneficially   Beneficially  Before      of the Selling  after this  after this
               Name                      Owned          Owned         Owned +   Offering      Stockholder    Offering     Offering
               ----                     ------          ------        ------    --------      ------------   ---------   -----------
BPI Canadian Small Companies Fund.      235,295        117,647.5     352,942.5    1.13%         352,942.5       0           *
956872 Ontario Ltd................       36,000         18,000        54,000       .17%          54,000         0           *
Interward Capital Corporation.....       40,000         20,000        60,000       .19%          60,000         0           *
Rockhaven Holdings Ltd............       20,000         10,000        30,000       .10%          30,000         0           *
YMG Capital Management Inc........       47,058         23,529        70,587       .23%          70,587         0           *
Acuity Investment Management Inc..      470,590**      235,295        705,885     2.28%         705,885         0           *
Beluga NV.........................      235,295        117,647.5     352,942.5    1.13%         352,942.5       0           *
Pinetree Capital Corp.............       40,000         20,000        60,000       .19%          60,000         0           *
Fallingbrook Investments Ltd......       35,295         17,647.5      52,945.5     .17%          52,945.5       0           *
Glentel Inc***....................    1,200,000        934,000     2,134,000      6.89%       2,134,000         0         6.89%
Scott Leckie......................       25,000         12,500        37,500       .12%          37,500         0           *
Frank Fini........................       25,000         12,500        37,500       .12%          37,500         0           *
Crothers Leasing Limited..........       25,000         12,500        37,500       .12%          37,500         0           *
Moise Afriat......................       25,000         12,500        37,500       .12%          37,500         0           *
Lionel K. Conacher................       25,000         12,500        37,500       .12%          37,500         0           *
Kehler International
  Equities (1990) Inc. ...........       23,530         11,765        35,295       .11%          35,295         0           *
Jean Gevaert......................       47,060         23,530        70,590       .23%          70,590         0           *
Ron Kaulbach......................       25,000         12,500        37,500       .12%          37,500         0           *
Andrew Parsons....................       25,000         12,500        37,500       .12%          37,500         0           *
Eldon Guay........................       25,000         12,500        37,500       .12%          37,500         0           *
David J. Grand....................       36,000         18,000        54,000       .17%          54,000         0           *
Murdoch & Co......................      275,000        137,500       412,500      1.33%         412,500         0           *
Royal Trust Corp. of Canada
ITF2363129003.....................      235,295        117,647.5     352,942.5    1.13%         352,942.5       0           *
Bristol Asset Management, LLC.....            0      1,000,000     1,000,000      3.23%       1,000,000         0         3.23%
Thomas E. Skidmore................       69,000         57,546       126,546       .41%         125,546         0           *
A. Allan Skidmore.................       69,000         57,546       126,546       .41%         125,546         0           *
Arthur Skidmore...................       10,000          8,340        18,340       .06%          18,340         0           *
Brian Skidmore....................        7,500          6,255        13,755       .06%          13,755         0           *
Cary Skidmore.....................       10,000          8,340        18,340       .06%          18,340         0           *
Garry Skidmore....................        7,500          6,255        13,755       .04%          13,755         0           *
Beverly Droulis...................          500            417           917       .003%            917         0           *
Margrit Hartman...................        9,000          7,506        16,506       .05%          16,506         0           *
Margaret Alexis Kennedy...........        8,500          7,089        15,589       .05%          15,589         0           *
Suzanne Lowndes...................        9,000          7,506        16,506       .05%          16,506         0           *
Thomson Kernaghan & Co. Limited***    5,278,099        217,642       217,642     20.01%         217,642         0         17.03%

---------------
*  Less than 1%.
** Acuity Investment Management Inc. is the record holder of all 470,590 shares.
   Acuity Investment Management Inc. disclaims beneficial ownership for all 470,590 shares of common stock listed above. Acuity Investment Management Inc. purchased such shares of common stock at the direction of the beneficial owners listed below:
       (a) 124,100 shares of common stock as agent for a/c #AUIF 381 7002;
       (b) 25,690 shares of common stock as agent for Royal Trust a/c
           #114 680 001;
       (c) 61,000 shares of common stock as agent for a/c #AUIF 381 3002;
       (d) 25,000 shares of common stock as agent for a/c AFN F00 23002;
       (e) 75,000 shares of common stock as agent for Bank of Nova Scotia Custodian for a/c #382 308;
       (f) 42,500 shares of common stock as agent for a/c #AUIF 380 0002;
       (g) 117,300 shares of common stock as agent for Royal Trust a/c #24165008.
*** The relationship of Glentel Inc. and Thomson Kernaghan & Co. Limited, in each case, with JAWS is described under the caption, "Certain
     Relationships and Related Transactions" in this prospectus.
+ The information contained in this table reflects "beneficial" ownership of common stock within the meaning of Rule 13d-3 under the Exchange Act. On January 28, 2000, JAWS Technologies had 23,636,571 shares of common stock outstanding. Beneficial ownership information reflected in the table includes shares issuable upon the exercise of outstanding warrants issued by JAWS.

906592.9
                                       17

                              PLAN OF DISTRIBUTION

         The shares of common stock covered by this prospectus are owned by the selling stockholders. As used in the rest of this section of the prospectus, the term "selling stockholders" includes the named selling stockholders and any of their pledgees, donees, transferees or other successors in interest selling shares received from a named selling stockholder after the date of this prospectus. The selling stockholders may offer and sell, from time to time, some or all of the shares of common stock registered hereby. We have registered the shares for sale by the selling stockholders so that the shares will be freely tradeable by them. Registration of the shares does not mean, however, that the shares necessarily will be offered or sold. We will not receive any proceeds from any offering or sale by the selling stockholders of the shares. We have advised the selling stockholders that Regulation M under the Exchange Act may apply to the activities of the selling stockholders or broker-dealers in connection therewith. We will pay all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will pay all brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares.

         The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares may be sold by or for the account of the selling stockholders from time to time in transactions on the OTC Bulletin Board or otherwise. These sales may be at fixed prices or prices that may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices. The shares may be sold by means of one or more of the following methods:

     -- in a block trade in which a broker-dealer will attempt to sell a block of shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     -- purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

     -- on markets where our common stock is traded or in an exchange distribution in accordance with the rules of the exchange;

     --    through broker-dealers, that may act as agents or principals;

     --    directly to one or more purchasers;

     --    through agents;

     -- in connection with the loan or pledge of shares to a broker-dealer, and the sale of the shares so loaned or the sale of the shares so pledged upon a default;

     -- in connection with put or call option transactions, in hedge transactions, and in settlement of other transactions in standardized or over-the-counter options;

     -- through short sales of the shares by the selling stockholders or counterparties to those transactions, in privately negotiated transactions; or


906592.9
                                       18

      -- in any combination of the above. In addition, any of the shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 promulgated under the Securities Act rather than pursuant to this prospectus.

         In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. The broker-dealer transactions may include:

     -- purchases of the shares by a broker-dealer as principal and resales of the shares by the broker-dealer for its account pursuant to this prospectus;

     --      ordinary brokerage transactions; or

     --      transactions in which the broker-dealer solicits purchasers.

         If a material arrangement with any broker-dealer or other agent is entered into for the sale of any shares of common stock through a block trade, special offering, exchange distribution, secondary distribution, or a purchase by a broker or dealer, a prospectus supplement will be filed, if necessary, pursuant to Rule 424(b) under the Securities Act disclosing the material terms and conditions of these arrangements.

         The selling stockholders and any broker-dealers or agents participating in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares of common stock by the selling stockholders and any commissions received by a broker-dealer or agents, acting in this capacity, may be deemed to be underwriting commissions under the Securities Act. We have agreed to indemnify the selling stockholders, each underwriter who participates in an offering of the shares of common stock, each person, if any, who controls any of such parties within the meaning of the Securities Act and the Exchange Act, and each of their respective directors, officers, employees and agents against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent or broker-dealer that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

         The selling stockholders are not restricted as to the price or prices at which they may sell their shares of common stock. Sales of such shares may have an adverse effect on the market price of the common stock. Moreover, the selling stockholders are not restricted as to the number of shares that may be sold at any time, and it is possible that a significant number of shares could be sold at the same time, which may have an adverse effect on the market price of the common stock.


906592.9
                                       19

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of JAWS consists of 95,000,000 shares of JAWS common stock and 5,000,000 shares of preferred stock. As of January 28, 2000, there were 23,636,571 shares of JAWS common stock and one share of special series A preferred voting stock issued and outstanding.

Common Stock

         The holders of JAWS common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, if any, holders of JAWS common stock are entitled to receive ratably any dividends declared by the JAWS board of directors out of legally available funds. In the event of the liquidation, dissolution or winding up of JAWS, and subject to the prior distribution rights of the holders of outstanding shares of preferred stock, if any, the holders of shares of JAWS common stock are entitled to receive, pro rata, all of the remaining assets of JAWS available for distribution to its stockholders. Holders of JAWS common stock have no preemptive rights and have no rights to convert their JAWS common stock into any other securities and no redemption provisions apply to the JAWS common stock. All of the outstanding shares of JAWS common stock are fully paid and non-assessable.

Preferred Stock

         The board of directors of JAWS is authorized, subject to any limitations prescribed by the laws of the State of Nevada, to provide for the issuance of up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions, and to increase or decrease the number of shares of any series, but not below the number of shares of series then outstanding without any further vote or action by the stockholders. The board of directors of JAWS may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of shares.

Special Series A Preferred Voting Stock

         A series of preferred stock, consisting of one share, was designated as special series A preferred voting stock (the "Special Series A Preferred Voting Stock"), having a par value of $0.001 per share and a liquidation preference of $0.001 per share. Except as otherwise required by law or the certificate of incorporation of JAWS, the one share of Special Series A Preferred Voting Stock possesses a number of votes on all matters submitted to a vote of JAWS shareholders equal to the number of outstanding exchangeable shares of JAWS Acquisition Corp., an Alberta corporation ("JAC"), from time to time not owned by JAWS or any entity controlled by JAWS. The holders of shares of JAWS common stock and the holder of the Special Series A Preferred Voting Stock are to vote together as a single class on all matters. In the event of any liquidation, dissolution or winding-up of JAWS, all outstanding JAC exchangeable shares will automatically be exchanged for shares of JAWS common stock, and the holder of the Special Series A Preferred Voting Stock will not be entitled to receive any assets of JAWS available for distribution to its stockholders. The holder of the Special Series A Preferred Voting Stock is not entitled to receive dividends. Pursuant to the requirements of the Offsite pre-acquisition agreement, entered into in connection with the acquisition of Offsite, the one share of Special Series A Preferred Voting Stock was issued to a Trustee under a voting and exchange trust agreement. At such

906592.9
                                       20
time as the one share of the Special Series A Preferred Voting Stock has no votes attached to it because there are no exchangeable shares outstanding not owned by JAWS or an entity controlled by JAWS, the share of Special Series A Preferred Voting Stock will be automatically redeemed and canceled. Pursuant to the acquisition of Pace by JAWS, JAWS has agreed to create at the next annual meeting of shareholders of JAWS another series of preferred stock which will have attached thereto rights and privileges similar to the Special Series A Preferred Voting Stock.

Warrants

         JAWS issued 2,176,418 warrants, each warrant entitling each such investor to purchase one-half of one share of common stock of the Company at an exercise price of $6.50 per share to investors in the Private Placement Transaction. Each warrant expires on the third anniversary date of the effective date of the registration statement of which this Prospectus forms a part. In addition, on December 31, 1999, the Company issued 217,642 warrants to Thomson Kernaghan & Co. Limited, the Company's placement agent in connection with the Private Placement Transaction, each warrant entitling Thomson Kernaghan to purchase one share of the Company's common stock at an exercise price of $4.25 per share, which warrant shall expire on the third anniversary date of the effective date of the registration statement of which this Prospectus forms a part. The exercise price of all warrants issued in connection with the Private Placement Transaction are subject to adjustment as set forth in the warrant certificates.

         JAWS issued 1,000,000 warrants to Bristol Asset Management, LLC., each warrant entitling Bristol to purchase one share of common stock of the Company at an exercise price of $0.70 per share, on April 20, 1999. Each warrant expires on April 15, 2002. The exercise price of these warrants are subject to adjustment as set forth in the respective warrant certificates.

         JAWS issued 166,800 warrants on June 21, 1999 to a group of investors. Each warrant entitles an investor to purchase one share of common stock of JAWS at an exercise price of $2.25 per share. Each warrant expires on June 30, 2001. The exercise price of all warrants issued in connection with this offering are subject to adjustment as set forth in the respective warrant certificates.

         JAWS issued 834,000 warrants to Glentel Inc. on June 21, 1999. Each warrant entitles Glentel to purchase one share of common stock of the Company at an exercise price of $2.25 per share. Each warrant expires on June 30, 2001. The exercise price of all warrants issued in connection with this offering are subject to adjustment as set forth in the respective warrant certificates.

Transfer Agent

         JAWS transfer agent for its common stock is U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204-2991.


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



                                    BUSINESS

Corporate Overview

         JAWS was incorporated as a Nevada corporation on January 27, 1997 under the name "e-biz" solutions, inc. ("e-biz"). On February 10, 1998, e-biz entered into an agreement to purchase all the outstanding common shares of JAWS Technologies Inc., an Alberta corporation ("JAWS Alberta"), in exchange for 1,500,000 shares of the restricted Common Stock of e-biz, and options to purchase 400,000 shares of such restricted Common Stock at $0.50 per share. On March 27, 1998, e-biz changed its name to JAWS Technologies, Inc.

         The registered office of JAWS is located at Paracorp Incorporated, 208, 318 Carson Street, Carson City, Nevada 89701 and its head office is located on the second floor at 1013-17th Avenue S.W., Calgary, Alberta T2T OA7.

         The shares of JAWS Common Stock trade on the OTC Bulletin Board under the symbol "JAWZ."

         JAWS is currently the parent corporation of four operating subsidiaries, JAWS Alberta, Offsite Data Services Ltd., an Alberta corporation doing business as JAWS Secure Network Storage Division ("Offsite"), Pace Systems Group, Inc., an Ontario corporation ("Pace"), and JAWS Technologies (Delaware), Inc., a Delaware corporation ("JAWS Delaware"). The overall strategic goal for JAWS is to consolidate the highly fragmented information security industry, achieve increasing economies of scale through the acquisition of high growth, emerging market firms and integrate such firms through centralized administration and planning. Through industry and management expertise, JAWS attempts to ensure that acquired firms receive the capital and corporate planning necessary to maximize the growth potential within each information security niche.

Business Overview

         JAWS, through its wholly-owned subsidiary, JAWS Alberta, specializes in the field of high-end information security, providing consulting services and software solutions to minimize the threats to clients' information and communications. At its offices in Calgary, Alberta, JAWS develops proprietary encryption software using what is currently one of the strongest encryption algorithms, L5, to secure binary data in various forms, including streamlining or blocking data.

         L5 was developed and refined over approximately 15 years by its inventor Mr. Jim L. A. Morrison. Mr. Morrison was Chief Programmer at JAWS from March 1, 1998 to April 20, 1999.

         On October 20, 1997, JAWS Software Ltd. (a company controlled by Mr. Morrison) assigned all of its right, title and interest in L5, and other miscellaneous intellectual property, to JAWS. In October 1998, during JAWS patent application process, there was a further assignment of L5, and other miscellaneous intellectual property, to JAWS by Mr. Morrison personally in order to fulfill the requirements of the patent application process. L5 itself is not the software produced and marketed by JAWS but the mathematical process outlining the detailed steps required to encrypt and decrypt data. L5 can be incorporated into a variety of software programs requiring encryption of data.


906592.9
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



         Since the acquisition of L5 by JAWS, a team of JAWS software engineers has developed and continues to develop numerous applications for L5 on many different platforms (such as JAWS Data Encryption(TM), JAWS Memo(TM), JAWS Xmail(TM)). L5 software, prior to acquisition, had been developed using the Borland Delphi computer programming language on a Windows 95/98 platform. The software consisted primarily of L5 and a Windows user interface. Since that time, L5 has been rewritten in the C language. An in-house JAWS cryptographer, with the co-operation of two University of Calgary professors, has made several refinements to L5 including some changes introduced to address speed and security considerations. C language can be used in a variety of operating systems (e.g. UNIX, OS/2, VMS, and Windows CE). As L5 is no longer limited to Windows, it and can now be deployed interoperably on a variety of platforms.

         JAWS business plan is to become a full service information security solution provider. In accordance with this plan, JAWS currently markets both information security products and professional information security services.

         In an attempt to create and maintain a competitive advantage in the information security industry, JAWS strives to continually differentiate itself from other industry players and works towards establishing strong brand loyalty for its products and services through multiple channels of distribution. The distribution strategy used by JAWS addresses the requirements of small organizations to large enterprises and matches the appropriate sales and distribution channels to the software and services offered.

Products and Services

         All of the products currently marketed by JAWS are based on L5. The products described below have been completed and are currently being marketed.

         JAWS Data Encryption(TM) is a software program, targeted towards both corporate and private users, which allows such users to protect important data on their workstations and network drives by encrypting such data with a symmetric algorithm or an asymmetric algorithm. The software also allows the exchange of secure data when using the public key mode. This software program has taken approximately 18 man months of research and development effort. The material features of this product are:

  o     the encryption and decryption of data files;
  o the encryption and decryption of folders, including recursive folders if desired;
  o     compatibility with Windows 95/98/NT and Citrix;
  o     symmetric algorithm mode;
  o     asymmetric algorithm mode;
  o a simple easy-to-use interface developed in accordance with Microsoft standards of user-interface design;
  o a relatively fast speed of execution as compared to competitors' algorithms;
  o a relatively small size of executable, as the operational execution of L5 requires minimal incremental disk space; and
  o     the strength of a 4096 bit key length.


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



         JAWS Memo(TM) is designed to secure valuable information created and stored in the platform device of Palm Computing Inc. ("Palm"). This application can completely replace the existing Memo Pad function in the Palm Pilot III, V and VII. The material features of this product are:

 o     the encryption and decryption of memos;
 o compatibility with Palm Pilot III, V and VII and other compatible operating systems;
 o     symmetric algorithm mode;
 o a relatively small size of executable as the operational execution of L5 requires minimal incremental disk space;
 o     the strength of a 4096 bit key length; and
 o certified as a Palm Platinum Solution under Palm's Platinum Solution certification program.

         In order to obtain the Palm Platinum Solution certification, a product must successfully undergo rigorous compatibility testing using standardized testing products. JAWS Memo(TM) is the only Palm Platinum Solution certified security related software available to Palm users as listed in the 1999 "Solutions for Your Enterprise" magazine of Palm.

         JAWS Xmail(TM) allows the secure exchange of e-mail messages via a POP3-compatible environment. JAWS Xmail(TM) sits between the user's e-mail program (e.g. Microsoft Outlook) and the user's mail server and intercepts incoming and outgoing messages. When receiving encrypted messages, the user is prompted to enter his private key to decrypt the ciphertext. Conversely, outgoing messages are automatically encrypted with the recipient's public key. The JAWS certificate server is a central repository holding user certificates.

         The material features of this product are:

         o the ability to send and receive secure e-mail messages over the internet;
         o    compatibility with Windows 95/98/NT;
         o    centralized key management;
         o compatibility with most POP3-based e-mail servers including Microsoft Outlook, Microsoft Outlook Express, Eudora, Pegasus, and Netscape Communicator;
         o    the encryption and decryption of e-mail messages and attachments;
         o    public and private key mode;
         o    temporary caching of password phrase;
         o transparency to the user during operation as the application works in the background, on-line help;
         o    the strength of a 4096 bit key length; and
         o    the self-pollinating nature of the product, as described below.

         JAWS Xmail(TM) is self-pollinating in that an intended recipient of an e-mail that does not have JAWS Xmail(TM) is sent a notice that indicates that the sender of the original message is trying to send a secure message but cannot because the intended recipient is not currently using JAWS Xmail(TM). The intended recipient is then invited to click on a button that will initiate the download, through a web- browser, of a decrypt-only version of the product that will allow the intended recipient to receive the message. The downloaded version does not allow the sending of secure e-mail messages. To become fully enabled and registered the user, or the user's organization, must compensate JAWS. Once payment

906592.9
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



is received, a registration program is automatically sent to the user thus fully enabling the downloaded version of the product.

         With the rise in computer connectivity and the push to electronic commerce, organizations are becoming increasingly more exposed to the outside world via electronic means. Often these organizations lack the skills and time requirements needed to protect and secure their information assets. Periodicals and reference material such as Maximum Security, 2nd ed., have indicated that servers are often set up by non-technical individuals who inadvertently create numerous viable targets for hackers. As the number of servers supporting websites increases on a daily basis the security risks increase as well.

         In response to this need, JAWS has created its Information Systems Security Group ("ISSG"). The services offered by ISSG to its clients include:

        o     network security assessments and audits;
        o     security policy review and development;
        o     security system architecture, review and development;
        o     intrusion detection and testing;
        o     system penetration testing to uncover areas of risk and weakness;
        o     mapping of security systems currently in place;
        o     client data valuation; and
        o     emergency response following an intrusion.

         JAWS has developed its services around the premise of providing full information security solutions. This means providing services and strong product offerings to maintain the best possible solution for each client. JAWS information security services are offered to government agencies, military agencies, small corporations, large corporations, financial institutions and industrial clientele.

         Once JAWS collects the data during an assessment and fully analyzes the potential security risks revealed, a client-specific proposal for information systems security can be developed and presented to the client. At the option of the client, JAWS can then integrate the appropriate software and products proposed into a complete solution that meets the client's information security needs. The proposal generally includes a cost analysis to ensure the client understands the true cost of security in relationship to its risk and the value of the information being protected. JAWS also provides training for the clients' staff to ensure that its employees are able to adopt the technology, policies and procedures provided by the information security solution.

         As a client's business changes, information technology modifications are inevitable. With these modifications, potential security risks are created. JAWS offers clients the option of re-assessing their information systems as needed or to have regularly scheduled re-assessments in order to maintain adequate information systems security.

         ISSG is product neutral and may therefore offer both JAWS' own suite of products, competitor's products or a combination of both to meet a client's specific needs. The goal of JAWS is to provide the best possible solution. It is anticipated that competitor's products and services will be provided by JAWS through standard licensing/reseller contracts with other security product vendors (e.g. Network Associates).


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



         Client support services are currently available to JAWS' clients through the following methods:

         o    a 1-800 help desk;
         o onsite (as demand grows, it is intended that technicians will be available through regional JAWS offices);
         o    frequently asked questions documents on the JAWS website;
         o    e-mail support; and
         o    online help built into JAWS products.

         A sales and marketing team for L5 data encryption software has been working since May 1998 towards creating the JAWS brand identity as well as establishing relationships with public relations companies to provide market awareness and industry interest in JAWS' products. The sales and marketing department continues to pursue opportunities with application service providers and in areas such as smart cards, biometrics and security tokens. Further, the sales and marketing department has implemented e-mail campaigns to raise the public's awareness of e-mail security, e-commerce and Public Key Infrastructure to a higher level. JAWS strives to develop industry specific (health care, financial services, legal, government, oil and gas, law enforcement and education) marketing materials for its products and services, develop strategies for the Personal Data Assistant marketplace (such as the Palm Pilot III, V and
VII) and to identify and implement alliances with complementary organizations.

         In relation to product releases, the sales and marketing department has also developed collateral sales materials including boxes, compact disc cases, stationary, and brochures. JAWS Data Encryption(TM) first release was in July, 1998 and the second modified version was released in September, 1998. JAWS Memo(TM) was released in December, 1998 and the second modified version was released in June, 1999.

         Although the print media coverage of L5 has been positive in at least 34 different articles and requests for information from investors, potential clients and interested parties have been numerous (approximately 150 inquiries per week), there has not been significant sales of JAWS' products. From the client feedback that JAWS has received, it is the opinion of management that the following factors are affecting the sales of L5 products:

        o although potential purchasers are aware of security as an issue surrounding information systems and may have been educating themselves as to what products and services are available, specific needs have not been identified; therefore purchasers may not be ready to make specific buying decisions; and

        o the selling cycle for security software with reseller and value added resellers ("VAR") programs takes considerable time to conclude.

         Export restrictions which slow down the flow of trade and the selling process as well as widespread 128 bit key length security product entrenchment within existing security products are additional factors which may affect sales.

Distribution

         JAWS software is currently distributed through the following channels:


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



         o     direct sales to potential clients by employees;
         o     resellers and VARs;
         o     online stores;
         o     the JAWS website; and
         o     Original Software Manufacturers ("OSM").

         The consulting services provided by ISSG are currently marketed through a direct sales effort although reseller relationships with other organizations are being explored. Initially the JAWS Data Encryption(TM) software was distributed in compact disc form. Currently, except for demonstration disks, the product's distribution is almost completely online either through third party online stores or via the JAWS website. This approach has minimized the cost of distribution of the product and provides faster turnaround on client requests.

         JAWS has distributed and agreed to distribute approximately 580,000 copies of L5. In order to develop a user base, the majority of these placements have been at nominal or no cost. JAWS recently announced the signing of a licensing agreement with Arrow Communications Systems Inc. doing business as ApexMail.Net ("ApexMail.Net") to distribute JAWS Xmail(TM) to 500,000 of ApexMail.Net's clients across North America. Additionally, approximately 200 copies of JAWS Data Encryption(TM) have been sold at $49.95 per copy and approximately 245 copies of JAWS Memo(TM) have been sold at $19.95.

         With respect to OSMs, external software developers can use L5 software as a utility embedded in their products to augment or enhance their particular products. Accounting software programs, database developments, e-mail programs and communication software are all potential channels for JAWS' software. Additional potential uses for L5 include use in smart cards, hand-held computing devices, telecommunications devices and access control devices. Direct sales channels include internet service providers, data warehouses, corporate networks and personal computer users. The revenues generated in the normal course of business by JAWS have come from these various markets. JAWS is not dependent upon one or a few major clients.

Alliances

         The licensing agreement described above with respect to ApexMail.Net is material to JAWS in that this alliance provides for the distribution of 500,000 copies of JAWS Xmail(TM) to users of ApexMail.Net POP3-based e-mail accounts. Users of ApexMail.Net will download JAWS Xmail(TM) electronically from the ApexMail.Net website. There will be no physical distribution of the JAWS Xmail(TM) product to ApexMail.Net clients. This distribution could produce revenues equal to $0.333 per month per user or $33,333 per month for 100,000 users. The agreement also provides for the joint marketing of the alliance and the development by JAWS of a long term strategy that would provide ApexMail.Net with value-added services such as security audits, data protection systems and messaging programs. JAWS and ApexMail.Net continue to work towards the implementation of the terms of this agreement.

         JAWS has announced alliances with various other parties in 1999 including the following: OA Group Inc. ("OA"), ServInt Internet Services ("ServInt"), Glentel Inc. ("Glentel"), Thomson Kernaghan & Co. Limited ("Thomson Kernaghan"), Telus Advanced Communications ("TAC"), Proginet Corporation ("Proginet"), Wimsco, Inc. ("Wimsco") and CobraTech Industries, Inc. ("CobraTech").


906592.9
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



         JAWS has entered into a sales and distribution agreement with OA integrating JAWS products and services with the OA's client networks. OA has agreed to install a hyperlink on its website that will provide OA's client base direct access to JAWS Xmail(TM). Additionally, OA has agreed to serve as a VAR for security assessments and product sales to its business clientele. Until the hyperlink is installed, JAWS will not receive any sales revenue from this agreement. JAWS does not know when this will occur or if this will occur. JAWS may never generate sales revenue from this agreement.

         JAWS has entered into a sales and distribution agreement with ServInt. Pursuant to this agreement, ServInt will support the rollout of JAWS Xmail(TM) to ServInt's existing base of clients. ServInt has agreed to install a hyperlink on its website that will provide ServInt's client base direct access to JAWS Xmail(TM). Additionally, ServInt will serve as a VAR for security assessments and product sales to its business clientele. Until the hyperlink is installed, JAWS will not receive any sales revenue from this agreement. JAWS does not know when this will occur or if this will occur. JAWS may never generate sales revenue from this agreement.

         JAWS has entered into an alliance agreement with Glentel to explore and develop secure wireless data products that will incorporate JAWS' products into applications such as mobile two-way radio, satellite, paging, cellular and personal cellular service. Product development is in the planning phase for research and development and as such, JAWS has not received any sales revenues from this agreement. Unless the planning phase is successful in generating a plan for research and development, JAWS may never generate revenues from this agreement.

         JAWS has entered into an agreement with Thomson Kernaghan whereby JAWS' products will be incorporated into Thomson Kernaghan's information security systems. JAWS will also be involved in training Thomson Kernaghan employees in the use of JAWS' products. Thomson Kernaghan is a principal shareholder of JAWS.

         TAC has agreed to support the North American distribution of JAWS Xmail(TM) by providing complete hosting services for the JAWS Xmail(TM) certificate server. The nature of this hosting relationship is such that TAC will provide power, back up facilities, firewall security and configuration, physical security, access control and 24 hour monitoring of the servers. These servers are used to provide access to the certificates of JAWS used by the program to encrypt e-mail and attachments. TAC will provide its 200,000 plus user base with the opportunity to install and use JAWS Xmail(TM). This will be accomplished by e-mailing the TAC users directly. Additionally, TAC will serve as a VAR for security assessments and product sales to its business clientele. JAWS does not know when this will occur or if this will occur. JAWS may never generate sales revenue from this agreement.

         JAWS has entered into a development agreement with Proginet whereby JAWS and Proginet have agreed to jointly develop, market and sell information security products for the secure transmission of information across the internet. Product development is in the planning phase for research and development and, as such, JAWS has not received any sales revenues from this agreement. Unless the planning phase is successful in generating a plan for research and development, JAWS may never generate revenues from this agreement.

         JAWS has entered into a development agreement with Wimsco whereby JAWS and Wimsco will jointly develop plans to introduce products into the market place and develop products for Wimsco's clients. Product development is in the planning phase for research and development and, as such, JAWS has not

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



received any sales revenues from this agreement. Unless the planning phase is successful in generating a plan for research and development, JAWS may never generate revenues from this agreement.

         JAWS has entered into a memorandum of agreement, dated October 19, 1999, with CobraTech whereby JAWS grants exclusive marketing rights to CobraTech in Asia with respect to a variety of software including JAWS Data Encryption(TM), JAWS Xmail(TM) and JAWS Memo(TM). The grant is for a term of four years provided CobraTech achieves certain revenue targets. In exchange for these rights, JAWS is to obtain a 25% interest in CobraTech. Further, CobraTech is to pay JAWS a royalty equal to 25% of the gross sales revenue generated by CobraTech with respect to the sale of JAWS' products. At this stage, JAWS has not generated any revenues from this agreement.

         In addition to the alliances described above, JAWS has alliance agreements with the following organizations: A1 Axion Communications, Inc., Bridge Technology Group LLC, Care Factor, Cheque Free Corporation, Citrix Systems, Inc., DBCORP Information Systems Inc., Ernst & Young LLP, Eye Sciences, i.com productions inc., Net Nanny Software International Inc., Network Associates, Offsite, Palm, PSI Net Limited, United Projects, UUNET Internet Access Services, Secure Computing Corporation, Strategic Profits Inc., Telecom Wireless Corporation, and Westcor Mortgage Inc.

Competition

         A number of companies have developed various information security products such as encryption software, firewalls, intrusion detection software and hardware solutions. A non-exhaustive list of generally available competitive cryptographic algorithms includes: DES, TwoFish, Certicom ECC, RSA, MARS, and PGP. No one particular product in the marketplace controls market share. Two distinctive competitors, RSA Data Security Inc. ("RSA") and Network Associates, have been leaders in the sale of encryption software.

         L5 currently gives JAWS a competitive advantage over these competitors because its 4096 bit key length is greater than its competitors. The ability to make quick changes in L5 programming, in addition to the strength provided by the 4096 bit key length, allows JAWS to be responsive to clients' demands for products that require both customization and strength.

         More specifically, the current advantages of L5 and the JAWS software incorporating L5, in contrast to competitive products, are as follows:


JAWS                                                         Competitors
----
L5 has an easily varied key length that can be quickly      Most competitive algorithms have a limit to the
adapted (greater and lesser) and executed to meet           key size or a maximum length key where adding
specific client requests.                                   bits to the key length does not improve security
                                                            (e.g. DES and TripleDES).



906592.9
                                       29

Software coding based on XOR type operations and             Many algorithms include several levels of
SBOXs.                                                       complex operations which perform slowly on
                                                             most computers and results in slow and difficult
                                                             implementation (e.g. MARS).

The small footprint of the algorithm enables it to be        Large key sizes and difficult/complex
incorporated into small devices such as smart cards.         computations currently make incorporation of
                                                             some algorithms into smart cards unreasonable
                                                             (e.g. RSA).

The relatively large, 4096 bit, key size is greater than     Currently the key size for DES is 56 bit,
for its competitors.                                         Triple DES is 168 bit and for Certicom is 156 bit.

Speed of execution of JAWS' software is faster that          Currently, DES is much slower because of the
its competitors.                                             complexity of their products' operations.


         The 4,096 bit key length has, to date, been unbroken. In August, 1999, RSA reported that a 512 bit security code was broken and recommended at least 768 bit keys as the minimum for achieving reliable security. Each bit of key length is significant in that every time a bit gets added to a key length, the expected number of guesses someone would have to make to decrypt an encrypted message doubles. For someone to decrypt JAWS 4096 bit key length, it would require a number of guesses equal to a number 1,233 digits long.

         It is generally accepted ("Moore's Law") that computing power doubles every two years. With the status of computer power today, and the anticipated doubling of computing power, JAWS estimates it will be a number of years before there is enough widespread standard computer power to break the JAWS' 4096 bit key length software via a brute force attack. In the event that a JAWS 4096 bit system was subjected to a brute force attack and L5 was broken, JAWS' software can be modified to utilize a higher bit version of L5.

         There has been some cryptographic industry criticism of proprietary algorithms like L5. This criticism is based on the assertion that proprietary algorithms are intrinsically less secure than public domain algorithms in that they do not have the benefit of increased public scrutiny and cryptanalysis. JAWS' competitors, who own a proprietary algorithm, are subject to this criticism as well.

         Information auditing services, security business planning, security plan implementation and security management are relatively new industries. Very few large size competitors exist and mainly small firms are providing the services at this time. However, large accounting and information technology firms represent potential competitive threats due to such firms' existing brand loyalty and access to resources.

         JAWS manufactures and produces all software products in JAWS' corporate office in Calgary, Alberta. To manufacture and produce JAWS' software, the only requirements are computer equipment, compact discs, compact disc burners, and human resources. Packaging is produced by an external supplier. JAWS takes a simple in-house approach to the production and packaging of its software. This

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



approach allows JAWS to be very flexible and is not dependent on any one supplier. All components of JAWS' products are readily available from a number of suppliers. There is currently an inventory of packaging in JAWS' head office. The demand for physical packaging has significantly decreased due to the availability and convenience of online downloads.

Intellectual Property Matters

         JAWS has applied for patent protection of L5 in the United States. The United States patent office has confirmed receipt of the application and JAWS has qualified to have its patent application reviewed and evaluated. To date, JAWS has applied for but not successfully registered any of its trademarks, trade names or service marks. However, JAWS has acquired the Xmail tradename from British Telecom PLC. JAWS owns the copyright in all the software created by its employees and the copyrights which it has contractually acquired. JAWS maintains strict confidentiality practices with its employees including contractual obligations by the employees. JAWS' business is not dependent on a single license or group of licenses.

Government Regulation

         Export restrictions on encryption technology above 64 bits are tightly controlled through the provisions of the Wassenaar Arrangement. The Wassenaar Arrangement is a 26 country agreement, including Canada and the United States, controlling the export of encryption technology to any destination outside of continental North America. This arrangement requires exporters of encryption technology to make an application prior to exportation. Applications for export under the agreement are evaluated on a case by case basis and considerable evaluation is done by both countries involved in the export review. The application process slows down the selling cycle and flow of trade of JAWS' products by requiring compliance with the terms of the Wassenaar Arrangement.

Environmental Law

         No specific environmental laws are applicable to JAWS' products or business activity other than general environmental controls related to non-hazardous waste disposal. JAWS does not have any specific environmental costs and all costs related to waste disposal are accounted for under general operating costs. Current environmental laws have no direct costs or effect on JAWS' business activities. Environmental costs related to non-hazardous waste disposal are incurred in the ordinary course of business.

Employees

         As of February 8, 2000, JAWS employs approximately 85 full time staff. None of JAWS' employees are represented by any type of labor organization and JAWS is not aware of any activity by employees seeking organization. JAWS considers its relationships with it employees to be satisfactory. JAWS has, in its early stages, developed strong human resources practices with the belief that the growth of JAWS is heavily reliant on its human resources.



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Insurance

         JAWS maintains insurance coverage including key man life insurance, policies, business interruption insurance, asset protection and public liability insurance. Further, FutureLink Distribution Corporation ("FutureLink") secures JAWS data through back-up procedures and data recovery procedures.

Description of Property

         JAWS entered into an agreement to lease premises from Shelbourne Place Holding Corp. ("Shelbourne"), pursuant to which JAWS is renting approximately 10,000 square feet of commercial space and is obligated to pay Shelbourne $95,600 per annum, plus operating costs of approximately $42,000 per annum, for a five-year term commencing November 1, 1998. Riaz Mamdani, director and Chief Financial Officer of JAWS, owns a majority of the shares of Shelbourne. JAWS is also the lessee in a lease for approximately 3,000 sq. ft. with Manufacturers Life under a lease which JAWS entered into prior to entering into its lease with Shelbourne. JAWS vacated these premises in 1998 when it moved into the Shelbourne premises. JAWS pays approximately $31,000 per annum for these premises and has sub-leased some of this space to offset approximately $13,000 per annum of the rental expense associated therewith for the remainder of the lease term.

Legal Proceedings

         JAWS is not a party to any material pending legal proceedings other than ordinary routine litigation incidental to the business of JAWS.

Year 2000 Issues

By the end of 1999, JAWS completed a ten phase year 2000 plan which addressed the year 2000 readiness of all of our internal and external systems, including software, network equipment, bandwidth providers and suppliers. We have not, to date, experienced any year 2000 disruptions in these systems. JAWS continues to assess all of our internal systems for operational effectiveness and efficiency beyond year 2000 concerns.

         JAWS believes that our significant suppliers and customer are year 2000 compliant and have not, to date, been made aware that any significant suppliers or customers have suffered year 2000 disruptions in their systems.

         In the event JAWS discovers year 2000 problems in any of these systems, we will endeavor to resolve these problems by making modifications to our systems or purchasing new systems on a timely basis. Although we are not aware of any material operational issues associated with preparing these systems for the year 2000 we will not experience material, unanticipated, negative consequences and/or material costs caused by undetected errors or defects in such systems or by our failure to adequately prepare for the results of such errors or defects, including costs of related litigation, if any. The impact of such consequences could have a material and adverse effect on our business, financial condition and results of operations. Our costs of year 2000 compliance, to date, are approximately $10,000 and we do not anticipate material year 2000 compliance costs in the future.


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



Recent Acquisitions

         Pace Systems Group Inc.
         -----------------------

         Effective as of November 3, 1999, JAWS acquired 100% of the issued and outstanding shares of common stock of Pace in exchange for a maximum issuance of 1,731,932 shares of JAWS common stock, valued at $1.70 per share. The purchase price was paid by delivering 1,731,932 Pace exchangeable shares having the right to exchange one Pace exchangeable share for one share of JAWS common stock. According to the terms of the applicable share purchase agreements, 1,385,544 Pace exchangeable shares were to be delivered into escrow for release to the selling shareholders over a period of two years, with the number of Pace exchangeable shares to be released dependent upon certain performance and revenue targets of four key Pace employees over that period.

         In determining the value of all of the assets of Pace, JAWS considered the physical assets reported on the audited financial statements of Pace, dated July 31, 1999, historical revenues, customer lists, goodwill, leases, key employees and other assets and determined the value of Pace to be approximately $2,945,000. Such a valuation represents an amount equal to 2.29 times the gross revenues of Pace for the fiscal year ended July 31, 1999.

         Pursuant to the terms of the applicable share purchase agreements, Peter Labrinos, James Wang, Aidan O'Brien and Joseph Iuso have entered into employment agreements with JAWS Alberta for a period of 24 months. Prior to the transaction, there were no material relationships between Pace's selling shareholders or any officer or director of Pace and JAWS.

         Pace is a private company incorporated in 1986 with a history of providing financial information technology security solutions to retailers and large financial organizations in North America. More specifically, Pace offers services in the area of payment systems, including point of sale/automated business machines, electronic funds transfer, switch implementation, point of sale application and device integration, network architecture and design, system integration and project management. With the acquisition of Pace, JAWS retained several highly qualified financial information and technology specialists who have developed relationships with clients.

         Pace has worked with several financial institutions in Canada with respect to the development of retail banking systems, including, without limitation, with respect to the electronic payment technology currently in place in Canada. Pace has specialized knowledge with respect to Interac, and Pace currently offers implementation and business expertise to retailers, financial institutions and third party processors with respect to the connection of such companies to their banks or similar service providers or as a Direct Connector to the Interac network.

         Other services which Pace provides include pre-sales support to assist with the customization of sales efforts for prospective clients, software development, device certification (primarily with respect to the certification of "Secure PIN Entry Devices," as defined in the regulations of Interac) and testing, hardware and software vendor proposal evaluation, creation of requests for information or proposals to be distributed by the client to prospective hardware and software vendors, systems implementation, facilities management, post implementation support, user and technical documentation, user training, general consulting and year 2000 conversion and testing.

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



         JAWS is currently in the process of transferring the Pace business to its operating subsidiary, JAWS Ontario.

         Secure Data Technologies Corporation
         ------------------------------------

         On December 31, 1999, JAWS, through JAWS Delaware, purchased substantially all of the assets of Secure Data, which provides numerous information security services, including consulting, policy development, risk assessment, penetration testing, firewall management, certificate authority services, incident response, high-tech crime investigations, computer forensics and training. The purchase price included the payment of approximately $250,000 in cash at closing and a deferred payment of up to approximately 47,587 shares of JAWS common stock (shares equivalent in value to $185,000 to be priced at the five-day closing trading price of JAWS common stock on the OTC Bulletin Board immediately prior to December 31, 1999 and shares equivalent in value to $150,016, valued at $7.04 per share).

         Offsite Data Services Ltd.
         --------------------------

         On December 9, 1999, JAWS, through JAC, made an offer to purchase all of the shares of common stock and warrants of Offsite on the basis of 0.3524 of an exchangeable share of JAC for each common share of Offsite and one exchangeable share purchase B warrant of JAC for each common share purchase B warrant of Offsite. Each JAC exchangeable share will be exchangeable for one share of JAWS common stock following the effective date of an SEC registration statement to be filed by JAWS under the Securities Act of 1933 to register its shares of common stock issuable upon the exchange of the JAC exchangeable shares. Each JAC warrant will have substantially the same terms and conditions as the corresponding Offsite warrant exchanged therefor, except that instead of receiving an Offsite share upon exercise, the holder will receive 0.3524 of an exchangeable share. On January 28, 2000, the JAC offer expired and JAC acquired approximately 96% of the outstanding shares of common stock of Offsite and approximately 93% of the outstanding Offsite warrants. JAC intends to acquire the remaining Offsite shares of common stock and warrants not tendered, pursuant to the compulsory acquisition provisions under Alberta corporate law.

         Offsite, a Calgary based company incorporated in 1995, provides management services for automated Internet based back up, storage and recovery of computer data. Using Offsite's software, a customer's selected computer files are scanned for changed data. The client data is then compressed and transmitted to a mainframe data centre in Calgary. Client data is transmitted to the data centre over a variety of networks depending on the client's needs including the public switched telephone network, the Internet, cable services and fibre optic networks. Managed data centre facility services are provided by SHL Systemhouse Inc. of Ottawa, Ontario.

         Data back-up is facilitated through the use of HARBOR(TM) back-up and protection for distributed data software from HARBOR Systems Management Ltd. that is installed at the client site on each server and desktop computer that is to be backed up or serviced. Pursuant to a software licensing agreement, dated August 16, 1998, between Offsite and HARBOR, Offsite has exclusive rights for a period of five years from the date thereof to install/sell the HARBOR(TM) software to non-MVS based small businesses in Alberta using a MVS (mainframe) host with a CPU and data storage facilities based in Calgary, Alberta. Thus, Offsite has the exclusive right to provide back-up services to businesses that are PC- based. Offsite does not provide back-up services to businesses that are mainframe-based. Pursuant to the

906592.9
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



software licensing agreement, Offsite also has the non-exclusive right to distribute the HARBOR(TM)software in Canada and in the United States. The term of the license is five years and began on August 16, 1998. During the term of the licence, HARBOR(TM) has agreed not to appoint a competing distributor in Alberta. Offsite is not a product or technology developer and has no proprietary protection beyond its licensing arrangement with HARBOR.


         Offsite currently markets its services to small to mid-size businesses in Calgary, Alberta using a direct sales approach and a team of two full time sales professionals. Offsite intends to expand its market to other Canadian and North American centres by seeking distributors and value added re-sellers (VARs) to sell its services.


         Offsite competes with business which have existing storage systems such as tape systems which have become more sophisticated, and new software that allows for automated predetermined back-up and easier retrieval of individual files as well as full system recovery. There are other enterprise storage management software packages similar to HARBOR(TM) such as IBM Corporation's ADSM, Computer Associates' Enterprise Storage Manager and Cheyenne's ARCserve, which can be utilized by other service providers who wish to offer a competing service to the Corporation. These software packages can be used by organizations to back-up their networks to various storage media such as tape or disk. Both Windows NT Server and Novell's NetWare have basic, built in, back up and restore functions. There are also a number of new services emerging which offer desktop back-up over the Internet, however, many of these support only disk to disk transfer (i.e. not networks) in a Windows operating environment and are aimed at single users with smaller data needs. Many of these also offer or are about to offer dial up access and reduced introductory storage rates.




906592.9
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



            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         As of January 28, 2000, there were approximately 120 shareholders of record of JAWS common stock. JAWS common stock is currently listed for trading on the over-the-counter bulletin board under the symbol "JAWZ." The following table sets forth the high and low bid prices for JAWS common stock as reported by the OTC Bulletin Board since February 1, 1998. It should be noted that such over-the- counter quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transaction prices.

                                                Price Range
                                                -----------
                                     High                       Low
                                     ----                       ---
Third Quarter 1999                   2.78                      1.13
Second Quarter 1999                  4.25                      0.59
First Quarter 1999                   1.19                      0.38
Fourth Quarter 1998                  0.66                      0.13
Third Quarter 1998                   0.84                      0.28
Second Quarter 1998                  1.50                      0.50
First Quarter 1998 (beginning        1.06                      0.48
February 1, 1998)

         On February 10, 2000, the last reported sales price for shares of JAWS common stock was $8.00 per share.

         JAWS has not paid any dividends on its common stock to date. JAWS does not currently intend to declare or pay any dividends on its common stock in the foreseeable future, but plans to retain earnings, if any, for development and expansion of its business operations.


906592.9
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



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

         JAWS is currently the parent corporation of four operating subsidiaries, JAWS Alberta, Offsite, Pace and JAWS Delaware. The overall strategic goal for JAWS is to consolidate the highly fragmented information security industry, achieve increasing economies of scale through the acquisition of high growth, emerging market firms and integrate such firms through centralized administration and planning. Through industry and management expertise, JAWS attempts to ensure that acquired firms receive the capital and corporate planning necessary to maximize the growth potential within each information system niche.

         JAWS information security consulting services, software solutions and proprietary encryption software are provided through its wholly-owned subsidiary, JAWS Alberta.

         JAWS financial information technology security solutions services are directed through its wholly-owned subsidiary, Pace. These services include services in the area of payment systems, including Automated Banking Machine and Electronic Funds Transfer, switch implementation, point of sale application and device integration, network architecture and design, system integration and project management. JAWS forensic services are presently directed through JAWS Delaware.

         JAWS, through its wholly-owned subsidiary, JAC has acquired approximately 96% of the outstanding shares of common stock of Offsite and approximately 93% of the outstanding common share B purchase warrants of Offsite. Offsite offers secure, fully automated on-line backup, retrieval and storage services through the internet from its data centre in Calgary.

         On December 31, 1999, JAWS completed the Private Placement Transaction, which resulted in net proceeds to JAWS of approximately $8.2 million. Pursuant to the terms of the Private Placement Transaction, JAWS issued approximately 2.2 million Units (as defined below) at a purchase price of US$4.25 per Unit. Each "Unit" consisted of one share of JAWS common stock and one warrant to purchase one-half of a share of JAWS common stock at an exercise price of $6.50 per share. JAWS also issued approximately 218,000 warrants to Thomson Kernaghan, the placement agent in connection with the Private Placement Transaction, each warrant entitling the holder thereof to purchase one share of common stock at an exercise price of US$4.25 per share. JAWS intends to use the proceeds from the Private Placement Transaction for working capital, research and development and for strategic acquisitions.

         The shares of JAWS common stock trade on the over-the-counter bulletin board under the symbol "JAWZ".

Results of Operations

     Nine months ended September 30, 1999 compared with the nine months ended
     ------------------------------------------------------------------------
September 30, 1998
------------------



906592.9
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



         JAWS revenue increased $344,190 (1,210%) for the nine months ending September 30, 1999 from approximately $28,440 in the 1998 period. This increase is primarily due to Pace's assignment to JAWS of its customer contracts as of July 31, 1999 in connection with the Pace acquisition.

         Total expenses increased 88% to $4,211,765 for the nine months ending September 30, 1999 from $2,238,504 in the nine month period ended September 30, 1998. This increase was primarily due to the continued growth of JAWS' operations, moving JAWS products toward and into the commercialization stage and the expenses related to acquisitions including, without limitation, expenses related to the preparation of various marketing and sales documents and materials, wages and benefits, requirements for office space, supplies and other office related expenses.

         Depreciation and amortization expense increased to approximately $67,462 for the nine months ending September 30, 1999 from approximately $8,877 for the nine month period ended September 30, 1998. This increase was primarily due to the increase in fixed assets consistent with the expansion of JAWS' operations. The 1998 depreciation and amortization number is exclusive of the one-time write off of the software development costs of $909,003.

         The Company's net loss for the period ending September 30, 1999 was $3,839,135 as compared with $2,210,064 ending September 30, 1998. The increase in the net loss is primarily due to the continued growth of JAWS' operations, moving JAWS products toward and into the commercialization stage and the expenses related to acquisitions including, without limitation, expenses related to the preparation of various marketing and sales documents and materials, wages and benefits, requirements for office space, supplies and other office related expenses.

         Year ended December 31, 1998 compared with inception (January 27, 1997)
         -----------------------------------------------------------------------
to December 31, 1997
--------------------

         JAWS' revenue increased $29,068 for the year ended December 31,1998 from $0 in the 1997 period. This increase is primarily due to the transition from product and corporate development stages to beginning the sales cycle of all of JAWS' products.

         Total expenses increased 2,169% to $3,105,355 for the year ended December 31, 1998 from $136,854 in the period ended December 31, 1997. This increase was primarily due to the continued growth of JAWS' operations, moving JAWS products toward and into the commercialization stage and the expenses related to acquisitions including, without limitation, expenses related to the preparation of various marketing and sales documents and materials, wages and benefits, requirements for office space, supplies and other office related expenses. A one-time write-off of software development costs of $909,003 was also a key factor for this increase.

         Depreciation and amortization expense increased to $14,041 for the year ended December 31, 1998 from $580 for the period ended December 31, 1997. This increase was primarily due to a growing fixed asset base to support the growth in JAWS' operations.

         The Company's net loss for the year ended December 31, 1998 was $3,076,287 as compared with $136,854 for the period ended December 31, 1997. The increase in the net loss is primarily due to JAWS

906592.9
                                       38
incurring significant development costs, including but not limited to a one-time 100% write-offs of software development costs to bring the product from development to commercialization stage.

Pro Forma Operating Results

         Nine Months Ended September 30, 1999 (Pro Forma) Compared to Nine
         -----------------------------------------------------------------
Months Ended September 30, 1998 (Actual)
----------------------------------------

         JAWS' revenue would have increased $1,169,816 (4,113%) for the nine months ending September 30, 1999 from approximately $28,440 in the nine months ending September 30, 1998. This increase is primarily due to nine month assumption of the acquisition of Pace and Offsite.

         Total expenses would have increased 416% to $9,308,927 for the nine months ending September 30, 1999 from $2,238,504 in the nine month period ended September 30, 1998. This increase was primarily due to the continued growth of JAWS' operations, moving JAWS products toward and into the commercialization stage and the expenses related to acquisitions including, without limitation, expenses related to the preparation of various marketing and sales documents and materials, wages and benefits, requirements for office space, supplies and other office related expenses. Additionally, $3,890,028 (55%) of the increase represented the amortization of goodwill associated with the acquisition of Pace and Offsite.

         Depreciation and amortization expense would have increased to approximately $3,958,618 for the nine months ending September 30, 1999 from approximately $8,877 for the nine month period ended September 30, 1998. This increase was primarily due the amortization of goodwill associated with the purchases of Pace and Offsite, as outlined above. The 1998 depreciation and amortization number is exclusive of the one-time write off of the software development costs of $909,003.

         The Company's net loss for the period ending September 30, 1999 would have been $8,243,917 as compared with $2,210,064 ending September 30, 1998. The increase in the net loss is primarily due to the continued growth of JAWS' operations, moving JAWS products toward and into the commercialization stage and the expenses related to acquisitions including, without limitation, expenses related to the preparation of various marketing and sales documents and materials, wages and benefits, subcontracting fees, requirements for office space, supplies and other office related expenses. Additionally, $3,890,028 (47%) of the loss is attributable to the amortization of goodwill associated with the acquisitions of Pace and Offsite.

         Year Ended December 31, 1998 (Pro Forma) Compared with Year Ended
         ------------------------------------------------------------------
December 31, 1997 (Actual)
--------------------------

         JAWS' revenue would have increased to $1,448,553 for the year ended December 31, 1998 from $0 in the 1997 period. This increase is primarily due to the full year assumption of revenue associated with Pace and Offsite and also due to the transition from product and corporate development stages to beginning the sales cycle of JAWS.

         Total expenses would have increased to $10,038,099 for the year ended December 31, 1998 from $136,854 in the period ended December 31, 1997. Operationally this increase would have been driven

906592.9
                                       39
by the continued growth of JAWS' operations, moving JAWS products toward and into the commercialization stage and expenses related to acquisitions including, without limitation, expenses related to the preparation of various marketing and sales documents and materials, wages and benefits, requirements for office space, supplies and other office related expenses. A one-time write-off of software development costs of $909,003 was also a key factor for this increase. The largest contributor to the increase was the amortization of goodwill related to the purchases of Pace and Offsite of $5,167,002 (52% of total expenses).

         Depreciation and amortization expense would have increased to $5,182,250 for the year ended December 31, 1998 from $580 for the period ended December 31, 1997. The largest contributor to the increase was the amortization of goodwill related to the purchases of Pace and Offsite of $5,167,002. the 1998 depreciation and amortization number is exclusive of the one-time write-off of the software development costs of $909,003.

         JAWS' net loss for the year ended December 31, 1998 on a pro forma basis would have been $8,732,532 as compared with $136,854 for the period ended December 31, 1997. The increase in the net loss is primarily due to JAWS incurring significant development costs, including but not limited to a one-time 100% write-off of software development costs to bring the product from development to commercialization stage and the amortization of goodwill associated with the purchase of Pace and Offsite.

Liquidity and Capital Resources

         Net cash used in operations for the nine months ending September 30, 1999, was $2,741,616 as compared with $727,588 for the nine months ended September 30, 1998. These increases are a result of the increased selling, general and administrative expenses and depreciation expenses noted above. Management raised approximately $8.2 million in the Private Placement Transaction which was consummated on December 31, 1999 and management plans to raise additional capital in 2000 pursuant to one or more private placement transactions in the United States or Canada or a public offering of JAWS securities in the United States. On December 31, 1999 JAWS raised approximately $8.2 million in additional working capital for operations from the Private Placement Transaction.

         Cash on hand of approximately $664,000 at September 30, 1999, is an increase from $0 at September 30, 1998. This increase is as a result of a series of private placements of shares of JAWS common stock as well as funds received by JAWS upon consummation of the transactions contemplated by that certain debenture purchase agreement, dated September 25, 1998, between JAWS and Thomson Kernaghan. A net amount of $3,941,641 was raised from financings during the nine months ended September 30, 1999. These funds have been reserved for working capital purposes.

         Accounts payable and accrued liabilities have increased approximately 229% to $898,000 for the nine months ended September 30, 1999 from approximately $273,000 for the nine months ended September 30, 1998. These increases are a result increases in sales revenue and the expansion of JAWS' operations. JAWS has budgeted for these increases to provide for the organization's shift from research and development to a focus on sales and marketing. Management expects accounts payable and accrued liabilities to continue to increase until cash flow from operations increases significantly.


906592.9
                                       40

         JAWS has not established any lines of credit and will not be in a position to negotiate any lines of credit until sales revenues increase substantially. JAWS has not used any debt instruments to date due to its early stage of operations, other than long-term capital leases and Thomson Kernaghan's convertible debentures which have recently been converted to equity.

         On September 25, 1998, JAWS entered into a $2,000,000, 10% convertible debenture agreement with Thomson Kernaghan and 1,428,572 warrants to purchase 1,428,572 shares of common stock at $0.28 per share.

         In September 1998, JAWS also entered into an agreement with Bristol Asset Management LLC ("Bristol") pursuant to which Bristol, at JAWS' sole discretion, would purchase up to 25,000,000 shares of common stock for a purchase price of $7,000,000.

         On April 20, 1999, JAWS signed a settlement agreement with Bristol, pursuant to which (i) the previous financing arrangement was canceled and (ii) JAWS granted warrants to Bristol to purchase 1,000,000 shares of the common stock of JAWS at $0.70, expiring April 15, 2002. The cancellation of this financing did not have an immediate impact on JAWS' plan of operation.

         On April 27, 1999, JAWS and Thomson Kernaghan amended the debenture agreement, increasing the amount available to $5,000,000. At that date, $1,520,000 of the $5 million available under the amended debenture agreement had been advanced in accordance with the terms of debentures issued by JAWS.

         On November 17, 1999, JAWS executed a Debenture Acquisition Agreement Amendment and Settlement Agreement with Thomson Kernaghan, (the "Settlement Agreement") in order to settle the outstanding obligations of the parties relating to the $5,000,000 Debenture Acquisition Agreement dated September 25, 1998, as amended on April 27, 1999. Pursuant to the terms of the Settlement Agreement, JAWS and Thomson Kernaghan established the conversion terms for the approximately $1,520,000 outstanding principal amount under the Debenture Acquisition Agreement and the terms pursuant to which Thomson Kernaghan can exercise warrants of JAWS issued to it under the Debenture Acquisition Agreement. All further rights and obligations of JAWS and Thomson Kernaghan under the Debenture Acquisition Agreement are terminated pursuant to the Settlement Agreement. Debentures issued pursuant to the Debenture Acquisition Agreement have been converted to 5,127,672 restricted shares of JAWS common stock. Thomson Kernaghan has exercised all of the outstanding warrants issued pursuant to the Debenture Agreement for the issuance of 2,180,220 shares of JAWS common stock. The parties have signed a mutual release.

         We believe that the proceeds from the Private Placement Transaction, together with our current available cash balances and cash generated from our operating activities should be adequate to fund our current level of operations until February, 2001. If our plans or assumptions change, if our assumptions prove to be inaccurate or if we experience unanticipated costs or competitive pressures, we may seek to raise additional capital by pursuing strategic partnerships, public or private equity and/or debt financing. If we fail to generate such cash flow or obtain any such financing on terms favorable to us or if other unforeseen circumstances occur, we may be unable to continue to commercialize and market our products or complete the development of our proposed products and/or market such products successfully, or to continue our current operations as presently conducted, if at all, beyond the first quarter 2001. Our cash requirements may vary materially from those now planned because of factors

906592.9
                                       41
such as successful development of products, results of product testing, commercial acceptance of our products, patent developments and the introduction of competitive products.



906592.9
                                       42

                                   MANAGEMENT

Directors and Executive Officers

         Two of the four members of the board of directors are independent directors. The following table sets forth certain information with respect to the directors and executive officers of the Company.

                                                                Term
Name                     Age     Position                       Expiration(1)
----                     ---     --------                       -------------

Robert J. Kubbernus      40      Chairman of the Board          (2)
                                 Chief Executive Officer,
                                 President and Director

Tej Minhas               39      (3)                            (2)

Riaz Mamdani             31      Chief Financial Officer and    (2)
                                 Director

Vera Gmitter             41      (3)                            (2)

Julia L. Johnson         37      Director                       2000

Arthur Wong              30      Director                       2000
----------
(1) Pursuant to JAWS' bylaws, all directors are elected at each annual meeting of stockholders for a one-year term, or until their successors are elected and qualified.
(2) This executive officer has entered into an employment agreement with JAWS, the term of which will extend until the earlier of (i) the date specified by such executive officer in a notice of voluntary termination delivered by such executive officer to JAWS; provided that such notice shall not be effective until at least ten (10) days after delivery thereof, (ii) the date such executive officer is terminated by JAWS for "just cause" (as defined in the employment agreement), or
         (iii) with respect to termination other than for "just cause," the date which is determined by providing such executive officer with one month's notice for each full year of completed service commencing on the date JAWS provides such executive officer with a notice of termination.
(3) Mr. Minhas and Ms. Gmitter are neither directors nor officers of JAWS, but are included in this table because, as senior officers of JAWS Alberta, they have performed policy-making functions in respect of JAWS. Mr. Minhas is the President and Chief Operating Officer of JAWS Alberta and Ms. Gmitter is Vice President, Administration of JAWS Alberta.



906592.9
                                       43

         Directors and Executive Officers

         The following is a biographical summary of each of the directors and executive officers of the Company:

         Robert J. Kubbernus. Mr. Kubbernus has served as Chairman of the Board, Chief Executive Officer and President of JAWS Alberta since October 1997 and of JAWS since February 1998. Mr. Kubbernus resigned as President of JAWS Alberta in July 1999 upon Minhas' appointment to that position. Mr. Kubbernus' primary responsibilities have been to oversee security product developers, provide executive direction and develop key contacts with governmental authorities, investors, clients, insurance underwriters and the investment community. From October 1992 to September 1997, Mr. Kubbernus held the position of President and Chief Executive Officer of Bankton Financial Corporation, a company which provides business and lending advisory services, where he led a team of corporate financial consultants who specialized in the placement of debt instruments with institutional and private lenders.

         Tej Minhas. Mr. Minhas has served as President and Chief Operating Officer of JAWS Alberta since July 1999. Mr. Minhas is responsible for developing and implementing strategic and tactical plans for each department, key alliance development, managing marketing projects, implementing the corporate vision and maintaining and improving corporate culture. From August 1998 to June 1999, he was the Vice President of Technology for JAWS Alberta where his primary responsibilities were to oversee all aspects of the Technology Department including strategic planning, software engineering, business systems infrastructure management, technology vendor relations, security consulting and technical support. From April 1996 to July 1998, Mr. Minhas was the Vice President of Technology for AgriTech International Corporation, a creator of global information systems for the agricultural sector, where he was involved with strategic IT planning, human resource planning, marketing support management, executive reporting, vendor relations, industry alliances and IS Business development. From April 1992 to March 1996, he was the Canadian District Manager, Professional Services for Sybase Canada, an international database and tools company, where his responsibilities included the profitability of Canadian operations. The Canadian District was comprised of offices in Toronto, Ottawa, and Calgary. In this role, Mr. Minhas duties included marketing strategy development and execution, sales force management, staff & consultant recruiting, and the operation of a certification and training centre. Mr. Minhas graduated with a Bachelor of Science, Computer Science Specialty, from the University of Toronto in 1985.

         Riaz Mamdani. Mr. Mamdani has been Chief Financial Officer of JAWS since July 1999. Previous to this appointment, he was Director of Corporate Finance from March 1999 to July 1999. Mr. Mamdani is responsible for the development of operational financing including securities issuances, the documentation needed to close these issuances, establishing and implementing professional relationships and assisting in matters of corporate compliance as well as company structure. From May 1996 to August 1998, Mr. Mamdani was a Barrister and Solicitor with Beaumont Church, a Calgary-based law firm, where his practice focused in the areas of Corporate, Commercial and Securities law. From May 1992 to April 1996, he was a Pharmacist at the Foothills Hospital in Calgary while attending law school at the University of Calgary, from September 1993 to May 1996. Since 1992, Mr. Mamdani graduated with a Bachelor of Law degree from the University of Calgary in 1996. He also graduated from the University of Manitoba with a Bachelor of Science degree in Pharmacy in 1992.


906592.9
                                       44

         Vera Gmitter. Ms. Gmitter has served as Vice President, Administration of JAWS Alberta since February 1998. Her current responsibilities at JAWS include developing policies and procedures, government regulation, export, trademark, finance, accounting, legal, public compliance and human resources as well as managing over the day to day operations of JAWS Alberta. From July 1997 to June 1998, Ms. Gmitter held the position of General Manager for Bankton Financial Corporation. In this position she directed daily operations for the corporation, which specialized in custom finance solutions. From September 1987 to July 1997 Ms. Gmitter was the owner of 396406 Alberta Ltd., a holding company for a restaurant, concession contracts, retail store and a sign and graphics business, for which she was President. Ms. Gmitter graduated with a Bachelor of Arts degree in Political Science and Economics from Augustana University in 1995.

         Julia L. Johnson. Ms. Johnson serves as the Chairman of the Information Service Technolgoy Task Force (Internet Task Force), having been appointed by Governor Jeb Bush in August 1999. Ms. Johnson has served as (i) a member of the Florida Public Service Commission, a state agency which regulates utility companies, from December 1992 to December 1999, (ii) state Chairperson of the Federal/State Joint Board on Universal Service, a task force within the Federal Communications Commission from 1996 to 1999, and (iii) a board member for the Markle Foundation, a project that encourages the use of new communications technologies for socially beneficial purposes, since 1996. Before being appointed to the Florida Public Service Commission, Ms. Johnson served as the Director of Legislative Affairs and senior land use attorney for the Department of Community Affairs from November 1990 to December 1992, where she was the chief lobbyist representing the agency before the Florida Legislature on land use issues. Ms. Johnson graduated with a Juris Doctorate, with a concentration in corporate and real estate transactions, from the University of Florida School of Law in 1988, as well as a Bachelor of Science in Business Administration from the University of Florida in 1985.

         Arthur Wong. Mr. Wong provides strategic direction to JAWS in the area of channel development. Since 1992, Mr. Wong has founded three technology companies. He has been [CEO] of Security-Focus.com, a database of security knowledge and resources, since August of 1999 where he is responsible for the management and direction of an internet security portal. From May 1998 to July 1999, Mr. Wong was the Director of Channel Development for Active Security at Network Associates Inc. of Santa Clara, California, the world's largest independent network security and management software company, where he was responsible for the development and adoption of worldwide integrated security initiatives and where he also developed standards for new security infrastructures and worked on its integration and adaption. From July 1996 to April 1998, he was [CEO] of Secure Networks Inc. of Calgary, Alberta, a company he founded. Secure Networks developed internet security tools and offered security consulting before it was acquired by Network Associates Inc. From April 1993 to June 1996, Mr. Wong was President of Millennium Systems Canada Inc., a company he founded and managed, which was a computer hardware distributor and integrator. Since June 1994 he has been the managing director and founder of H20 Entertainment Corp., a Calgary based organization that develops products for Nintendo and its N64 game platform. Mr. Wong graduated with a Bachelor of Science in Communications from the University of Calgary in 1991.


906592.9
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



Committees of the Board of Directors

         Audit Committee. The board of directors has established an audit committee consisting of Julia L. Johnson and Arthur Wong, each of whom is an independent director on the board of directors. The audit committee makes recommendations to the board of directors concerning the engagement of independent public accountants, review with the independent public accountants the scope and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees, and review the adequacy of the Company's internal accounting controls. The audit committee met four times during 1999.

         Compensation Committee. The board of directors has established a compensation committee consisting of Julia L. Johnson and Arthur Wong, each of whom is an independent director on the board of directors. The compensation committee determines and establishes compensation levels on an annual basis for the Company's executive officers and administers the Company's Stock Option Plan. The compensation committee met four times in 1999.

Compensation of Directors

         Out-of-pocket expenses of JAWS directors, related to their attendance at meetings of the board of directors, are paid by JAWS. Pursuant to the terms of a directors' agreement by and between JAWS and each of Ms. Johnson and Mr. Wong, JAWS is obligated to compensate such directors for services rendered as directors in cash or in shares of common stock in an amount per term equal to US $60,000. In addition, all directors are eligible to receive stock options under the JAWS 1998 Stock Option Plan. We do not currently provide additional compensation for committee participation or special assignments of the board of directors. No other payments have been made to any member of the board of directors.

Executive Compensation

         The following table sets forth the annual base salary rates and other compensation expected to be paid during the Company's three most-recent fiscal years ending December 31, 1999 to the Company's Chief Executive Officer (the "Named Executive Officer"). No other executive officers of the Company were paid in excess of $100,000 during any of such fiscal years. Information for fiscal year 1997 is for the period commencing January 27, 1997 (date of inception) and ending December 31, 1997.

                                                                                     Long Term Compensation
                                                 Annual Compensation                        Awards              Payouts
                                     ------------------------------------------- ----------------------------- --------
                                                                    Other                   Securities
                                                                   Annual   Restricted      Underlying                  All Other
                                                                   Compen-     Stock         Options/                    Compen-
          Name and                        Salary        Bonus      sation    Award(s)          SARs          LTIP        sation
    Principal Position(1)    Year          (US$)        (US$)       (US$)      (US$)           (#)         Payouts        (US$)
-------------------------- --------- --------------- ---------- ---------- -------------  -------------- ------------    --------
Robert J. Kubbernus          1999          180,000         0            0          0         600,000            0           0
Chairman of the Board,       1998          180,000         0            0          0         350,000            0           0
Chief Executive Officer                                                                   200,000(3)
and President                1997           45,000         0            0          0               0            0           0

     (1) These options were to be granted to Mr. Kubbernus in connection with the acquisition of JAWS Alberta by JAWS on February 10, 1998. Such options have not yet been granted.

906592.9
                                       46

                             Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                                               Number of Securities      Value of Unexercised In-
                                                                              Underlying Unexercised            the-Money
                                                                                 Options/SARs at             Options/SARs at
                                                                                    FY-End(#)                  FY-End (US$)
                                  Shares Acquired     Value Realized               Exercisable/                Exercisable/
Name                                on Exercise           (US$)                   Unexercisable               Unexercisable
--------------------------- ------------------------ ---------------------  --------------------------  --------------------------
Robert J. Kubbernus                      0                  0                      350,000 Exercisable            2,478,000
                                         0                  0                      350,000 Exercisable            2,121,000
                                         0                  0                      250,000 Exercisable            1,420,000
                                         0                  0                    200,000 Unexercisable            1,412,000
Tej Minhas                               0                  0                       29,333 Exercisable              210,904
                                         0                  0                     29,333 Unexercisable              210,904
                                         0                  0                     29,333 Unexercisable              210,904
                                         0                  0                     25,000 Unexercisable              128,750
Riaz Mamdani                             0                  0                      100,000 Exercisable            1,672,500
                                         0                  0                      250,000 Exercisable            1,420,000
                                         0                  0                      250,000 Exercisable            1,212,000
                                         0                  0                      200,000 Exercisable              210,904
Vera Gmitter                             0                  0                       49,500 Exercisable              374,220
                                         0                  0                     33,000 Unexercisable              249,480


                                                 Option Grants in Fiscal Year 1999

                                                                                             Potential Realizable Value
                                                                                             at Assumed Annual Rates of
                                                                                            Stock Price Appreciation for
                  Individual Grants                                                                 Option Term
---------------------------------------------------------------------------------------     ----------------------------

                              Number of
                             Securities      % of Total
                             Underlying        Options
                               Options       Granted to      Exercise or
                               Granted      Employees in      Base Price     Expiration       5%
Name                             (#)         Fiscal Year       (US$/Sh)       Date           (US$)         10% (US$)         0%
--------------------         -------------- -------------    ------------   -----------    ------------  --------------     -----
Robert J. Kubbernus             600,000       600,000            (1)             (1)         $1,151,837      $1,324,345     (3 )
Tej Minhas                       25,000        25,000           $2.41          5/17/02          $69,747         $80,193     ----
Riaz Mamdani                    700,000       700,000            (2)             (2)         $1,149,156      $1,314,363     (4)
Vera Gmitter                     33,000        33,000           $0.62          2/01/03          $24,869         $29,955     ----


906592.9
                                       47

      (1) Of the 600,000 options granted, 350,000 shares of common stock are exercisable at $1.50 per share for a period which expires on September 25, 2002 and 250,000 shares of common stock are exercisable at $1.88 per share for a period which expires on November 10, 2002.

      (2) Of the 700,000 options granted, (i) 250,000 shares of common stock are exercisable at $.87 per share for a period which expires on January 2002, (ii) 250,000 shares of common stock are exercisable at $1.88 per share for a period which expires on November 10, 2002, and (iii) 200,000 shares of common stock are exercisable at $1.50 per share for a period which expires on September 27, 2002.

      (3) Of the 600,000 options received by Mr. Kubbernus, 250,000 options were issued at an exercise price below the then current market price of shares of JAWS common stock. The value at grant date market price for 250,000 of the options is $875,000.

      (4) Of the 700,000 options received by Mr. Mamdani, 250,000 options were issued at an exercise price below the then current market price of shares of JAWS common stock. The value at grant date market price for 250,000 of the options is $875,000.


Employment Agreements

         JAWS has entered into employment agreements with each of Messrs. Kubbernus, Minhas and Mamdani and with Ms. Gmitter. Pursuant to such employment agreements, in addition to base salary, each such executive officer will be entitled to receive annual performance-based compensation as determined by the Compensation Committee. In addition, the term of each such employment agreement will extend until the earlier of (i) the date specified by such executive officer in a notice of voluntary termination delivered by such executive officer to JAWS; provided that such notice shall not be effective until at least ten
(10) days after delivery thereof, (ii) the date such executive officer is terminated by JAWS for "just cause" (as defined in the employment agreement), or
(iii) with respect to termination other than for "just cause," the date which is determined by providing such executive officer with one month's notice for each full year of completed service commencing on the date JAWS provides such executive officer with a notice of termination.

1998 Stock Option Plan

         In July 1998, JAWS adopted the 1998 Stock Option Plan (the "Plan") which provides for the grant of incentive and restricted stock options to purchase up to 20% of the shares of common stock issued and outstanding from time to time.

         The purpose of the stock option plan is to further the growth and development of JAWS, by providing, through ownership of stock of JAWS, as incentive to officers, other key employees and directors who are in a position to contribute materially to the prosperity of JAWS, to increase such persons' interests in JAWS' welfare, to encourage them to continue their services to JAWS, and to attract individuals of outstanding ability to enter the employment of JAWS, to remain or become directors of JAWS and to provide valuable services to JAWS. Options granted under the Plan may be either Incentive Stock Options qualifying for special tax treatment under Section 422 of the U.S. Internal Revenue Code of 1984, as amended ("Code") or non-qualified stock options.

         The Plan is administered by a committee of the Board which is authorized to determine the persons entitled to receive options under the Plan. Each member of the Committee is an "outside director" for purposes of Section 162(m) of the Code and a "non-employee director" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

         Stock available for issuance pursuant to options granted under the Plan shall not exceed 20% of all outstanding shares of common stock. The maximum number of shares with respect to which options may be granted to any employee or director in any one calendar year is 500,000 shares. The purchase price for the

906592.9
                                       48
shares of common stock subject to an option granted under the Plan is determined by the committee at the time of the grant, but shall not be less than the par value per share of common stock. The purchase price for shares subject to any Incentive Stock Option shall not be less than 100% of the fair market value of the shares of common stock of JAWS on the date the option is granted. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of JAWS or its subsidiaries, the exercise price shall not be less than 110% of the fair market value per share of the common stock JAWS on the date the option is granted.

         In the event that the number of shares of JAWS common stock is increased or decreased as a result of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation or other similar change, appropriate adjustments shall be made in the number and class of shares subject to the Plan, to the Options granted under the Plan, including the exercise price thereof.

         As of January 28, 2000 JAWS had granted options under the stock option plan to purchase a total of 3,557,500 shares of common stock at exercise prices ranging from $.15 to $7.56 per share. Of the options, 2,195,500 options were granted to officers and directors and expire three years after the vesting date and 400,000 options expire December 31, 2003. The balance of options outstanding have been issued to other employees.




906592.9
                                       49

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table describes the information regarding the individuals who beneficially owned common stock as of January 28, 2000 after exercise of all outstanding options and warrants and conversion of debentures held by Thomson Kernaghan. The individuals included in the following table are:

     (1) each person (or group of affiliated persons) who we know beneficially owns 5% or more of JAWS common stock;

     (2)   each of our directors; and

     (3)   the Named Executive Officer listed in the Summary Compensation Table.

         As of January 28, 2000, JAWS had 23,636,571 shares of common stock issued and outstanding.

            Name and Address of                                        Number of Shares
            Beneficial Owner(1)              Title of Class           Beneficially Owned         Percent of Class(8)
            -------------------              --------------           ------------------         ----------------
Robert J. Kubbernus (2)                      common stock                   1,587,000                  6.17%
Julia Johnson (3)                            common stock                     306,408                  1.30%
Arthur Wong (4)                              common stock                     315,208                  1.33%
Riaz Mamdani (5)                             common stock                   1,306,000                  5.53%
All directors and executive officers as a    common stock                   3,773,283                 15.96%
group (4 persons)
Thomson Kernaghan & Co. Limited (6)          common stock                   5,495,741                 17.74%
365 Bay Street, 10th Floor
Toronto, Ontario M5H 2V2
Canada
Glentel Inc. (7)                             common stock                   2,134,000                  9.03%
Suite 2700, 4710 Kingsway
Burnaby, British Columbia V5H 4M2
Canada

---------------------------

(1) Unless otherwise stated, the business address of each of the stockholders named in the table is C/O JAWS Technologies, Inc. 1013-17th Avenue S.W., Calgary, Alberta, Canada, T2T 0A7. Except as otherwise indicated, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2) Includes 350,000 shares issuable upon the exercise of options exercisable at $0.48 until June 30, 2008. Includes 350,000 shares issuable upon the exercise of options exercisable at $1.50 per share until June 30, 2008. Includes 250,000 shares issuable upon the exercise of options exercisable at $1.88 per share until June 30, 2008.
(3) Includes 150,000 shares of common stock at $0.48 per share until December 31, 2003.

906592.9
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



(4) Includes 200,000 shares of common stock issuable upon the exercise of options at $0.48 per share until December 31, 2003 and 113,208 shares of common stock issuable to Mr. Wong for Mr. Wong's 1999 director's fee of $60,000.
(5) Includes 100,000 options to purchase common shares at $0.15 per share until June 30, 2008. Also includes (i) 250,000 options to purchase shares of common stock at $.87 per share until June 30, 2008, (ii) 250,000 options to purchase shares of common stock at $1.88 per share until June 30, 2008, and (iii) 200,000 options to purchase shares of common stock at $1.50 per share until June 30, 2008.
(6) Includes 217,642 shares of common stock issuable upon exercise of warrants issued to Thomson Kernaghan, as placement agent, in connection with the Private Placement Transaction.
(7) Includes 834,000 shares of common stock issuable upon the exercise of warrants. 65.2% of the outstanding shares of Glentel are controlled by TCG International, Inc. The natural person, with sole or shared voting and investment power over the shares held of record by Glentel, through TCG International, Inc. is Arthur Skidmore.
(8) Percentage ownership is calculated in accordance with the Securities and Exchange Commission's Rule 13d-3(d)(1).



906592.9
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



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following paragraphs describe the relationships and transactions of JAWS in the last two years with a director, executive officer, promoter of JAWS or a person who JAWS knows beneficially own or exercise voting or control over 5% or more of JAWS common stock.

Promoters

         Robert J. Kubbernus, the Chairman of the Board, Chief Executive Officer and President of JAWS and Bankton Financial Corporation, a company which provides business and lending advisory services controlled by Robert Kubbernus, are the promoters of JAWS and JAWS Alberta. Bankton Financial Corporation was a founding shareholder in JAWS and beneficial ownership of any JAWS shares owned by Bankton Financial Corporation are attributed to Mr. Kubbernus. Until January 1, 2000 JAWS did not pay Mr. Kubbernus directly for his services, but rather paid directly to Bankton Financial Corporation $180,000 per year for Mr. Kubbernus' services. Bankton and Robert Kubbernus were also founding shareholders of JAWS Alberta and received shares in the common stock of e-biz, in consideration for their shares of JAWS Alberta. Robert Kubbernus and Bankton each subscribed for shares of the common stock of JAWS Alberta and paid consideration equal to $0.01 per share for these shares. As described below, on February 10, 1998, Mr. Kubbernus received 315,000 shares in the common stock of e-biz (now named JAWS Technologies, Inc., a Nevada corporation) worth $315,000 and Bankton Financial Corporation received 322,000 shares in the common stock of e-biz worth $322,000, in each case in connection with the acquisition of JAWS Alberta.

Purchase of JAWS Alberta

         On February 10, 1998, when JAWS was still known as e-biz entered into an agreement with the shareholders of JAWS Alberta to purchase all of the 1,000 issued and outstanding shares of JAWS Alberta for 1,500,000 restricted shares of e-biz. Pursuant to this agreement, the following people received common stock of e-biz, in consideration for their shares of JAWS Alberta, as follows:


      JAWS Alberta Shareholder                 Number of E-Biz Shares Received

Robert Kubbernus                                            315,000
Bankton Financial Corporation (1)                           322,000
Chell McNeill, Inc.(2)                                      637,000

(1) Robert Kubbernus is the controlling shareholder of Bankton Financial Corporation. Robert Kubbernus is to be granted 200,000 options to purchase shares of the common stock at $0.50 per share.

(2) Cameron Chell, who resigned as a director of JAWS on November 30, 1999, is the controlling shareholder of Chell McNeill, Inc. Cameron Chell was also to be granted 200,000 options to purchase shares of the common stock of "e-biz" at $0.50 per share.


906592.9
                                       52

Transactions with Thomson Kernaghan

         As of January 28, 2000 Thomson Kernaghan is the holder of 5,278,099 shares of JAWS common stock, representing 22.33% of the issued and outstanding shares of common stock of JAWS (17.03% on a fully diluted basis). Pursuant to the terms of a placement agency agreement between JAWS and Thomson Kernaghan, dated December 31, 1999, in connection with the private placement of 2,176,418 Units of JAWS, each Unit consisting of one share of common stock and one warrant to purchase one-half share of common stock for $6.50 per share, at $4.25 per Unit (the "Canadian Agency Agreement"), Thomson Kernaghan received a sales commission of 7% of the offering and a 3% financial advisory fee (an aggregate of $924,977). Also pursuant to the Canadian Agency Agreement, Thomson Kernaghan also received 217,642 warrants, each warrant exercisable for one share of common stock at an exercise price of $4.25 per share.

         In addition, Thomson Kernaghan and the Company have entered into a consulting agreement effective July 1, 1999 pursuant to which Thomson Kernaghan provides advisory services to the Company, including without limitation, advising on business and financial matters. The consulting agreement terminates on June 30, 2000 unless it is extended by mutual agreement thereafter. Under the terms of the consulting agreement, the Company has agreed to pay Thomson Kernaghan the lesser of (i) 7,500 shares of JAWS common stock; and (ii) that number of shares of JAWS common stock equal to $25,000 divided by 95% of the average price of the JAWS common stock for each calendar month over the year of the agreement. Payments under the consulting agreement are to be made semi-annually, with the final payment being on June 30, 2000. In addition, the Company has agreed to pay Thomson Kernaghan a fee of 2% of the gross value of any merger and acquisition transaction in which Thomson Kernaghan advises JAWS.

         On September 25, 1998, JAWS entered into a $2,000,000, 10% Convertible Debenture Agreement with Thomson Kernaghan that included 1,428,572 warrants to purchase 1,428,572 common shares at $0.28 per common share. On April 27, 1999, JAWS and Thomson Kernaghan amended the debenture agreement, increasing the principal amount of the convertible debentures to $5,000,000. Subsequently, a total of $1,520,000 was advanced pursuant to the amended debenture agreement.

         On November 17, 1999, JAWS and Thomson Kernaghan executed a Debenture Acquisition Agreement Amendment and Settlement Agreement (the "Settlement Agreement") in order to settle the outstanding obligations of the parties. The Settlement Agreement settles the conversion terms of the $1,520,000 advanced under the amended debenture agreement and the exercise of outstanding warrants issued under the amended debenture agreement and terminates all further obligations related to the amended debenture agreement.

         Debentures issued pursuant to the amended debenture agreement were converted to 5,127,672 shares of JAWS common stock and warrants were exercised for the issuance of 2,180,220 shares in JAWS' common stock on November 23, 1999.

Consulting Fees

         As of September 25, 1999, Robert J. Kubbernus has been employed directly by JAWS pursuant to the terms of an employment agreement which provides for an annual base salary of $300,000 per annum effective January 1, 2000. Prior to entering into the employment agreement JAWS paid Bankton Financial Corporation, a company controlled by Mr. Kubbernus, a consulting fee of $180,000 for services rendered to JAWS by Mr. Kubbernus. Mr. Kubbernus and Bankton Financial Corporation are shareholders and promoters of JAWS and continue to direct and promote the company's future development.

906592.9
                                       53

Lease of Premises

         JAWS entered into an agreement to lease premises from Shelbourne Place Holding Corp. ("Shelbourne"), pursuant to which JAWS is renting approximately 10,000 square feet of commercial space and is obligated to pay Shelbourne $95,600 per annum, plus operating costs of approximately $42,000 per annum, for a five-year term commencing November 1, 1998. Riaz Mamdani, a director and Chief Financial Officer of JAWS owns a majority of the shares of Shelbourne. JAWS is also the lessee in a lease for approximately 3,000 sq. ft. with Manufacturers Life under a lease which JAWS entered into prior to entering into its lease with Shelbourne. JAWS vacated these premises in 1998 when it moved into the Shelbourne premises. JAWS pays approximately $31,000 per annum for these premises and has sub-leased some of this space to offset approximately $13,000 per annum of the rental expense associated therewith for the remainder of the lease term.

Transactions with FutureLink

         Mr. Chell has resigned as Chief Executive Officer and director of FutureLink. Robert Kubbernus was a director of FutureLink until he resigned in November 1999. FutureLink is an application service provider and supplies network and software services to JAWS. These services are provided to JAWS on normal commercial terms consistent with the terms FutureLink has with other clients. In 1998 the value of the services provided to JAWS by FutureLink was $76,612. JAWS estimates that its 1999 revenues derived from services provided to FutureLink will be approximately $2,000 and JAWS expects to incur expenses related to FutureLink services equal to or greater than $76,612 in 1999.

Transactions with Glentel Inc.

         JAWS has an alliance with Glentel to explore and develop secure wireless data products that will incorporate JAWS security products into applications such as mobile two-way radio, satellite, paging, cellular and PCS. Because product development is in the planning phase for research and development, JAWS and Glentel have not yet derived any material business from this alliance and neither JAWS nor Glentel presently know what interest each party will have in any products or services they may jointly develop. Unless the planning phase is successful in generating a plan for research and development, JAWS may never generate revenues from this agreement. Glentel is a principle stockholder of JAWS.

Provision of Stationery and Office Supplies

         Mr. Mamdani was a director of Willsons Stationers, a stationery and office supplies company, from November 1998 to August 13, 1999. Until recently, JAWS purchased all of its stationery and office supplies from Willsons at prices paid by non-related parties in arm's-length transactions.



906592.9
                                       54

                               REGISTRATION RIGHTS

         In connection with the Private Placement Transaction, we have agreed to use our best efforts to cause a registration statement to be filed and declared effective by the SEC within 90 days after December 31, 1999, to register the resale of 2,176,418 shares of common stock issued to investors in the Private Placement Transaction and the resale of the shares of common stock issuable upon conversion of the warrants issued to investors in the Private Placement Transaction, which such shares are included in this prospectus. We have further agreed to cause such registration statement to remain effective until 30 days after all of the Warrants have either (i) been exercised, (ii) expire in accordance with their terms (on the earlier of (a) the three-year anniversary date of the effectiveness of the Registration Statement (as defined therein), or
(b) December 31, 2009) or (iii) been called or repurchased by JAWS. Subject to the terms of the Warrants, if such registration statement is not effective within 90 days following the Private Placement Transaction, but prior to 180 days, the exercise price of the Warrants sold to such investors shall be reduced by $0.25 per month, or a pro rated amount thereof for partial months, until a registration statement covering such shares is declared effective. If a registration statement covering such shares of common stock is not declared effective within 180 days following the final closing date, the exercise price of the Warrants sold to shall be reduced by $0.50 per month, or a pro rated amount thereof for partial months, until a registration statement covering such shares of common stock is declared effective. Notwithstanding the foregoing, in no event shall the exercise price of the Warrants sold to be reduced to a price lower than $3.75 per share.

         Pursuant to a certain Investors' Rights Agreement, dated June 21, 1999 by and between JAWS and each investor which participated in a separate private placement transaction of JAWS common stock and warrants (the "Glentel Agreements"), JAWS has granted such investors with certain demand and "piggyback" registration rights. Pursuant to the Glentel Agreements, JAWS is required to file a registration statement in January 2000 with the SEC to register in January 2000 all of the 834,000 shares of common stock issued in connection with such private placement. Furthermore, in the event JAWS proposes to file a registration statement to effect the sale of common stock, the investors have the right, subject to certain restrictions, to have the common stock of such investors included in the registration statement related thereto.

         In connection with the issuance of 1,000,000 warrants to Bristol Asset Management LLC on April 20, 1999, JAWS must register such warrants, and the shares underlying such warrants, with the SEC upon the request of Bristol Asset Management LLC.


                                  LEGAL MATTERS

         Lionel Sawyer & Collins LLP will give its opinion as to the validity of the shares of common stock offered hereby.


                                     EXPERTS

         The financial statements and schedules audited by Ernst & Young, LLP have been included in reliance on their report given on their authority as experts in accounting and auditing.

         PricewaterhouseCoopers LLP, independent accountants, have audited Offsite's financial statements at and for the periods ended June 30, 1999 and 1998, as set forth in their report included herein. We have included

906592.9
                                       55
these financial statements and notes thereto in this prospectus and elsewhere in the registration statement in reliance on PricewaterhouseCoopers LLP's report given on the authority of that firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form S-1 (including the exhibits, schedules and amendments) under the Securities Act, with respect to the common stock to be sold in this offering. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding JAWS and our common stock, please refer to the registration statement and the contracts, agreements and other documents filed as exhibits and schedules to the registration statement.

         You may read and copy all or any portion of the registration statement or any other information that we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500-West Madison Street, Suite 1400, Chicago, Illinois 60661. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings, including the registration statement, are also available to you on the SEC's Web site at http://www.sec.gov.

         We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, will file periodic reports, proxy statements and other information with the Securities and Exchange Commission.


906592.9


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


JAWS Technologies, Inc.                                                                                          Page

           Pro Forma Consolidated Balance Sheet as at September 30, 1999 (unaudited)...............................F-3
           Pro Forma Consolidated Statement of Income for  the nine months ended September 30, 1999 (unaudited)...............................................................F-4
           Notes to Pro Forma Consolidated Financial Statements....................................................F-5
           Pro Forma Consolidated Statement of Income for the year ended
                December 31, 1998 (unaudited)......................................................................F-8
           Notes to Pro Forma Consolidated Financial Statements....................................................F-9
           Independent Auditors' Report...........................................................................F-12
           Consolidated Balance Sheets as at December 31, 1998 and 1997 and (unaudited)
                as at September 30, 1999..........................................................................F-13
           Consolidated Statements of Loss and Deficit and Comprehensive Loss for the
                year ended December 31, 1998 and for the period from the date of inception (January, 27, 1997) to December 31, 1997 and
                 (unaudited) for the nine months
                ended September 30, 1999..........................................................................F-14
           Consolidated Statements of Changes in Stockholders' [Deficit] for the year ended
                December 31, 1998 and for the period from the date of inception (January, 27, 1997)
                to December 31, 1997 and (unaudited) for the nine months ended September 30, 1999.................F-15
           Consolidated Statements of Cash Flows for the year ended December 31, 1998 and for the period from the date of inception (January, 27, 1997) to December 31, 1997 and (unaudited) for the nine months ended September 30, 1999......................................F-16
           Notes to Consolidated Financial Statements.............................................................F-17

Pace Systems Group Inc.

           Independent Auditors' Report...........................................................................F-31
           Balance Sheets as at July 31, 1999 and 1998............................................................F-32
           Statements of Income (Loss) and Comprehensive Income (Loss) and Deficit for the
                years ended July 31, 1999 and 1998................................................................F-33
           Statements of Cash Flows for the years ended July 31, 1999 and 1998....................................F-34
           Notes to Financial Statements..........................................................................F-35
           Balance Sheets as of September 30, 1999 (unaudited)....................................................F-42
           Statement of Income (Loss) and Retained Earnings (Deficit) for the two-month period ended September 30, 1999 (unaudited).......................................................F-43
           Statement of Cash Flows for the two-month period ended September 30, 1999
                (unaudited).......................................................................................F-44
           Notes to Financial Statements..........................................................................F-45

Offsite Data Services Ltd.

           Independent Auditors' Report...........................................................................F-50
           Balance Sheets as at June 30, 1999 and 1998............................................................F-51
           Statements of Loss and Deficit for the years ended June 30, 1999 and 1998..............................F-52
           Statements of Cash Flows for the years ended June 30, 1999 and 1998....................................F-53
           Notes to Financial Statements..........................................................................F-54
           Balance Sheets (unaudited) as at September 30, 1999 and 1998...........................................F-61

906592.9
                                       F-1




           Statement of Operations and Deficit (unaudited) for the three-month period ended June 30, 1999 and
           1998...................................................................................................F-63
           Statement of Cash Flows (unaudited) for the three-month period ended September 30, 1999 and
           1998...................................................................................................F-64

906592.9
                                       F-2


                             JAWS Technologies, Inc.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                          (All amounts stated in $U.S.)




                                                                           As at September 30, 1999

                                                       JAWS        Pace Systems    Offsite Data     Note        Pro Forma
                                                 Technologies, Inc. Group Inc.    Services Ltd.   Reference    Adjustments
ASSETS
Current Assets
Cash and short term deposits                               664,428        79,848         211,080         2.1      (100,000)
                                                                                                         2.2      (250,000)
                                                                                                         4.1       400,000
                                                                                                         5.0     8,261,320
Term deposits                                               27,000            --              --                        --
Accounts receivable                                        421,138        41,249          64,578                        --
Employee loan                                                   --            --          68,027                        --
License inventory                                               --            --          19,306                        --
Prepaid expenses                                            86,828            --           1,954                        --
                                                ------------------ -------------  -------------- -----------  -------------
                                                         1,199,394       121,097         364,945                  8,311,320

Goodwill                                                        --            --              --         2.1      2,509,880
                                                                --            --              --         2.2     13,050,230
Capital assets                                             498,004         6,320          35,645                         --
                                                ------------------ -------------  -------------- -----------  -------------
Total Assets                                             1,697,398       127,417         400,590                 23,871,430
                                                ================== =============  ============== ===========  =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities                   897,947        74,109          84,970         4.1        (82,200)
Current portion of capital leases                           14,119            --              --                         --
Current portion of long-term debt                               --            --             953                         --
Due to related parties                                     196,258       107,760              --                         --
Due to stockholders                                          2,044            --              --                         --
                                                ------------------ -------------  -------------- -----------  -------------
                                                         1,110,368       181,869          85,923                    (82,200)

Obligations under capital leases                            66,989            --              --                         --
Convertible debentures                                   1,091,348            --              --         4.1     (1,091,348)
                                                ------------------ -------------  -------------- -----------  -------------
Total Liabilities                                        2,268,705       181,869          85,923                 (1,173,548)

Stockholders' Equity (deficiency)
Share capital                                            6,626,612            68       1,259,204         2.1      2,355,428
                                                                                                         2.1            (68)
                                                                                                         2.2     (1,241,795)
                                                                                                         2.2     13,113,271
                                                                                                         4.1      2,155,233
                                                                                                         5.0      8,261,320
Cumulative translation adjustment                         (145,643)           --          32,562                         --
Deficit                                                 (7,052,276)      (54,520)       (977,099)        2.2        983,274
                                                                                                         4.1       (581,685)
                                                ------------------ -------------  -------------- -----------  -------------
                                                          (571,307)      (54,452)        314,667                 25,044,978

                                                ------------------ -------------  -------------- -----------  -------------
Total Liabilities & Stockholders' Equity                 1,697,398       127,417         400,590                 23,871,430
                                                ================== =============  ============== ===========  =============

                         As at September 30, 1999

                                                      JAWS
                                                 Technologies, Inc.
                                                   Pro Forma
                                                  Consolidated
ASSETS
Current Assets
Cash and short term deposits                           9,266,676



Term deposits                                             27,000
Accounts receivable                                      526,965
Employee loan                                             68,027
License inventory                                         19,306
Prepaid expenses                                          88,782
                                                ----------------
                                                       9,996,756

Goodwill                                              15,560,110

Capital assets                                           539,969
                                                ----------------
Total Assets                                          26,096,835
                                                ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities                 974,826
Current portion of capital leases                         14,119
Current portion of long-term debt                            953
Due to related parties                                   304,018
Due to stockholders                                        2,044
                                                ----------------
                                                       1,295,960

Obligations under capital leases                          66,989
Convertible debentures                                         0
                                                ----------------
Total Liabilities                                      1,362,949

Shareholders' Equity (deficiency)
Share capital                                         32,529,276





Cumulative translation adjustment                       (113,081)
Deficit                                               (7,682,309)

                                                ----------------
                                                      24,733,886

                                                ----------------
Total Liabilities & Shareholders Equity               26,096,835
                                                ================



See accompanying notes to the unaudited pro forma consolidated financial statements


906592.5
                                       F-3

                             JAWS Technologies Inc.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          (All amounts stated in $U.S.)


                                                               Nine Month Period ending September 30, 1999

                                                      JAWS        Pace Systems    Offsite Data     Note        Pro Forma
                                                Technologies, Inc. Group Inc.    Services Ltd.   Reference    Adjustments

Revenue                                                   372,630       667,469         158,151                         --
Cost of sales                                                   0             0         133,240                         --

Expenses
Salaries and employee benefits                            752,135            --              --                         --
Sub-contracting costs                                     337,712       897,704              --                         --
Consulting                                                438,655            --              --                         --
Travel                                                    281,643            --              --                         --
Accounting and legal fees                                 246,909            --              --                         --
Directors' fees                                            97,501            --              --                         --
Advertising and promotion                                 234,398            --              --                         --
Depreciation and amortization                              67,462         1,128              --           3.0    3,890,028
Office and administration                                 110,638            --          30,025                         --
Rent                                                      180,840            --              --                         --
Sales and marketing                                            --            --          79,371                         --
Technical services                                             --            --          65,067                         --
Management fees                                           147,036            --              --                         --
Foreign exchange loss                                      10,248            --              --                         --
Other                                                     291,420            --              --                         --
Investor relations                                        100,255            --              --                         --
General and administration                                     --       129,569         331,301                         --
Amortization of deferred financing fees                    75,601            --              --           4.2      (75,601)
Non cash interest expense                                 833,115            --              --           4.2     (833,115)
                                                               --            --              --           4.1      581,685
Interest expense and bank charges                           6,197            --              --            --            0
                                                ----------------- -------------  -------------- -----------  -------------
                                                        4,211,765     1,028,401         505,764                  3,562,997

                                                ----------------- -------------  -------------- -----------  -------------
Net loss for the period                                (3,839,135)     (360,932)       (480,853)                (3,562,997)
                                                ================= =============  ============== ===========  =============
Net loss per common share                                 (0.30)             --              --                         --

Weighted average number of shares outstanding          12,837,302            --              --           2.1    1,385,546
                                                                                                          2.2    4,874,822
                                                                                                          4.1    7,307,892
                                                                                                          5.0    2,176,418

          Nine Month Period ending September 30, 1999


                                                        JAWS
                                                 Technologies, Inc.
                                                     Pro Forma
                                                    Consolidated

Revenue                                                   1,198,256
Cost of sales                                               133,240

Expenses
Salaries and employee benefits                              752,135
Sub-contracting costs                                     1,235,416
Consulting                                                  438,655
Travel                                                      281,643
Accounting and legal fees                                   246,909
Directors' fees                                              97,501
Advertising and promotion                                   234,398
Depreciation and amortization                             3,958,618
Office and administration                                   140,663
Rent                                                        180,840
Sales and marketing                                          79,371
Technical services                                           65,067
Management fees                                             147,036
Foreign exchange loss                                        10,248
Other                                                       291,420
Investor relations                                          100,255
General and administration                                  460,870
Amortization of deferred financing fees                           0
Non cash interest expense                                   581,685
                                                                  0
Interest expense and bank charges                             6,197
                                                 ------------------
                                                          9,308,927

                                                 ------------------
Net loss for the period                                  (8,243,917)
                                                 ==================
Net loss per common share                                     (0.29)

Weighted average number of shares outstanding            28,581,980


See accompanying notes to the unaudited pro forma consolidated financial statements


906592.5
                                       F-4

                             JAWS Technologies Inc.
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                         (All amounts stated in $U.S.)

                               September 30, 1999

1. The accompanying unaudited pro forma consolidated financial statements have been prepared by management from the unaudited financial statements as at September 30, 1999 and for the nine month period then ended of JAWS Technologies Inc. (a Nevada corporation) ("JAWS") and Pace Systems Group Inc ("Pace"), and Offsite Data Services Ltd. ("Offsite"), together with other information available to the companies. In the opinion of the management of JAWS, these unaudited pro forma consolidated financial statements include all adjustments necessary for fair presentation in accordance with generally accepted accounting principles in the United States. These pro forma consolidated financial statements may not be indicative of the financial position or the results of operations that actually would have occurred if the events reflected therein had been in effect on the dates indicated nor of the financial position or the results of operations which may be obtained in the future.

     These unaudited pro forma consolidated financial statements should be read in conjunction with the audited and unaudited financial statements of the companies included elsewhere in this S-1 Registration Statement.

2. The pro forma consolidated balance sheet as at September 30, 1999 gives effect to the following assumptions and transactions outlined in the S-1 Registration Statement as if the effective dates of those transactions were September 30, 1999:

     2.1 The acquisition of all of the outstanding common shares of Pace in exchange for 1,385,546 common shares of JAWS valued at $2,355,428.

         Additional contingent consideration payable on the acquisition of Pace has not been reflected in the pro forma consolidated capitalization as the outcome of the contingency cannot be reasonably determined at this time. The additional consideration, which will be recorded as additional common share capital if and when it becomes payable, is based upon the achievement of certain performance and revenue targets over the twenty-four months following the close date. The maximum additional consideration related to the Pace acquisition, assuming all the performance and revenue targets established in the applicable share purchase agreement are met would result in the issuance of an additional 346,386 common shares of JAWS.

         The acquisition has been accounted for in these pro forma financial statements using the purchase method. The aggregate purchase price of $2,455,428 has been allocated to the net assets acquired based on their estimated fair values, as follows:


                                                  Purchase Price
                                                    Allocation
                                                        $
                                                ------------------
          Net liabilities acquired                         (54,452)
          Goodwill                                       2,509,880
                                                ------------------
          Purchase price                                 2,455,428
                                                ==================
          Consideration:
          Common shares of JAWS                          2,355,428
          Acquisition costs                                100,000
                                                ------------------
          Total                                          2,455,428
                                                ==================

     2.2 The acquisition of all of the outstanding common shares of Offsite (including common shares of Offsite issuable on the exercise of all of the outstanding Offsite A warrants) for 4,874,822 exchangeable shares of JAWS with an ascribed value of $13,113,271.


906592.5
                                       F-5

                             JAWS Technologies Inc.
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                          (All amountsstated in $U.S.)

                               September 30, 1999

         Pursuant to this Offer, JAWS issued 2,318,550 warrants in exchange for the outstanding Offsite warrants. 1,818,550 of these warrants entitle the holder thereof to acquire .3524 of a JAWS common share upon payment of Cdn $0.40 up to March 15, 2000; the remaining 500,000 warrants entitle the holder to acquire .3524 of a JAWS common share for prices ranging from Cdn $0.50 to Cdn $0.55 up to September 29, 2001.

         Pursuant to this Offer, 910,584 stock options of Offsite or exchanged for stock options of JAWS, which entitle the holder of each to purchase .3524 of an exchangeable share of JAWS, at a price of Cdn $0.25 which expire on March 15, 2004.

         The acquisition has been accounted for in these pro forma consolidated financial statements using the purchase method. The aggregate purchase price of $13,363,271 has been allocated to the net assets acquired based on their estimated fair values, as follows:


                                                      Purchase Price
                                                        Allocation
                                                             $
                                                    -------------------
          Net assets acquired                                   313,041
          Goodwill                                           13,050,230
                                                    -------------------
          Purchase price                                     13,363,271
                                                    ===================
          Consideration:
          Common shares of JAWS                              13,113,271
          Acquisition costs                                     250,000
                                                    -------------------
          Total consideration                                13,363,271
                                                    ===================

3. The pro forma consolidated statement of income for the nine month period ended September 30, 1999 gives effect to the acquisitions by JAWS as described in 2.1 and 2.2, above as if the transactions had occurred January 1, 1999. The following adjustments are reflected:

     3.1 The amortization of goodwill attributable to the allocation of the purchase price of Pace in excess of the carrying value of the net assets acquired (see 2.1 above) calculated on a straight-line basis over a period of three years.

     3.2 The amortization of goodwill attributable to the allocation of the purchase price of Offsite in excess of the carrying value of the net assets acquired, (see 2.2 above) calculated on a straight-line basis over a period of three years.

4. Effective on November 1, 1999 JAWS entered into a debenture amendment and settlement agreement (the "Agreement") with Thomson Kernaghan & Co. Limited ("Thomson Kernaghan"), which resulted in the settlement of all outstanding obligations of the convertible debentures and related warrants (issuable pursuant to the Debenture Acquisition Agreement dated September 25, 1998 as amended on April 27, 1999), and the issuance by JAWS of common shares to Thomson Kernaghan on November 23, 1999.

     The pro forma consolidated balance sheet as at September 30, 1999 gives effect to the following assumptions and transactions as if the effective date of the Agreement was September 30, 1999:


906592.5
                                       F-6

                             JAWS Technologies Inc.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                         (All amounts stated in $U.S.)

                               September 30, 1999

     4.1 Issuance of 7,307,892 common shares rel ating to the conversion of all the outstanding debentures, the exchange of certain warrants for shares, and the exercise of certain warrants for cash, resulting in a reduction on convertible debenture of $1,091,348, an increase to share capital in the amount of $2,155,233, an increase to cash in the amount of $400,000, and an increase to the deficit in the amount of $581,685, representing the reduction of unamortized financing fees and related interest and penalty amounts and a reduction to accounts payable of $82,200 for penalties accrued.

     4.2 The pro forma consolidated income statement for the nine month period ended September 30, 1999 gives effect to the following assumptions and transactions as if the effective date of the Agreement was January 1, 1999:

         Interest expense of $833,115 and amortization of deferred financing fees of $75,601 relating to the convertible debentures would not have been incurred.

5. On December 31,1999, JAWS issued 2,176,418 shares under a private placement to a group of investors for net cash of $8,261,300. This cash will be used to fund operational commitments in the year 2000.

6. The amounts shown in these pro forma consolidated financial statements for Pace and for Offsite have been translated into United States dollars from Canadian dollars at the period end rate for the balance sheet and the period average rate for the income statement.



906592.5
                                       F-7

                             JAWS Technologies Inc.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                         (All amounts stated in $U.S.)


                                                                            For the Year Ended
                                                  Dec 31, 1998    Jul 31, 1999    Jun 30, 1999


                                                      JAWS        Pace Systems    Offsite Data     Note        Pro Forma
                                                Technologies, Inc. Group Inc.    Services Ltd.   Reference    Adjustments

Revenue                                                    29,068     1,261,989         157,496                         --
Cost of sales                                                   0             0         142,986                         --

Expenses
Salaries and employee benefits                            283,728            --              --                         --
Sub-contracting costs                                          --            --              --                         --
Consulting                                                514,894            --              --                         --
Travel                                                    132,646            --              --                         --
Accounting and legal fees                                 186,128            --              --                         --
Directors' fees                                            33,333     1,049,342              --                         --
Advertising and promotion                                 218,574            --              --                         --
Depreciation and amortization                              14,041         1,207              --           3.0    5,167,002
Office and administration                                  83,143            --              --                         --
Rent                                                       29,637            --              --                         --
Sales and marketing                                            --            --          12,173                         --
Technical services                                             --            --          78,138                         --
Management fees                                                --            --              --                         --
Foreign exchange loss                                        (431)           --              --                         --
Other                                                      52,928            --          19,155                         --
Investor relations                                        258,016            --              --                         --
General and administration                                     --       154,131         206,757                         --
Amortization of deferred financing fees                     5,158            --              --           4.2       (5,158)
Non cash interest expense                                 381,688            --              --           4.2     (381,688)
                                                                                                          4.1      581,685
Interest expense and bank charges                           2,869            --              --                         --
Software Development Costs                                909,003            --              --
                                                ----------------- -------------  -------------- -------------  -----------
                                                        3,105,355     1,204,680         366,223                  5,361,841

                                                ----------------- -------------  -------------- -------------  -----------
Net loss for the period                                (3,076,287)       57,309        (351,713)                (5,361,841)
                                                ================= =============  ============== =============  ===========
Net loss per common share                                 (0.42)             --              --                         --

Weighted average number of shares outstanding           7,405,421            --              --           2.1    1,385,546
                                                                                                          2.2    4,874,822
                                                                                                          4.1    7,307,892
                                                                                                          5.0    2,176,418


                                              For the Year Ended
                                                  Dec 31, 1998
                                                      JAWS
                                               Technologies, Inc.
                                                   Pro Forma
                                                  Consolidated
                                                     USD $


Revenue                                                 1,448,553
Cost of sales                                             142,986

Expenses
Salaries and employee benefits                            283,728
Sub-contracting costs                                           0
Consulting                                                514,894
Travel                                                    132,646
Accounting and legal fees                                 186,128
Directors' fees                                         1,082,675
Advertising and promotion                                 218,574
Depreciation and amortization                           5,182,250
Office and administration                                  83,143
Rent                                                       29,637
Sales and marketing                                        62,173
Technical services                                         78,138
Management fees                                                 0
Foreign exchange loss                                        (431)
Other                                                      72,083
Investor relations                                        258,016
General and administration                                360,888
Amortization of deferred financing fees                         0
Non cash interest expense                                       0
                                                          581,685
Interest expense and bank charges                           2,869
Software Development Costs                                909,003
                                               ------------------
                                                       10,038,099
                                               ------------------
Net loss for the period                                (8,732,532)
                                               ==================
Net loss per common share                                   (0.38)

Weighted average number of shares outstanding          23,150,099





See accompanying notes to the unaudited pro forma consolidated financial statements


906592.5
                                       F-8

                             JAWS Technologies Inc.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                          (All amounts stated in $U.S.)


                                December 31, 1998

1. The accompanying unaudited pro forma consolidated statement of income has been prepared by management from the audited financial statements as at and for the year ended December 31, 1998 of JAWS Technologies Inc. (a Nevada corporation) ("JAWS") and as at and for the year ended July 31, 1999 of Pace Systems Group Inc. ("Pace"), and as at and for the year ended June 30, 1999 of Offsite Data Services Ltd. ("Offsite"), together with other information available to the companies. In the opinion of the management of JAWS, this unaudited pro forma consolidated statement of income includes all adjustments necessary for fair presentation in accordance with generally accepted accounting principles in the United States. This pro forma consolidated statement of income may not be indicative of the results of operations that actually would have occurred in the events reflected therein had been in effect on the dates indicated nor of the results of operations which may be obtained in the future.

     This unaudited pro forma consolidated statement of income should be read in conjunction with the audited and unaudited financial statements of the companies included elsewhere in this Form S-1 Registration Statement.

2. The pro forma consolidated statement of income as at December 31, 1998 gives effect to the following assumptions and transactions outlined in the S-1 Registration Statement as if the effective dates of those transactions were January 1, 1998:

     2.1 The acquisition of all of the outstanding common shares of Pace in exchange for 1,385,546 common shares of JAWS valued at $2,355,428.

         Additional contingent consideration payable on the acquisition of Pace has not been reflected in the pro forma consolidated capitalization as the outcome of the contingency cannot be reasonably determined at this time. The additional consideration, which will be recorded as additional common share capital if and when it becomes payable, is based upon the achievement of certain performance and revenue targets over the twenty-four months following the close date. The maximum additional consideration related to the Pace acquisition, assuming all the performance and revenue targets established in the applicable share purchase agreement are met would result in the issuance of an additional 346,386 common shares of JAWS.

         The acquisition has been accounted for in this pro forma statement of income using the purchase method. The aggregate purchase price of $2,455,428 has been allocated to the net assets acquired based on their estimated fair values, as follows:

906592.5
                                      F-9

                             JAWS Technologies Inc.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                          (All amounts stated in $U.S.)

                                December 31, 1998


                                               Purchase Price
                                                 Allocation
                                                     $
                                             ------------------
          Net liabilities acquired                      (12,257)
          Goodwill                                    2,467,685
                                             ------------------
          Purchase price                              2,455,428
                                             ==================
          Consideration:
          Common shares of JAWS                       2,355,428
          Acquisition costs                             100,000
                                             ------------------
          Total consideration                         2,455,428
                                             ==================

     2.2 The acquisition of all of the outstanding common shares of Offsite (including common shares of Offsite issuable on the exercise of all of the outstanding Offsite A warrants) for 4,874,822 exchangeable shares of JAWS with an ascribed value of $13,113,271.

         Pursuant to this Offer, JAWS issued 2,318,550 warrants in exchange for the outstanding Offsite warrants. 1,818,550 of these warrants entitle the holder thereof to acquire .3524 of a JAWS common share upon payment of Cdn $0.40 up to March 15, 2000; the remaining 500,000 warrants entitle the holder to acquire .3524 of a JAWS common share for prices ranging from Cdn $0.50 to Cdn $0.55 up to September 29, 2001.

         Pursuant to this Offer, 910,584 stock options of Offsite for stock options of JAWS, which entitle the holder of each to purchase .3524 of an exchangeable share of JAWS, at a price of Cdn$0.25 which expire on March 15, 2004.

         The acquisition has been accounted for in this pro forma consolidated financial statement using the purchase method. The aggregate purchase price of $13,363,271 has been allocated to the net assets acquired based on their estimated fair values, as follows:


                                                     Purchase Price
                                                       Allocation
                                                            $
                                                    -----------------
          Net assets acquired                                 329,951
          Goodwill                                         13,033,320
                                                    -----------------
          Purchase price                                   13,363,271
                                                    =================
          Consideration:
          Common shares of JAWS                            13,113,271
          Acquisition costs                                   250,000
                                                    -----------------

          Total consideration                              13,363,271
                                                    =================

3. The pro forma consolidated statement of income for the twelve months ended December 31, 1998 gives effect to the acquisitions by JAWS as described in
     2.1 and 2.2, above as if the transactions had occurred January 1, 1998. The following adjustments are reflected:


906592.5
                                      F-10

                             JAWS Technologies Inc.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                          (All amounts stated in $U.S.)

                                December 31, 1998

     3.1 The amortization of goodwill attributable to the allocation of the purchase price of Pace in excess of the carrying value of the net assets acquired (see 2.1 above) calculated on a straight-line basis over a period of three years.

     3.2 The amortization of goodwill attributable to the allocation of the purchase price of Offsite in excess of the carrying value of the net assets acquired, (see 2.2 above) calculated on a straight-line basis over a period of three years.

 4. Effective on November 1, 1999 JAWS entered into a debenture amendment and settlement agreement (the "Agreement") with Thomson Kernaghan & Co. Limited ("Thomson Kernaghan"), which resulted in the settlement of all outstanding obligations of the convertible debentures and related warrants (issuable pursuant to the Debenture Acquisition Agreement dated September 25, 1998 as amended on April 27, 1999), and the issuance by JAWS of common shares to Thomson Kernaghan on November 23, 1999.

     The pro forma consolidated income statement for the year ended December 31, 1998 gives effect to the following assumptions and transactions as if the effective date of the Agreement was January 1, 1998:

     4.1 An increase to non cash interest expense of $581,685 representing the unamortized fees and related interest and penalty amounts.

     4.2 Interest expense of $381,688 and amortization of deferred financing fees of $5,158 relating to the convertible debentures have been eliminated.

5. The amounts shown in this pro forma consolidated statement of income for Pace and for Offsite have been translated into United States dollars from Canadian dollars at the period average rate for the income statement.


906592.5
                                      F-11

                          INDEPENDENT AUDITORS' REPORT1


To the Board of Directors
JAWS Technologies, Inc.

We have audited the accompanying consolidated balance sheets of JAWS Technologies, Inc. as at December 31, 1998 and 1997 and the related consolidated statements of loss and deficit and comprehensive loss, changes in stockholders' equity and cash flows for the year ended December 31, 1998, and for the period from the date of incorporation on January 27, 1997 to December 31, 1997. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of JAWS Technologies, Inc. as at December 31, 1998 and December 31, 1997 and the consolidated results of its operations and its consolidated cash flows for the year ended December 31, 1998, and for the period from the date of incorporation on January 27, 1997 to December 31, 1997, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the financial statements, the Company's recurring losses from operations and working capital deficiency raise substantial doubts about its ability to continue as a going concern. Management's plans as to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Calgary, Canada                         signed:  Ernst & Young LLP
March 22, 1999                          Chartered Accountants
except for Note 17 which is at December 2, 1999



906592.5
                                      F-12

                           CONSOLIDATED BALANCE SHEETS
                   (all amounts are expressed in U.S. dollars)
                      (see basis of presentation - note 1)


                                                   September 30,     December 31,    December 31,
                                                        1999             1998            1997
                                                         $                $                $
------------------------------------------------- ---------------- ---------------- ---------------
                                                    (unaudited)
ASSETS
Current
Cash                                                       664,428           33,732             111
Term deposits  [note 4]                                     27,000               --              --
Accounts receivable                                        421,138            7,243              --
Due from related parties [note 7]                               --           13,118              --
Prepaid expenses and deposits                               86,828          140,456           7,500
------------------------------------------------- ---------------- ---------------- ---------------
                                                         1,199,394          194,549           7,611

Fixed assets, net of $82,292 (December 31, 1998 -
$13,461; December 31, 1997 - $1,160) accumulated
depreciation [note 5]                                      498,004           78,830           2,320
------------------------------------------------- ---------------- ---------------- ---------------
                                                         1,697,398          273,379           9,931
================================================= ================ ================ ===============


LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current
Accounts payable and accrued liabilities                   897,947          428,600          32,976
Current portion of capital lease obligations payable        14,119               --              --
[note 12]
Due to related parties [note 7]                            196,258          197,115              --
Due to stockholders [note 7]                                 2,044           74,717          78,159
------------------------------------------------- ---------------- ---------------- ---------------
                                                         1,110,368          700,432         111,135
------------------------------------------------- ---------------- ---------------- ---------------

Capital lease obligations payable [note 12]                 66,989               --              --
Convertible debentures [note 8]                          1,091,348          146,606              --
------------------------------------------------- ---------------- ---------------- ---------------
                                                         1,158,337          146,606          78,159
------------------------------------------------- ---------------- ---------------- ---------------


Commitments and contingencies [notes 1 and 11)
Stockholders' deficiency

Authorized
 95,000,000 common shares at $0.001 par value
   5,000,000 preferred shares at $0.001 par value
Common stock issued and paid-up [note 6]                    15,114           10,612           4,000
Capital in excess of par value [note 6]                  5,369,891        2,212,153          31,650
Contributed surplus                                      1,241,607          425,559              --
Cumulative translation adjustment                         (145,643)          (8,842)             --
Deficit                                                 (7,052,276)      (3,213,141)       (136,854)
------------------------------------------------- ---------------- ---------------- ---------------
                                                          (571,307)        (573,659)       (101,204)
------------------------------------------------- ---------------- ---------------- ---------------
                                                         1,697,398          273,379           9,931
------------------------------------------------- ---------------- ---------------- ---------------

See accompanying notes
On behalf of the Board:    (signed) Arthur Wong       (signed) Riaz Mamdani
                                    Director                   Director

906592.5
                                      F-13

                 CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT AND
                               COMPREHENSIVE LOSS
                   (all amounts are expressed in U.S. dollars)

                                                                                      Period from
                                                                                     incorporation
                                           Nine months ended          Year ended    January 27, to
                                             September 30,           December 31,    December 31,

                                      ---------------------------- ---------------- ----------------

                                           1999           1998           1998             1997
                                            $              $               $                $
------------------------------------- -------------- -------------- --------------- -----------------
                                       (unaudited)

REVENUE [note 7]                             372,630         28,440          29,068                --
------------------------------------- -------------- -------------- --------------- -----------------

EXPENSES [note 7]
Accounting and legal                         246,909        105,372         186,128            69,952
Advertising and promotion                    234,398        194,764         218,574            35,000
Consulting                                   438,655        685,375         514,894            30,731
Depreciation and amortization                 67,462          8,877          14,041               580
Directors' fees                               97,501             --          33,333                --
Management fees                              147,036             --              --                --
Amortization of deferred financing
    fees [note 8]                             75,601             --           5,158                --
Foreign exchange loss                         10,248             --            (431)               --
Non cash interest expense [note 8]           833,115             --         381,688                --
Interest expense and bank charges              6,197             --           2,869                --
Investor relations                           100,255             --         258,016                --
Office and administration                    110,638             --          83,143                --
Other                                        291,420         76,649          52,928               591
Rent                                         180,840         13,523          29,637                --
Sub-contracting costs                        337,712             --              --                --
Travel                                       281,643        120,342         132,646                --
Wages and employee benefits                  752,135        124,599         283,728                --
Software development costs
         [note 3]                                 --        909,003         909,003                --
------------------------------------- -------------- -------------- --------------- -----------------
                                           4,211,765      2,238,504       3,105,355           136,854
------------------------------------- -------------- -------------- --------------- -----------------
Loss for the period [note 10]             (3,839,135)    (2,210,064)     (3,076,287)         (136,854)
Other comprehensive loss
Foreign currency translation
adjustment                                  (136,801)       (29,847)         (8,842)               --
------------------------------------- -------------- -------------- --------------- -----------------
Comprehensive loss                        (3,975,936)    (2,239,911)     (3,085,129)         (136,854)
===================================== ============== ============== =============== =================

Deficit, beginning of period              (3,213,141)      (136,854)       (136,854)               --
Loss for the period                       (3,839,135)    (2,210,064)     (3,076,287)         (136,854)
------------------------------------- -------------- -------------- --------------- -----------------
Deficit, end of period                    (7,052,276)    (2,346,918)     (3,213,141)         (136,854)
------------------------------------- -------------- -------------- --------------- -----------------

Loss per common share [note 9]               (0.30)         (0.31)          (0.42)            (0.03)
Weighted average number of shares
     outstanding                          12,837,302      7,101,869       7,405,421         4,000,000
===================================== ============== ============== =============== =================

See accompanying notes


906592.5
                                      F-14

                      CONSOLIDATED STATEMENT OF CHANGES IN
                              STOCKHOLDERS' EQUITY
                   (all amounts are expressed in U.S. dollars)

                                                                      Capital in
                                             Shares      Par Value     Excess of       Contributed
                                                                       Par Value         Surplus
                                                             $             $                $
---------------------------------------- -------------- ------------ -------------- ------------------

Balance, January 27, 1997
Issuance of Common Stock for cash             4,000,000        4,000         56,000                 --
Less share issue costs                               --           --        (24,350)                --
---------------------------------------- -------------- ------------ -------------- ------------------
Balance, December 31, 1997                    4,000,000        4,000         31,650                 --
======================================== ============== ============ ============== ==================
Issuance of Common Stock for services
     [note 6]                                   400,000          400        199,600                 --
Issuance of Common Stock on acquisition
     of subsidiary [note 4]                   1,500,000        1,500        838,248                 --
Issuance of Common Stock for cash             2,800,000        2,800      1,017,200                 --
Warrants issued with issuance of
     convertible debentures [note 8]                 --           --             --            342,857
Equity component of convertible
     debentures [note 8]                             --           --             --            118,462
Equity component of financing fees
     [note  8]                                       --           --             --            (11,760)
Equity component of financing fees
     [note 8]                                        --           --             --            (24,000)
Issue of Common Stock upon conversion
     of convertible debentures [note 8]       1,912,317        1,912        211,886                 --
Financing fee associated with converted
     debentures [note 8]                             --           --        (21,117)                --
Share issue costs                                    --           --        (65,314)
---------------------------------------- -------------- ------------ -------------- ------------------
Balance, December 31, 1998                   10,612,317       10,612      2,212,153            425,559
======================================== ============== ============ ============== ==================
(unaudited)
Issuance of Common Stock for cash               317,188          317        101,183                 --
Equity component of convertible
     debentures [note 8]                             --           --             --            424,575
Equity component of financing fees
     [note 8]                                        --           --             --            (14,000)
Issuance of Common Stock for cash             4,044,761        4,044      2,867,756                 --
Equity component of convertible
     debenture [note 8]                              --           --             --            193,292
Equity component of financing fee
     [note 8]                                        --           --             --            (19,329)
Warrants issued with issuance of
     convertible debentures [note 8]                 --           --             --            341,538
Equity component of financing fee [note
     8]                                              --           --             --           (110,028)
Issuance of Common Stock in settlement
     of trade payable                           141,000          141        188,799                 --
---------------------------------------- -------------- ------------ -------------- ------------------
Balance, September 30, 1999                  15,115,266       15,114      5,369,891          1,241,607
======================================== ============== ============ ============== ==================

See accompanying notes

906592.5
                                      F-15

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                   (all amounts are expressed in U.S. dollars)

                                                                                       Period from
                                                                                      incorporation
                                             Nine months ended         Year ended     January 27, to
                                               September 30,          December 31,     December 31,

                                        --------------------------- ---------------- ----------------

                                             1999          1998            1998             1997
                                              $              $              $                $
-----------------------------------------------------------------------------------------------------
                                         (unaudited)
Cash flows used in operating activities
Loss for the period                         (3,839,135)   (2,210,064)      (3,076,287)        (136,854)
Adjustments to reconcile loss to cash
    flows used in operating activities:
    Consulting expense not involving
      the payment of cash [note 6]                  --       200,000          200,000               --
    Depreciation and amortization               67,462         8,877           14,041              580
    Amortization of deferred financing          75,601            --            5,158               --
      fees
    Software development costs                      --       909,189          909,003               --
    Non-cash interest expense on
      warrants                                      --            --          257,143               --
    Non-cash interest expense on
      convertible debentures                   755,792            --          118,462               --
    Non-cash interest expense on
      convertible debenture conversion
      and accrued interest                      77,323            --            6,083               --
  Changes in non-cash working capital
    balances [note 13]                         121,341       364,410          439,422           25,476
--------------------------------------- -------------- ------------- ---------------- ----------------
                                            (2,741,731)     (727,588)      (1,126,975)        (110,798)
--------------------------------------- -------------- ------------- ---------------- ----------------

Cash flows used in investing activities
Purchase of fixed assets                      (542,329)     (134,474)        (115,584)          (2,900)
Purchase of term deposits [note 4]             (27,000)           --               --               --
--------------------------------------- -------------- ------------- ---------------- ----------------
                                              (569,329)     (134,474)        (115,584)          (2,900)
--------------------------------------- -------------- ------------- ---------------- ----------------

Cash flows generated by (used in)
  financing activities
Proceeds from the issuance of Common
  Stock, net of issue costs                  3,024,314       954,686          954,686           35,650
Repayment of stockholder advances              (72,673)     (117,044)         (78,159)          78,159
Proceeds from stockholder advances                  --        24,309           20,273               --
Proceeds on issue of convertible
  debenture                                  1,100,000            --          420,000               --
Financing fees on issue of convertible
  debenture                                   (110,000)           --          (42,000)              --
--------------------------------------- -------------- ------------- ---------------- ----------------
                                             3,941,641       861,951        1,274,800          113,809
--------------------------------------- -------------- ------------- ---------------- ----------------

Increase (decrease) in cash                    630,696          (111)          32,241              111
Cash acquired on acquisition of
  subsidiary                                        --            --            1,380               --
Cash, beginning of period                       33,732           111              111               --
--------------------------------------- -------------- ------------- ---------------- ----------------
Cash, end of period                            664,428            --           33,732              111
--------------------------------------- -------------- ------------- ---------------- ----------------

See accompanying notes

906592.5
                                      F-16

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)

(Amounts as at September 30, 1999 and for the nine month period then ended are unaudited)

1.  BASIS OF PRESENTATION

JAWS Technologies, Inc., (the "Company") was incorporated on January 27, 1997 under the laws of the State of Nevada as "E-Biz" Solutions, Inc. On March 27, 1998, "E-Biz" Solutions, Inc. changed its name to JAWS Technologies, Inc. The business purpose is developing and selling encryption software. These activities are carried out through the Company's wholly owned Canadian subsidiary.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company has a working capital deficiency of $505,883 at December 31, 1998, a deficit of $3,213,141 at December 31, 1998 and $7,052,276 as at
September 30, 1999 and net operating cash outflows of $2,741,616 for the nine month period ended September 30, 1999. Although it has a positive working capital balance of $89,026 at September 30, 1999, the Company's continuation as a going concern is dependent on its ability to generate sufficient cash flow, to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain successful operations. However, no assurance can be given at this time as to whether the Company will achieve any of these conditions. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern for a reasonable period of time.

Management believes that additional funding will be required to finance expected operations until a market has been developed for the Company's software. Management intends to seek additional financing through future private or public offerings of stock and through the exercise of stock options.

The accompanying financial statements reflect all adjustments which are, in the opinion of management, necessary to reflect a fair presentation for the periods being presented.

2.  SIGNIFICANT ACCOUNTING POLICIES

The financial statements have, in management's opinion, been properly prepared in accordance with accounting principles generally accepted in the United States.

Use of estimates

Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which would affect the amount of recorded assets, liabilities, revenues and expenses. Actual amounts could differ from these estimates.

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, JAWS Technologies, Inc., an Alberta, Canada corporation ("JAWS Alberta"), and JAWS

906592.5
                                      F-17

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)

(Amounts as at September 30, 1999 and for the nine month period then ended are unaudited)

Technologies (Ontario) Inc. an Ontario Canada corporation ("JAWS Ontario"), after elimination of intercompany accounts and transactions.

Fixed assets

Fixed assets are recorded at cost and are depreciated at the following annual rates which are designed to amortize the cost of the assets over their estimated useful lives.

         Furniture and fixtures                      - 20% diminishing balance
         Computer hardware                           - 33% straight line
         Computer software for internal use          - 33% straight line
         Leasehold improvements                      - 20% straight line

Software development

Software development costs are expensed when technological feasibility has not yet been established. Subsequent to establishing technological feasibility, such costs are capitalized until the commencement of commercial sales.

Financing fees

Financing fees associated with that portion of the 10% convertible debentures classified as debt are deferred and amortized over the life of the debentures. Financing fees associated with that portion of the convertible debentures classified as contributed surplus is charged to that account. The pro rata portion of financing fees associated with converted debentures is charged to share capital in excess of par value.

Revenue Recognition

Revenue from selling encryption software is recognized when the software is delivered. Consulting fees are recognized when the services are rendered or earned.

Advertising

Advertising costs are expensed as incurred.

Income Taxes

The Company follows the liability method of accounting for the tax effect of temporary differences between the carrying amount and the tax basis of the company's assets and liabilities. Temporary differences arise when the realization of an asset or the settlement of a liability would give rise to either an increase or decrease in the Company's income taxes payable for the year or later period. Deferred income taxes are recorded at the income tax rates that are expected to apply when the deferred tax liability is settled or the deferred tax asset is realized. When necessary, valuation allowances are established to reduce deferred income tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred income tax assets and liabilities.

906592.5
                                      F-18

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)

(Amounts as at September 30, 1999 and for the nine month period then ended are unaudited)

Foreign Currency Translation

The functional currency of the Company's subsidiaries is the Canadian dollar. Accordingly, assets and liabilities of the subsidiaries are translated at the year-end exchange rate and revenues and expenses are translated at average exchange rates. Gains and losses arising from the translation of the financial statements of the subsidiaries are recorded in a "Cumulative Translation Adjustment" account in stockholders' equity.

Loss Per Common Share

The loss per common share has been calculated based on the weighted average number of common shares outstanding during the period. Diluted earnings per share, assuming all warrants, options and conversion features were exercised, does not differ from basic earnings per share.

Stock Options

The Company applies the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock option plans. Accordingly, no compensation cost is recognized in the accounts as options are granted with an exercise price that approximates the prevailing market price.

Prior year amounts

Certain prior year amounts have been reclassified to conform to the presentation adopted in 1999.

3.   ACQUISITION

On February 10, 1998 the Company issued 1,500,000 restricted common shares, as well as options to purchase 400,000 shares of its restricted Common Stock at $0.50 per share in exchange for all of the outstanding Common Stock of JAWS Alberta. The options issued in connection with the acquisition have been ascribed no value. JAWS Alberta was a development stage company which at the time of acquisition was in the process of creating a new encryption software product. The acquisition has been accounted for by the purchase method.

The purchase price, and thereby the amounts allocated to software and the shares issued, net of other assets and liabilities acquired, was determined based on estimates by management as to the replacement cost for the encryption software development which had been incurred by JAWS Alberta prior to the acquisition date. The purchase price has been allocated to the net assets acquired based on their estimated fair values as follows:


                                               $
---------------------------------------------------------
Net assets acquired
Non-cash working capital                           (5,087)
Software under development                        909,003
Fixed assets                                        2,891
Due to stockholders                               (54,443)
---------------------------------------------------------


906592.5
                                      F-19

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)

(Amounts as at September 30, 1999 and for the nine month period then ended are unaudited)



Net assets acquired, excluding cash                      852,364
Acquisition costs                                        (13,996)
Cash acquired                                              1,380
----------------------------------------------------------------
Net assets acquired for Common Stock                     839,748
================================================================

The amount allocated to software under development relates to encryption software and its related algorithms, including the "L5" software. This software, at the time of purchase, was not completely developed, tested or otherwise available for sale and therefore has been immediately expensed in the accompanying consolidated statements of loss and deficit. Coding and testing activities for this software were completed on July 31, 1998.

The operating results of the acquired company are included in the consolidated statements of loss, deficit and comprehensive loss from the date of acquisition.

Pro forma loss and pro forma loss per common share for the nine month period ended September 30, 1998, giving effect to the acquisition of JAWS Alberta as at January 1, 1998 are $2,217,462 and $0.31 respectively (year ended December 31, 1998 - $3,083,685 and $0.42 respectively). Pro forma revenue does not differ from that recorded for the period to September 30, 1998, being $28,440, or for the period to December 31, 1998, being $29,068.

4.   TERM DEPOSITS

The term deposits are on deposit with a Canadian Chartered Bank. These deposits have been pledged as security for certain corporate credit cards, and as such are not available for the Company's general use. These deposits earn interest at
2.95 percent per annum and mature May 9, 2000.

5.   FIXED ASSETS

                                                       September 30, 1999
                                       --------------------------------------------------

                                                           Accumulated         Net Book
                                             Cost          Depreciation         Value
                                              $                 $                 $
-------------------------------------- ---------------- ------------------ ----------------

Furniture and fixtures                          261,184             29,978          231,206
Computer hardware                               122,815             27,769           95,046
Computer software for internal use               33,937              6,680           27,257
Leasehold improvements                          162,360             17,865          144,495
-------------------------------------- ---------------- ------------------ ----------------
                                                580,296             82,292          498,004
-------------------------------------- ---------------- ------------------ ----------------


                                                        December 31, 1998
                                       ----------------------------------------------------
                                                            Accumulated         Net Book
                                             Cost           Depreciation         Value
                                              $                  $                 $
-------------------------------------- ---------------- -------------------- --------------

Furniture and fixtures                           31,758                6,482         25,276
Computer hardware                                47,371                5,534         41,837


906592.5
                                      F-20

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)

(Amounts as at September 30, 1999 and for the nine month period then ended are unaudited)


Computer software for internal use      13,162       1,445         11,717
--------------------------------- ------------ ----------- --------------
                                        92,291      13,461         78,830
--------------------------------- ------------ ----------- --------------

6.    SHARE CAPITAL

Authorized

     95,000,000 common shares at $0.001 par value (increased from 20,000,000 April 8, 1999)
     5,000,000 preferred shares at $0.001 par value

Common stock issued

During 1998, the 400,000 restricted common shares issued for services provided by two consultants in relation to the establishment of the capital structure of the Company. The shares were recorded at their estimated fair value of $200,000.

Common stock held in escrow

Upon entering into the 10% convertible debenture agreement (see note 8) the Company placed 9,500,000 shares in escrow relating to the $2 million of financing. In addition, 1,071,429 shares and 357,143 shares were placed in escrow relating to the purchasers' and agent's warrants issued in relation to the 10% convertible debenture agreement.

Options

As at September 30, 1999, the Company has issued 2,360,600 options to purchase Common Stock to the Company's directors, officers and employees. Of the total issued, none have been exercised as at September 30, 1999. Details of the stock options outstanding at September 30, 1999 are as follows:

          Number of Options                    Exercise Price                         Expiry Date
------------------------------------- ---------------------------------     --------------------------------
             200,000                                 0.15                            February 22, 2008
              50,000                                 0.23                            June 30, 2008
              35,000                                 0.23                            June 30, 2008
              31,000                                 0.33                            June 30, 2008
             143,000                                 0.37                            June 30, 2008
              22,000                                 0.40                            June 30, 2008
             400,000                                 0.48                            August 1, 2000
             706,500                                 0.48                            June 30, 2008
              82,500                                 0.58                            June 30, 2008
              71,000                                 0.62                            June 30, 2008
              10,000                                 0.65                            June 30, 2008
              36,000                                 0.69                            June 30, 2008
              20,000                                 0.71                            June 30, 2008
              62,000                                 0.73                            June 30, 2008
              43,500                                 0.75                            June 30, 2008
              75,000                                 0.77                            June 30, 2008
               5,000                                 0.81                            June 30, 2008
              47,500                                 0.82                            June 30, 2008


906592.5
                                      F-21

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)

(Amounts as at September 30, 1999 and for the nine month period then ended are unaudited)


             250,000             0.87                            June 30, 2008
               5,600             0.98                            June 30, 2008
              65,000             2.44                            June 30, 2008
------------------------ --------------------------     -----------------------
           2,360,600
======================== ==========================     =======================

The fair value of each option granted to date is estimated on the date of grant using the Black Scholes option- pricing model with the following assumptions: expected volatility of 167%, risk-free interest rate of 4.87%; no payment of common share dividends; and expected life of 10 years. Had compensation cost for these plans been determined based upon the fair value at grant date, consistent with the methodology prescribed in Statement of Financial Accounting Standards No. 123, "accounting for Stock-Based compensation," the Company's loss and loss per common share for the nine month period ended September 30, 1999 would have been $4,220,310 and $0.33 respectively (year ended December 31, 1998: $3,324,618 and $0.45, nine months ended September 30, 1998: $2,996,987 and $0.36, respectively).

During 1998, the Company had entered into a Put Option agreement with an investor which allowed the Company to require the investor to purchase up to 25,000,000 shares of the Common Stock of the Company. In addition, the investor was to be granted warrants to purchase up to 3,000,000 shares of Common Stock.

On April 26, 1999, the Company and the investor agreed to cancel the agreement in exchange for warrants to the investor to purchase up to 1,000,000 shares of Common Stock at an exercise price of $0.70 per share. The warrants expire April 15, 2002.

On June 21, 1999, the Company issued 834,000 share purchase warrants, which entitle the holder to purchase 834,000 common shares at $2.25 per share until June 20, 2001. On August 26, 1999 the Company issued 141,000 common shares at $1.34 per common share in settlement of a trade payable.

7.    RELATED PARTY TRANSACTIONS

Amounts due to related parties consist of the following amounts:


                                September      December          December
                                   30,            31,               31,
                                  1999           1998              1997
                                    $              $                 $
------------------------------ ---------- ------------------ -----------------
Due from related parties
Futurelink Corp.                       --              9,073                --
Futurelink/Sysgold Ltd.                --              4,045                --
------------------------------ ---------- ------------------ -----------------
                                       --             13,118                --
============================== ========== ================== =================

Due to related parties
Officers and stockholders          12,849             43,588                --
Futurelink Corp.                   18,602             32,175                --
Willson Stationers Ltd.             7,304              1,352                --
Directors                         157,503            120,000                --
------------------------------ ---------- ------------------ -----------------
                                  196,258            197,115                --
============================== ========== ================== =================


906592.5
                                      F-22

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)

(Amounts as at September 30, 1999 and for the nine month period then ended are unaudited)




Due to stockholders
Bankton Financial Corporation           --             15,775                --
Cameron Chell                        2,044              1,957                --
Hampton Park Ltd.                       --             56,985                --
Other stockholder                       --                 --            78,159
------------------------------- ---------- ------------------ -----------------
                                     2,044             74,717            78,159
=============================== ========== ================== =================

Effective July 31, 1999 the Company entered into an agreement with Pace Systems Group Inc., a related party (see note 17), whereby Pace assigned certain of its revenue contracts to the Company. During the period from July 31 to September 30, 1999 the Company earned $337,988 from these contracts, which is included in revenues on the accompanying financial statements. The Company also incurred sub-contracting costs in respect of these contracts, in the amount of $337,712 which is included in expenses in the accompanying financial statements.

During the year ended December 31, 1998, the Company incurred $76,612 in fees associated with computer services provided by Futurelink Corp., an entity of which certain directors are also directors of the Company. There were $28,289 fees incurred during the period ended September 30, 1999. The Company provided sales to Futurelink Corp. during the period ended September 30, 1999 in the amount of $2,925 (December 31, 1998 - $9,073). The fees charged by and sales provided to Futurelink Corp. are recorded at their exchange amounts.

During the year ended December 31, 1998, the Company provided services of $4,045 to Futurelink/Sysgold Ltd., an entity of which certain directors are also directors of the Company. This amount was included in due from related parties at December 31, 1998. These services are provided on normal commercial terms and conditions. No services were provided to Futurelink/Sysgold Ltd. during the period ended September 30, 1999.

Office and administration expenses for the nine month period ended September 30, 1999, include $11,858 (December 31, 1998 - $8,035) paid to Willson Stationers Ltd., an entity of which certain directors are also directors and officers of the Company. These transactions are recorded at their exchange amounts.

Consulting fees for the year ended December 31, 1998, include $198,168 to officers and stockholders of the Company for services provided.

Due to stockholders represents advances received by the Company. The amount due to Hampton Park Ltd., a company owned by a stockholder, bears interest at 8% per annum and has no set repayment terms. The remaining amounts due to stockholders do not carry interest and have no set repayment terms. All stockholders have indicated they do not intend to demand repayment within the next year.

The Company entered into an agreement to lease premises from a stockholder. The lease began on November 1, 1998 and is for a five year term. The minimum rent is $9.42 per square foot per annum with 9,920 square feet of net rentable area. Additional rent is estimated at $4.03 per square foot of net rentable area per annum. The net rent expense recognized in the nine month period ended September 30, 1999 was $67,870 (year ended December 31, 1998 - $3,991).

906592.5
                                      F-23

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)

(Amounts as at September 30, 1999 and for the nine month period then ended are unaudited)

8.         CONVERTIBLE DEBENTURES

                                                                          September          December
                                                                              30,               31
                                                                             1999              1998
                                                                               $                 $
--------------------------------------------------------------------- -----------------  ----------------

Principal
Net balance outstanding, beginning of period                                    146,606                --
Funds advanced to date                                                        1,100,000           420,000
Debentures converted during the period                                               --          (210,000)
-------------------------------------------------------------------- ------------------  ----------------
                                                                              1,246,606           210,000
--------------------------------------------------------------------- -----------------  ----------------

Financing Fees
Fees paid on funds advanced to date                                            (110,000)          (42,000)
Intrinsic value associated with equity component of                              33,329            11,760
debentures
Fees paid through issuance of warrants to agent                                (341,538)          (85,714)
Intrinsic value associated with equity component of                             110,027            24,000
debentures
Amortization of financing fees to date                                           75,601             5,158
Financing fees associated with debentures converted to date                          --            21,117
--------------------------------------------------------------------- -----------------  ----------------
                                                                               (232,581)          (65,679)
--------------------------------------------------------------------- -----------------  ----------------

Interest Expense
Accrued interest expense                                                         77,323             2,285
--------------------------------------------------------------------- -----------------  ----------------
Net balance outstanding, end of period                                        1,091,348           146,606
===================================================================== ================= =================

On September 25, 1998 the Company entered into an agreement to issue 10% convertible debentures in series of $200,000 up to a total of $2,000,000, subject to the Company meeting certain conditions, which mature on October 31, 2001. The holders have the right to convert the debentures in increments of at least $100,000, at a price equal to the lower of $0.28 and 78% of the average closing bid price of the Company's Common Stock for the three trading days immediately preceding the Notice of Conversion served on the Company. For the $500,000 of convertible debentures that were issued on January 26, 1999, $250,000 of debentures can be converted at a fixed price of $0.40 per common share and the remaining $250,000 can be converted into shares at a fixed rate of $0.28 per common share. The Company may prepay any or all of the outstanding principal amounts at any time, upon thirty days' notice, subject to the holders' right to convert into common shares. A financing fee of 10% is charged on the principal sum of each convertible debenture issued. Interest is payable on the maturity date. At the holders' election, interest can be settled in Common Stock of the Company based on market prices.

On April 16, 1999, the Company drew down an additional $600,000 of financing under the 10% convertible debenture agreement, which can be converted into Common Stock at a fixed price of $0.65 per common share.

906592.5
                                      F-24

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)

(Amounts as at September 30, 1999 and for the nine month period then ended are unaudited)

On April 27, 1999, the debenture agreement was amended to include (among others) the following changes:

           (i) the total amount available under the debenture agreement was increased from $2,000,000 to $5,000,000.

           (ii) the financing fee applicable to the additional $3,000,000 available was set at 8% of the principal sum issued.

           (iii) the balance of the financing not yet drawn, $3,480,000, has a fixed conversion price of $0.40 per share.

           (iv) an additional 923,077 share purchase warrants were issued, which give the holder the right to purchase one common share for each warrant held, at a price of $0.65 per warrant.

Through September 30, 1999, the Company has issued convertible debentures totaling $1,520,000 of which $736,329 was recorded as contributed surplus with an offsetting amount charged as interest on long term debt. Of the debentures issued, $210,000 principal plus $3,798 interest was converted into 1,912,317 shares on November 30, 1998, based on a conversion price of $.1118 (being 78% of the average closing bid price of the Company's Common Stock for the three trading days preceding the Notice of Conversion). Interest totaling $79,608 has been accrued and included in the convertible debenture balance outstanding at September 30, 1999. These shares will be formally issued when the Company's SB-2 Registration Statement has been declared effective.

At the time of the initial funding on October 1, 1998, the Company issued 1,428,572 common share purchase warrants (357,143 to the agent and 1,071,429 to the ultimate subscriber of the issue). Each warrant gives the holder the right to purchase one common share of the Company at $0.28 until October 31, 2001. An amount of $342,857 has been included in contributed surplus as the estimated value attributed to these warrants as they were exercisable upon issuance. In addition, the warrants issued to the agent have been treated as a financing fee in the amount of $85,714. The value of these fees associated with the equity component of the 10% convertible debentures has been charged to contributed surplus in the amount of $24,000. The remaining balance is being amortized over the life of the 10% convertible debentures.

Through September 30, 1999 the Company has paid financing fees on the 10% convertible debentures totaling $152,000. The fees associated with the equity component of the 10% convertible debentures, being $45,089, have been charged to contributed surplus. The remaining amount, which has been recorded as a reduction of the debenture principal, is being amortized over the life of the 10% convertible debentures, unless the debentures are converted. If converted, the pro rata portion of the financing fees associated with the converted debentures is charged to capital in excess of par value. During 1998, $21,117 has been charged to capital in excess of par value relating to $210,000 of convertible debentures which were converted.

The additional share purchase  warrants issued on April 27, 1999 as described in
(iv) above have been recorded as contributed surplus at their estimated value of $341,538, as they were exercisable upon issuance. An offsetting amount of $110,027 attributable to the equity portion of the related debentures has been recorded as a charge against contributed surplus; the remainder has been charged as a discount to debt and is being amortized over the life of the debt.

906592.5
                                      F-25

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)

(Amounts as at September 30, 1999 and for the nine month period then ended are unaudited)

The Company is currently in the process of filing a form SB-2 Registration Statement qualifying the shares to be issued on conversion of the debentures with the Securities and Exchange Commission. Until such time as the common shares are registered, a charge of 0.986% per day will apply against the initial amount funded. Further, as registration did not occur within 120 days of initial funding, a charge of 0.1644% per day will apply for each day thereafter. The initial amount funded on October 1, 1998 was $200,000. An amount of $82,200 for the penalty of late filing of the Registration Statement, and has been included in accounts payable.

9.   LOSS PER SHARE

Loss per common share is loss for the period divided by the weighted average number of common shares outstanding. The effect on earnings per share of the exercise of options and warrants, and the conversion of the convertible debentures is anti-dilutive.

10.  INCOME TAXES

The income tax benefit differs from the amount computed by applying the U.S. federal statutory tax rates to the loss before income taxes for the following reasons:

                                              September 30,   September 30,    December 31,     December 31,
                                                  1999             1998            1998             1997
                                                    $               $               $                $
------------------------------------------- ----------------- -------------- ---------------- ----------------
                                                  (34%)           (35%)           (34%)            (34%)

Income tax benefit at U.S. statutory rate          (1,305,306)      (773,522)      (1,045,938)         (46,530)
Increase (decrease) in taxes resulting from:
    Change in deferred tax asset valuation
    allowance                                       1,200,985        968,663        1,106,172           46,530
    Non-deductible expenses                           338,887              -          128,162                -
    Foreign tax rate differences                     (234,566)      (195,141)        (188,396)               -
------------------------------------------- ----------------- -------------- ---------------- ----------------
Income tax benefit                                         --             --               --               --
------------------------------------------- ----------------- -------------- ---------------- ----------------

For financial reporting purposes, loss before income taxes includes the following components:


                                              September 30,   September 30,   December 31,    December 31,
                                                  1999            1998            1998            1997
                                                    $               $               $               $
------------------------------------------ ------------------ -------------- ---------------- ----------------
Pre-tax loss:
          United States                          (1,740,449)      (258,650)     (1,302,313)       (136,854)
   Foreign                                       (2,098,686)    (1,951,414)     (1,773,974)              -
------------------------------------------- ----------------- -------------- ---------------- ----------------
                                                 (3,839,135)    (2,210,064)     (3,076,287)       (136,854)
=========================================== ================= ============== ================ ================

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company's deferred tax assets are as follows:


                                                September 30,       December 31,     December 31,
                                                     1999               1998             1997
                                                      $                   $                $
--------------------------------------------    ----------------    ---------------   ------------
Deferred tax assets (liabilities):
Net operating loss carryforwards                    1,884,932             697,768            --


906592.5
                                      F-26

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)

(Amounts as at September 30, 1999 and for the nine month period then ended are unaudited)


   Start-up costs                30,859              37,999             46,333
   Depreciation                  35,714               5,807                 --
   Organization costs               361                 394                197
   Debt issue costs              (3,776)              5,137                 --
   Software costs               405,597             405,597                 --
-------------------------- ------------ ------------------- ------------------
Net deferred tax assets       2,353,687           1,152,702             46,530
Valuation allowance          (2,353,687)         (1,152,702)           (46,530)
-------------------------- ------------ ------------------- ------------------
Net deferred tax assets              --                  --                 --
========================== ============ =================== ==================

The Company has provided a valuation allowance for the full amount of deferred tax assets in light of its history of operating losses since its inception.

The Company has U.S. operating losses carried forward of $1,705,000 which expire as follows:


                        $
                   -----------

2018                   880,000
2019                   825,000

The availability of these loss carryforwards to reduce future taxable income could be subject to limitations under the Internal Revenue Code of 1986, as amended. Certain ownership changes can significantly limit the utilization of net operating loss carryforwards in the period following the ownership change. The Company has not determined whether such changes have occurred and the effect such changes could have on its ability to carry forward all or some of the U.S. net operating losses.

The Company has non-capital losses carried forward for Canadian income tax purposes of $3,022,000. These losses expire as follows:

                         $
                   -------------

2003                      45,000
2004                       7,000
2005                     895,000
2006                   2,075,000


906592.5
                                      F-27

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)

(Amounts as at September 30, 1999 and for the nine month period then ended are unaudited)

11.  COMMITMENTS

The Company is committed to the following minimum lease payments under operating leases for premises and equipment:


                             $
                        -----------

Remainder of 1999            28,236
2000                        112,943
2001                         94,932
2002                         94,641
2003                         78,867
                        -----------
Total                       409,619
                        -----------

12.  CAPITAL LEASE OBLIGATIONS PAYABLE

The future minimum lease payments at September 30, 1999 under capital leases are as follows:



-------------------------------------------------------- ----------------------
Remainder of 1999                                                         7,965
2000                                                                     22,344
2001                                                                     22,344
2002                                                                     21,486
2003                                                                     20,627
2004                                                                     11,868
------------------------------------------------------- -----------------------
Total future minimum lease payments                                     106,634
Less: imputed interest                                                  (25,526)
-------------------------------------------------------- ----------------------
Balance of obligations under capital leases                              81,108
Less: current portion included in accounts payable and accrued
liabilities                                                             (14,119)
-------------------------------------------------------- ----------------------
Long term obligation under capital leases                                66,989
-------------------------------------------------------- ----------------------


906592.5
                                      F-28

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)

(Amounts as at September 30, 1999 and for the nine month period then ended are unaudited)

13.  NET CHANGE IN NON-CASH WORKING CAPITAL

                                 September 30,    September 30,     December 31,       December 31,
                                      1999             1998             1998               1997
                                       $                $                 $                  $
------------------------------ ------------- ---------------- ----------------- -------------------
Accounts receivable                 (413,895)         (20,088)           (7,243)                 --
Due from related parties              13,118               --           (13,118)                 --
Prepaid expenses and                  53,628          (19,612)         (132,956)             (7,500)
deposits
Accounts payable and
accrued liabilities                  469,347          404,110           395,624              32,976
Due to related parties                  (857)              --           197,115                  --
------------------------------- ------------ ---------------- ----------------- -------------------
Change relating to
operating activities                 121,341          364,410           439,422              25,476
------------------------------- ------------ ---------------- ----------------- -------------------

14.  SEGMENTED INFORMATION

The Company's activities are conducted in one operating segment with all activities relating to the development and sale of encryption software. These activities are planned to be carried out in Canada and the United States. To date, all the activities have occurred in Canada.

15.  FINANCIAL INSTRUMENTS

Financial instruments comprising cash, accounts receivable, amounts due from related parties, deposits, accounts payable and accrued liabilities, amounts due to related parties, capital lease obligations, and amounts due to stockholders approximate their fair value. It is management's opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.

The estimated fair value as at September 30, 1999 of the 10% convertible debentures is $864,934 (December 31, 1998 - $189,000). This is based on the estimated present value of the principal and interest of the debenture.

The Company is subject to cash flow risk to the extent of the fixed 10% simple interest rate being charged on the convertible debentures. The effective annual interest rate realized by the Company, exclusive of the amounts relating to the conversion feature of the 10% convertible debentures and the warrants, was 10% (December 31, 1998 - 10%).

16.  RECENT PRONOUNCEMENTS

In June, 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities", which will be effective for fiscal years beginning after June 15, 2000. The Company does not acquire derivatives or engage in hedging activities.


906592.5
                                      F-29

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)

(Amounts as at September 30, 1999 and for the nine month period then ended are unaudited)

17.  SUBSEQUENT EVENTS

a) Effective on November 3, 1999, the Company acquired all of the outstanding common shares of Pace Systems Group Inc. ("Pace"). As consideration for this purchase, the Company will issue 1,731,932 common shares, valued at $1.70 per share, representing total consideration of $2,944,284.

b) On November 2, 1999 and as amended December 2, 1999, the Company entered into a pre-acquisition agreement with Offsite Data Services Ltd. (Offsite), a company incorporated in the Province of Alberta and listed on the Alberta Stock Exchange, whereby the companies have agreed to combine their business interests through an offer by the Company to purchase all of the outstanding shares of Offsite. The offer is expected to be mailed on December 10, 1999.

c) Effective on November 1, 1999 Jaws entered into a debenture amendment and settlement agreement (the "Agreement") with Thomson Kernaghan & Co. Limited ("Thomson Kernaghan"), which resulted in the settlement of all outstanding obligations of the convertible debentures and related warrants, and the issuance by Jaws of common shares to Thomson Kernaghan on November 23, 1999.

906592.5
                                      F-30

                              FINANCIAL STATEMENTS

                               Pace Systems Group





                             July 31, 1999 and 1998

922641.1

                          INDEPENDENT AUDITORS' REPORT




To the Directors of
Pace Systems Group

We have audited the accompanying balance sheets of Pace Systems Group as at July 31, 1999 and 1998 and the related statements of income (loss) and comprehensive income (loss) and deficit and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Corporation as at July 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.




Toronto, Canada,
October 1, 1999.                                           Chartered Accountants


922641.1

Pace Systems Group


                                 BALANCE SHEETS
                  [all amounts are expressed in Cdn. dollars]


As at July 31



                                                                          1999               1998
                                                                            $                  $
------------------------------------------------------------------------------------------------------------------------------------

ASSETS
Current
Cash                                                                    12,734            236,125
Accounts receivable                                                    350,831            193,813
Income taxes recoverable                                                    --              2,238
------------------------------------------------------------------------------------------------------------------------------------
Total current assets                                                   363,565            432,176
------------------------------------------------------------------------------------------------------------------------------------
Fixed assets, net [note 2]                                               9,870              6,129
------------------------------------------------------------------------------------------------------------------------------------
                                                                       373,435            438,305
====================================================================================================================================

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current
Accounts payable and accrued liabilities                               129,045            542,501
Due to related parties [note 4]                                        262,854                605
------------------------------------------------------------------------------------------------------------------------------------
Total current liabilities                                              391,899            543,106
------------------------------------------------------------------------------------------------------------------------------------
Commitment [note 6]

Stockholders' deficiency
Authorized
   100 common shares
Issued
   100 common shares at $1 [note 3]                                        100                100
Deficit                                                                (18,564)          (104,901)
------------------------------------------------------------------------------------------------------------------------------------
Total stockholders' deficiency                                         (18,464)          (104,801)
------------------------------------------------------------------------------------------------------------------------------------
                                                                       373,435            438,305
====================================================================================================================================

See accompanying notes

922641.1

Pace Systems Group

     STATEMENTs OF Income (Loss) and COMPREHENSIVE income (loss) and deficit
                   [all amounts are expressed in Cdn. dollars]


Years ended July 31



                                                                          1999               1998
                                                                            $                  $
------------------------------------------------------------------------------------------------------------------------------------

Revenue
Consulting fees                                                      1,901,187          1,626,094
Subcontracting [note 4]                                              1,580,833          1,604,394
------------------------------------------------------------------------------------------------------------------------------------
Gross profit                                                           320,354             21,700
------------------------------------------------------------------------------------------------------------------------------------

Expenses
General and administrative                                             232,198            116,392
Depreciation                                                             1,819              1,599
------------------------------------------------------------------------------------------------------------------------------------
                                                                       234,017            117,991
------------------------------------------------------------------------------------------------------------------------------------
Net income (loss) and comprehensive
   income (loss) for the year                                           86,337            (96,291)

Deficit, beginning of year                                            (104,901)            (8,610)
------------------------------------------------------------------------------------------------------------------------------------
Deficit, end of year                                                   (18,564)          (104,901)
====================================================================================================================================

See accompanying notes

922641.1

Pace Systems Group


                            STATEMENTs OF CASH FLOWS
                   [all amounts are expressed in Cdn. dollars]


Years ended July 31



                                                                          1999               1998
                                                                            $                  $
------------------------------------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net income (loss) and comprehensive income (loss) for the year          86,337            (96,291)
Adjustments to reconcile net income (loss) to cash used
   in operating activities
   Depreciation                                                          1,819              1,599
Net change in non-cash working capital balances
   related to operations [note 11]                                    (568,236)            69,284
------------------------------------------------------------------------------------------------------------------------------------
Cash used in operating activities                                     (480,080)           (25,408)
------------------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of fixed assets                                                (5,560)                --
------------------------------------------------------------------------------------------------------------------------------------
Cash used in investing activities                                       (5,560)                --
------------------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Due to related parties                                                 262,249             (2,010)
------------------------------------------------------------------------------------------------------------------------------------
Cash provided by (used in) financing activities                        262,249             (2,010)
------------------------------------------------------------------------------------------------------------------------------------

Net decrease in cash during the year                                  (223,391)           (27,418)
Cash, beginning of year                                                236,125            263,543
------------------------------------------------------------------------------------------------------------------------------------
Cash, end of year                                                       12,734            236,125
====================================================================================================================================

See accompanying notes

922641.1

Pace Systems Group


                          NOTES TO FINANCIAL STATEMENTS
                   [all amounts are expressed in Cdn. dollars]


July 31, 1999 and 1998


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Pace Systems Group [the "Corporation"] was incorporated in 1986 under the laws of Ontario. The Corporation's purpose is providing consulting services to companies relating to information systems.

The accompanying financial statements reflect all adjustments which are, in the opinion of management, necessary to reflect a fair presentation for the years being presented.

These financial statements have, in management's opinion, been properly prepared in accordance with accounting principles generally accepted in the United States. The more significant accounting policies are summarized below:

Revenue recognition

Consulting fees are recognized when the services are rendered or earned.

Use of estimates

Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which would affect the amount of recorded assets, liabilities, revenue and expenses. Actual amounts could differ from these estimates.

Fixed assets

Fixed assets are recorded at cost less accumulated depreciation. Depreciation is provided on a declining balance basis at rates which are designed to amortize the cost of the assets over their estimated useful lives as follows:

Furniture and fixtures                               20%
Computer hardware                                    30%

Income taxes

The Corporation accounts for deferred income taxes based on the liability method. Under the liability method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases measured using the substantially enacted tax rates and laws that will be in effect when the difference as reflected reverse.

922641.1

Pace Systems Group


                          NOTES TO FINANCIAL STATEMENTS
                   [all amounts are expressed in Cdn. dollars]


July 31, 1999 and 1998


Foreign currency translation

Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the rates of exchange prevailing at the balance sheet dates. Non-monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at historic rates. Revenue and expenses denominated in foreign currencies are translated into Canadian dollars at the prevailing rates at the transaction dates. Exchange gains and losses are included in income.

Cash

Cash consists of cash on hand and balances with banks.

2. FIXED ASSETS

Fixed assets consist of the following:

                                                                           1999
                                                                      Accumulated        Net book
                                                         Cost        depreciation          value
                                                           $               $                 $
------------------------------------------------------------------------------------------------------------------------------------
Furniture and fixtures                                  67,949          58,340              9,609
Computer hardware                                        1,279           1,018                261
------------------------------------------------------------------------------------------------------------------------------------
                                                        69,228          59,358              9,870
====================================================================================================================================

                                      1998
                                                                      Accumulated        Net book
                                                         Cost        depreciation          value
                                                           $               $                 $
------------------------------------------------------------------------------------------------------------------------------------

Furniture and fixtures                                  62,388          56,632              5,756
Computer hardware                                        1,279             906                373
------------------------------------------------------------------------------------------------------------------------------------
                                                        63,667          57,538              6,129
====================================================================================================================================


922641.1

Pace Systems Group


                          NOTES TO FINANCIAL STATEMENTS
                   [all amounts are expressed in Cdn. dollars]


July 31, 1999 and 1998



3. SHARE CAPITAL

Share capital consists of the following:

                                                                          1999               1998
                                                                            $                  $
------------------------------------------------------------------------------------------------------------------------------------

Authorized
100 common shares

Issued
100 common shares                                                          100                100
====================================================================================================================================

On August 20, 1999, the Articles of Incorporation were amended to change the amount of authorized common shares to unlimited.

4. RELATED PARTY TRANSACTIONS

As at July 31, the Corporation has outstanding account balances with its shareholder and related party as follows:

                                                                          1999               1998
                                                                            $                  $
------------------------------------------------------------------------------------------------------------------------------------

1322669 Ontario Inc.                                                   262,395                 --
Shareholder                                                                459                605
------------------------------------------------------------------------------------------------------------------------------------
                                                                       262,854                605
====================================================================================================================================

The amount due to the shareholder is unsecured, non-interest bearing and is due on demand. 1322669 Ontario Inc. is wholly owned by the Corporation's sole shareholder.


922641.1

Pace Systems Group


                          NOTES TO FINANCIAL STATEMENTS
                   [all amounts are expressed in Cdn. dollars]


July 31, 1999 and 1998

Included in subcontracting expenses are expenses incurred with related parties as follows:

                                                                          1999               1998
                                                                            $                  $
------------------------------------------------------------------------------------------------------------------------------------

1322669 Ontario Inc.                                                   413,050                 --
Shareholder's spouse                                                     9,800             49,346
------------------------------------------------------------------------------------------------------------------------------------
                                                                       422,850             49,346
====================================================================================================================================

5. INCOME TAXES

The income tax benefit differs from the amount computed by applying the Canadian combined statutory tax rates to the income (loss) before income taxes for the following reasons:

                                                                          1999               1998
                                                                            $                  $
------------------------------------------------------------------------------------------------------------------------------------

Income tax (benefit) at Canadian statutory rate                         19,000            (22,000)
Increase (decrease) in taxes resulting from:
Deferred tax asset valuation allowance                                      --             22,000
Tax benefit of loss carryforwards                                      (19,000)                --
------------------------------------------------------------------------------------------------------------------------------------
                                                                             --                  --
====================================================================================================================================

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Corporation's deferred tax assets are as follows:

                                                                          1999               1998
                                                                            $                  $
------------------------------------------------------------------------------------------------------------------------------------

Deferred tax assets (liabilities:
   Tax benefit of loss carryforwards                                        --             22,000
------------------------------------------------------------------------------------------------------------------------------------
Deferred tax assets net of liabilities                                      --             22,000
Valuation allowance                                                         --            (22,000)
------------------------------------------------------------------------------------------------------------------------------------
Net deferred tax assets                                                     --                 --
====================================================================================================================================

The Corporation has provided a valuation allowance for the full amount of deferred tax assets in light of its history of operating losses.


922641.1

Pace Systems Group


                          NOTES TO FINANCIAL STATEMENTS
                   [all amounts are expressed in Cdn. dollars]


July 31, 1999 and 1998


6. COMMITMENT

The Corporation is committed to the following future minimum annual lease payments for leasing office space:


                                                                                               $
------------------------------------------------------------------------------------------------------------------------------------

2000                                                                                       74,476
2001                                                                                       74,476
2002                                                                                       43,445
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          192,397
====================================================================================================================================

Under the operating leases for office space, the Corporation is also required to pay for operating expenses. These amounts vary from year to year dependent upon usage and are, therefore, not included in the future minimum annual lease payments shown above.

7. SEGMENTED INFORMATION

The Corporation's activities are conducted in one operating segment with all activities relating to development and sale of encryption software. To date, all the activities have occurred in Canada.

8. FINANCIAL INSTRUMENTS

Financial instruments comprising cash, accounts receivable, accounts payable and accrued liabilities approximate their fair value. It is management's opinion that the Corporation is not exposed to significant currency or credit risks arising from these financial instruments.

Credit risk

Accounts receivable are subject to concentration of credit risk. As at year end, 43% of accounts receivable is outstanding with two customers.

There is no allowance for doubtful accounts recorded for the years ended July 31, 1999 and 1998.


922641.1

Pace Systems Group


                          NOTES TO FINANCIAL STATEMENTS
                   [all amounts are expressed in Cdn. dollars]


July 31, 1999 and 1998

9. RECENT PRONOUNCEMENTS

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities", the implementation of which has been delayed one year. The Corporation does not acquire derivatives or engage in hedging activities.

10. STATEMENT OF CASH FLOWS

The net change in non-cash working capital balances related to operations consists of the following:

                                                                          1999               1998
                                                                            $                  $
------------------------------------------------------------------------------------------------------------------------------------

Accounts receivable                                                   (157,018)          (172,608)
Income taxes recoverable                                                 2,238             (2,238)
Accounts payable and accrued liabilities                              (413,456)           246,368
Income taxes payable                                                        --             (2,238)
------------------------------------------------------------------------------------------------------------------------------------
                                                                      (568,236)            69,284
====================================================================================================================================

11. ECONOMIC DEPENDENCE

Approximately 29% of the Corporation's sales were made to two customers. These customers accounted for 24% of the Corporation's accounts receivable balance at year end.

Approximately 31% of the Corporation's subcontracting expenses were provided by two vendors. These vendors accounted for 23% of the Corporation's accounts payable and accrued liabilities balance at year end.

12. SUBSEQUENT EVENT

In October 1999, the Corporation's sole shareholder agreed to sell all of the Corporation's issued shares to Jaws Technologies Inc. The Corporation has been dealing with Jaws Technologies Inc. as a customer in the ordinary course of business during 1999.


922641.1

                                    FINANCIAL STATEMENTS

                                    Pace Systems Group
                                    Unaudited



                                    September 30, 1999 and 1998

922687.1

Pace Systems Group


                                 BALANCE SHEETS
                   [all amounts are expressed in Cdn. dollars]

As at September 30                                                     Unaudited           Unaudited



                                                                          1999               1998
                                                                            $                  $
------------------------------------------------------------------------------------------------------------------------------------

ASSETS
Current
Cash and cash equivalents                                              117,377            533,272
Accounts receivable                                                     60,636            165,762
Income taxes recoverable                                                24,546                 --
------------------------------------------------------------------------------------------------------------------------------------
Total current assets                                                   202,559            699,034
------------------------------------------------------------------------------------------------------------------------------------
Fixed assets, net [note 2]                                               9,289              8,681
------------------------------------------------------------------------------------------------------------------------------------
                                                                       211,848            707,715
====================================================================================================================================

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIENCY)
Current
Accounts payable and accrued liabilities                               108,940            564,798
Due to related parties [note 4]                                        158,407                605
Income taxes payable                                                        --             64,762
------------------------------------------------------------------------------------------------------------------------------------
Total current liabilities                                              267,347            630,165
------------------------------------------------------------------------------------------------------------------------------------
Commitments [note 6]

Stockholder's equity (deficiency)
Authorized
   100 common shares
Issued
   100 common shares at $1 [note 3]                                        100                100
Retained earnings (deficit)                                            (55,599)            77,450
------------------------------------------------------------------------------------------------------------------------------------
Total stockholder's equity (deficiency)                                (55,499)            77,550
------------------------------------------------------------------------------------------------------------------------------------
                                                                       211,848            707,715
====================================================================================================================================

See accompanying notes

922687.1

Pace Systems Group

                  STATEMENTS OF Income (Loss) and COMPREHENSIVE
                  INCOME (LOSS) AND RETAINED EARNINGS (DEFICIT)
                   [all amounts are expressed in Cdn. dollars]

Two-month periods ended September 30                                   Unaudited         Unaudited



                                                                          1999               1998
                                                                            $                  $
------------------------------------------------------------------------------------------------------------------------------------

REVENUE
Consulting fees                                                         24,240            450,662
Subcontracting [note 4]                                                 75,385            181,871
------------------------------------------------------------------------------------------------------------------------------------
                                                                       (51,145)           268,791
------------------------------------------------------------------------------------------------------------------------------------

EXPENSES
General and administrative                                               9,855             19,188
Depreciation                                                               581                252
------------------------------------------------------------------------------------------------------------------------------------
                                                                        10,436             19,440
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                                      (61,581)           249,351
Provision for (recovery of) income taxes [note 5]                      (24,546)            67,000
------------------------------------------------------------------------------------------------------------------------------------
Net income (loss) and comprehensive
   income (loss) for the period                                        (37,035)           182,351

Deficit, beginning of period                                           (18,564)          (104,901)
------------------------------------------------------------------------------------------------------------------------------------
Retained earnings (deficit), end of period                             (55,599)            77,450
====================================================================================================================================

See accompanying notes

922687.1

Pace Systems Group

                            STATEMENTS OF CASH FLOWS
                   [all amounts are expressed in Cdn. dollars]

Two-month periods ended September 30                                   Unaudited           Unaudited



                                                                          1999               1998
                                                                            $                  $
------------------------------------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net income (loss) and comprehensive income (loss)
   for the period                                                      (37,035)           182,351
Adjustment to reconcile net income (loss) to cash provided
   by operating activities
   Depreciation                                                            581                252
Net change in non-cash working capital balances
   related to operations [note 10]                                     245,544            117,348
------------------------------------------------------------------------------------------------------------------------------------
Cash provided by operating activities                                  209,090            299,951
------------------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of fixed assets                                                    --             (2,804)
------------------------------------------------------------------------------------------------------------------------------------
Cash used in investing activities                                           --             (2,804)
------------------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Due to related parties                                                (104,447)                --
------------------------------------------------------------------------------------------------------------------------------------
Cash used in financing activities                                     (104,447)                --
------------------------------------------------------------------------------------------------------------------------------------

Net increase in cash during the period                                 104,643            297,147
Cash, beginning of period                                               12,734            236,125
------------------------------------------------------------------------------------------------------------------------------------
Cash, end of period                                                    117,377            533,272
====================================================================================================================================


922687.1

Pace Systems Group


                          NOTES TO FINANCIAL STATEMENTS
                   [all amounts are expressed in Cdn. dollars]


September 30, 1999                                                     Unaudited





1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Pace Systems Group [the "Corporation"] was incorporated in 1986 under the laws of Ontario. The Corporation's purpose is providing consulting services to companies relating to information systems.

The accompanying financial statements reflect all adjustments which are, in the opinion of management, necessary to reflect a fair presentation for the periods being presented.

These financial statements have, in management's opinion, been properly prepared in accordance with generally accepted accounting principles in the United States. The more significant accounting policies are summarized below:

Revenue recognition

Consulting fees are recognized when the services are rendered or earned.

Use of estimates

Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which would affect the amount of recorded assets, liabilities, revenue and expenses. Actual amounts could differ from these estimates.

Fixed assets

Fixed assets are recorded at cost less accumulated depreciation. Depreciation is provided on a declining balance basis at rates which are designed to amortize the cost of the assets over their estimated useful lives as follows:

Furniture and fixtures                               20%
Computer hardware                                    30%

Income taxes

The Corporation accounts for deferred income taxes based on the liability method. Under the liability method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases measured using the substantially enacted tax rates and laws that will be in effect when the differences as reflected reverse.


922687.1

Pace Systems Group


                          NOTES TO FINANCIAL STATEMENTS
                   [all amounts are expressed in Cdn. dollars]


September 30, 1999                                                     Unaudited



Foreign currency translation

Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the rates of exchange prevailing at the balance sheet dates. Non-monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at historic rates. Revenue and expenses denominated in foreign currencies are translated into Canadian dollars at the rates prevailing at the transaction dates. Exchange gains and losses are included in income (loss) for the period.

Cash

Cash consists of cash on hand and balances with banks.

2. FIXED ASSETS

Fixed assets consist of the following:

                                                                          1999
                                                         ----------------------------------------
                                                                      Accumulated        Net book
                                                         Cost        depreciation          value
                                                           $               $                 $
------------------------------------------------------------------------------------------------------------------------------------

Furniture and fixtures                                  67,949            58,660            9,289
Computer hardware                                        1,279             1,279               --
------------------------------------------------------------------------------------------------------------------------------------
                                                        69,228            59,939            9,289
====================================================================================================================================

                                                                          1998
                                                         -----------------------------------------
                                                                      Accumulated        Net book
                                                         Cost        depreciation          value
                                                           $               $                 $
------------------------------------------------------------------------------------------------------------------------------------

Furniture and fixtures                                  65,192            56,871            8,321
Computer hardware                                        1,279               919              360
------------------------------------------------------------------------------------------------------------------------------------
                                                        66,471            57,790            8,681
====================================================================================================================================


922687.1

Pace Systems Group


                          NOTES TO FINANCIAL STATEMENTS
                   [all amounts are expressed in Cdn. dollars]


September 30, 1999                                                     Unaudited


3. SHARE CAPITAL

Share capital consists of the following:

                                                                          1999               1998
                                                                            $                  $
------------------------------------------------------------------------------------------------------------------------------------
Authorized
100 common shares

Issued
100 common shares                                                          100                100
====================================================================================================================================

On August 20, 1999, the Articles of Incorporation were amended to change the amount of authorized common shares to unlimited.

4. RELATED PARTY TRANSACTIONS

As at September 30, the Corporation has outstanding account balances with its stockholder and related party as follows:

                                                                          1999               1998
                                                                            $                  $
------------------------------------------------------------------------------------------------------------------------------------

1322669 Ontario Inc.                                                   157,948                 --
Stockholder                                                                459                605
------------------------------------------------------------------------------------------------------------------------------------
                                                                       158,407                605
====================================================================================================================================

The amount due to the stockholder is unsecured, non-interest bearing and is due on demand. 1322669 Ontario Inc. is wholly-owned by the Corporation's sole stockholder.

Effective August 1, 1999 the Corporation assigned the contracts which earned consulting fees to Jaws Technologies Inc. [note 12]


922687.1

Pace Systems Group


                          NOTES TO FINANCIAL STATEMENTS
                   [all amounts are expressed in Cdn. dollars]


September 30, 1999                                                     Unaudited


5. INCOME TAXES

The income tax benefit differs from the amount computed by applying the Canadian combined statutory tax rates to the income (loss) before income taxes for the following reasons:

                                                                          1999               1998
                                                                            $                  $
------------------------------------------------------------------------------------------------------------------------------------

Income tax benefit at Canadian statutory rate                          (24,546)            67,000
Increase (decrease) in taxes resulting from:
   Deferred tax asset valuation allowance                                   --                 --
   Tax benefit of loss carryforwards                                        --                 --
------------------------------------------------------------------------------------------------------------------------------------
                                                                       (24,546)            67,000
====================================================================================================================================

At the end of the period, no deferred tax asset or deferred tax liability had been recorded.

6. LEASE COMMITMENTS

The Corporation is committed to the following future minimum annual lease payments for leasing office space:

                                                                                               $
------------------------------------------------------------------------------------------------------------------------------------

2000                                                                                       62,063
2001                                                                                       74,476
2002                                                                                       55,858
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          192,397
====================================================================================================================================

Under the operating leases for office space, the Corporation is also required to pay for operating expenses. These amounts vary from year to year depending on usage and are therefore not included in the above lease payments.

7. SEGMENTED INFORMATION

The Corporation's activities are conducted in one operating segment with all activities relating to development and sale of encryption software. To date, all the activities have occurred in Canada.


922687.1

Pace Systems Group


                          NOTES TO FINANCIAL STATEMENTS
                   [all amounts are expressed in Cdn. dollars]


September 30, 1999                                                     Unaudited


8. FINANCIAL INSTRUMENTS

Financial instruments comprising cash, accounts receivable, accounts payable and accrued liabilities approximate their fair value. It is management's opinion that the Corporation is not exposed to significant currency or credit risks arising from these financial instruments.

Credit risk

Accounts receivable are subject to concentration of credit risk. As at period end, 87% of accounts receivable is outstanding with three customers.

There is no allowance for doubtful accounts recorded for the two-month periods ended September 30, 1999 and 1998.

9. RECENT PRONOUNCEMENTS

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities", the implementation of which has been delayed one year. The Corporation does not acquire derivatives or engage in hedging activities.

10. STATEMENTS OF CASH FLOWS

                                                                          1999               1998
                                                                            $                  $
------------------------------------------------------------------------------------------------------------------------------------

Accounts receivable                                                    290,195             28,051
Income taxes recoverable                                               (24,546)             2,238
Accounts payable and accrued liabilities                               (20,105)            22,297
------------------------------------------------------------------------------------------------------------------------------------
Income taxes payable                                                        --             64,762
------------------------------------------------------------------------------------------------------------------------------------
                                                                       245,544            117,348
====================================================================================================================================

11. ECONOMIC DEPENDENCE

100% of the Corporation's sales were made to three customers. These customers accounted for 47% of the Corporation's accounts receivable balance at period end.

Approximately 99% of the Corporation's subcontracting expenses were provided by seven vendors. These vendors accounted for 16% of the Corporation's accounts payable and accrued liabilities balance at period end.

12. SUBSEQUENT EVENT

In October 1999, the Corporation's sole stockholder agreed to sell all of the Corporation's issued shares to Jaws Technologies Inc. The Corporation has been dealing with Jaws Technologies Inc. as a customer in the ordinary course of business during 1999.

922687.1

(LOGO)
--------------------------------------------------------------------------------
                                                      PricewaterhouseCoopers LLP
                                                      Chartered Accountants
                                                      425 1st Street SW
                                                      Suite 1200
                                                      Calgary Alberta
                                                      Canada T2P 3V7
                                                      Telephone+1 (403) 509 7500
                                                      Facsimile+1 (403) 781 1825



August 9, 1999
(except for note 13, which is as at January 28, 2000)




Auditors' Report

To the Directors of
Offsite Data Services Ltd.


We have audited the balance sheets of Offsite Data Services Ltd. as at June 30, 1999 and 1998 and the statements of loss and deficit and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at June 30, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.


(signed)

"PricewaterhouseCoopers LLP"


Chartered Accountants
Calgary, Alberta


PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.

Offsite Data Services Ltd.
Balance Sheets
--------------------------------------------------------------------------------

(expressed in Canadian dollars, unless otherwise noted)



                                                             September 30,                             June 30,
                                                         -------------------- ------------------------------------

                                                                    1999             1999             1998
                                                                       $                $                $
                                                             (Unaudited)

Assets

Current assets
Cash and short-term deposits                                     310,288          379,817           22,417
Accounts receivable                                               94,929           77,473           45,326
Share subscription receivable (note 8(g))                        100,000                -                -
License inventory (note 6)                                        28,380           30,140           39,490
Prepaid and deposits                                               2,873            4,241            4,540

                                                         ---------------------------------------------------------
                                                                 536,470          491,671          111,773

Deferred initial public offering costs                                 -                -           58,839

Capital assets (note 3)                                           50,008           50,415           41,412
                                                         ---------------------------------------------------------

                                                                 586,478          542,086          212,024
                                                         =========================================================

Liabilities

Current liabilities
Accounts payable and accrued liabilities                         124,906            54,605          59,683
Current portion of long-term debt (note 5)                         1,401             2,452           6,626
Harbor License liability (note 6)                                      -                 -           3,562
                                                         ---------------------------------------------------------
                                                                 126,307            57,057          69,871

Long-term debt (note 5)                                                -                 -           2,455
                                                         ---------------------------------------------------------

                                                                 126,307            57,057          72,326
                                                         ---------------------------------------------------------

Shareholders' Equity

Capital stock (note 8)                                         1,825,438         1,520,038         704,665

Deficit                                                       (1,365,267)       (1,035,009)       (564,967)
                                                         ---------------------------------------------------------

                                                                 460,171           485,029         139,698
                                                         -------------------------------------------------------------

                                                                 586,478           542,086          212,024
                                                         -------------------------------------------------------------

Offsite Data Services Ltd.
Statements of Loss and Deficit
--------------------------------------------------------------------------------

(expressed in Canadian dollars, unless otherwise noted)




                                                                   Three months ended
                                                                        September 30,                    Year ended June 30,
                                                   ------------------------------------- --------------------------------------

                                                              1999               1998                1999               1999
                                                                 $                  $                  $                   $
                                                       (Unaudited)         (Unaudited)

Revenue
Backup services                                             91,846             42,377             224,032            123,816
License sales                                                3,975              3,515              13,830             15,235
                                                   ----------------------------------------------------------------------------

                                                            95,821             45,892             237,862            139,051

Cost of sales                                               70,160             41,804             215,948            116,266
                                                   ----------------------------------------------------------------------------

Gross margin                                                25,661              4,088              21,914             22,785
                                                   ----------------------------------------------------------------------------

Expenses
General and administrative (note 8(g))                     253,475             26,757             251,118            172,652
Sales and marketing                                         39,295             27,339              93,899             62,171
Technical services                                          44,711             16,178             118,010             48,939
Corporate services                                          18,438                305              28,929                  -
                                                   ----------------------------------------------------------------------------

                                                           355,919             70,579             491,956            283,762
                                                   ----------------------------------------------------------------------------

Loss for the period                                       (330,258)           (66,491)           (470,042)          (260,977)

Deficit - Beginning of period                           (1,035,009)          (564,967)           (564,967)          (303,990)
                                                   ----------------------------------------------------------------------------

Deficit - End of period                                 (1,365,267)          (631,458)         (1,035,009)          (564,967)
                                                   ============================================================================

Loss per share                                              ($0.03)            ($0.01)             ($0.05)             ($0.04)
                                                   ============================================================================

Offsite Data Services Ltd.
Statements of Cash Flows
--------------------------------------------------------------------------------

(expressed in Canadian dollars, unless otherwise noted)



                                                                   Three months ended
                                                                        September 30,                    Year ended June 30,
                                                   ------------------------------------- --------------------------------------

                                                           1999               1998                1999               1998
                                                              $                  $                   $                  $
                                                    (Unaudited)        (Unaudited)

Cash provided by (used in)

Operating activities
Loss for the period                                   (330,258)           (66,491)             (470,042)          (260,977)
Item not affecting cash
      Employee compensation (note 8(g))                150,000                  -                     -                  -
      Amortization                                       4,545              3,588                18,507             16,613
                                                   ----------------------------------------------------------------------------

                                                      (175,713)           (62,903)             (451,535)           (244,364)

Changes in non-cash working capital balances
      Accounts receivable                              (17,456)           (10,240)              (32,147)            (31,010)
      License inventory                                  1,760              2,090                 9,350              10,890
      Prepaids and deposits                              1,368              1,825                   299                 288
      Accounts payable and accrued liabilities          70,301             55,368                (5,078)              2,432
                                                   ----------------------------------------------------------------------------

                                                      (119,740)           (13,860)             (479,111)           (261,764)
                                                   ----------------------------------------------------------------------------

Financing activities
Initial public offering costs                                -            (39,540)                    -             (58,839)
Increase (decrease) in long-term debt                   (1,051)            (1,783)               (6,629)            (10,328)
Repayment of Harbor license liability                        -             (3,562)               (3,562)            (27,050)
Issuance of capital stock, net of share                 55,400             58,900               874,212             394,659
      issue costs
Repayment of shareholder loans                              -                  -                     -              (2,199)
                                                   ----------------------------------------------------------------------------

                                                        54,349            14,015                864,021             296,243
                                                   ----------------------------------------------------------------------------

Investing activity
Purchase of capital assets                              (4,138)             (831)               (27,510)            (8,842)
                                                   ----------------------------------------------------------------------------

Increase (decrease) in cash during the period          (69,529)             (676)               357,400             25,637

Cash and cash equivalents (bank overdraft) -           379,817            22,417                  22,417            (3,220)
      Beginning of period
                                                   ----------------------------------------------------------------------------

Cash and equivalents - End of period                   310,288            21,741                  379,817            22,417
                                                   ============================================================================

Interest paid on long-term debt                             -              1,277                      842             3,574
                                                   ============================================================================


Offsite Data Services Ltd.
Notes to Financial Statements
Information for the period ended September 30, 1999 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars, unless otherwise noted)



1     Nature of business

      638279 Alberta Ltd. ("the Company") was incorporated under the Business Corporations Act (Alberta) on January 10, 1995. The name of the Company was changed to OffSite Data Services Ltd. on June 1, 1995 and the Company commenced commercial operations on July 1, 1995. The Company offers fully automated data backup, retrieval and storage services of mission critical computer data. The Company has entered a software license distribution agreement (note 6) and it is currently in the process of establishing a market and client base for its operations.


2     Accounting policies

     a)    License inventory

           License inventory is recorded at the lower of cost and net realizable value.

     b)    Deferred initial public offering costs

           Costs associated with the initial public offering have been recorded against share capital.

     c)    Capital assets

           Capital assets are recorded at cost, less accumulated amortization. Amortization is provided for over the estimated useful life of the assets at annual rates as follows, using the declining balance method except for the first year for which only one half of this amortization is recorded:

           Computer equipment                             30% declining balance
           Computer equipment under capital lease         30% declining balance
           Furniture and fixtures                         30% declining balance
           Software licenses                                  20% straight line

     d)    Revenue recognition

           Revenues from back-up services and consulting are recognized in the period in which the services are rendered. Revenues from license sales, representing one-time fees, are recognized on delivery and installation of the software.

     e)    Income taxes

           The Company follows the tax allocation method of accounting for income taxes. Provision is made for deferred income taxes applicable to timing differences arising between taxable income and income reported in the financial statements.

Offsite Data Services Ltd.
Notes to Financial Statements
Information for the period ended September 30, 1999 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars, unless otherwise noted)


     f)    Loss per share

           Earnings per share are computed based on the weighted average basic number of shares outstanding for the period. The weighted average shares outstanding at September 30, 1999 are 11,777,023 (September 30, 1998 - 7,244,667); June 30, 1999 - 8,841,220; June 30,
           1998 - 6,274,550. Fully diluted earnings per share, which are affected by stock options, are not materially different from basic earnings per share.

     g)    Cash and cash equivalents

           Cash comprises cash on hand and demand deposits. Cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of change in value.


3     Capital assets

                                                                                                               September 30,
                                                                                                                        1999
                                                               ----------------------------------------------------------------

                                                                                          Accumulated
                                                                          Cost           amortization                    Net
                                                                             $                      $                      $

      Computer equipment                                                 70,503                 30,517                39,986
      Computer equipment under capital lease                              9,370                  7,960                 1,410
      Furniture and fixtures                                              6,598                  2,333                 4,265
      Software licenses                                                  25,477                 21,130                 4,347
                                                               ----------------------------------------------------------------

                                                                        111,948                 61,940                50,008
                                                               ================================================================


                                                                                                                    June 30,
                                                                                                                        1999
                                                               ----------------------------------------------------------------

                                                                                          Accumulated
                                                                          Cost           amortization                    Net
                                                                             $                      $                      $

      Computer equipment                                                 63,692                26,931                 36,761
      Computer equipment under capital lease                              9,370                 7,490                  1,880
      Furniture and fixtures                                              5,514                 2,174                  3,340
      Software licenses                                                  29,234                20,800                  8,434
                                                               ----------------------------------------------------------------

                                                                        107,810                 57,395                50,415
                                                               ================================================================


Offsite Data Services Ltd.
Notes to Financial Statements
Information for the period ended September 30, 1999 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars, unless otherwise noted)




                                                                                                                    June 30,
                                                                                                                        1998
                                                               ----------------------------------------------------------------

                                                                                          Accumulated
                                                                          Cost           Amortization                    Net
                                                                             $                      $                      $

      Computer equipment                                                 39,628                 15,864                23,764
      Computer equipment under capital lease                             11,454                  6,684                 4,770
      Furniture and fixtures                                              3,738                  1,561                 2,177
      Software licenses                                                  25,476                 14,775                10,701
                                                               ----------------------------------------------------------------

                                                                         80,296                 38,884                41,412
                                                               ================================================================


4     Bank overdraft

      The Company has an overdraft facility, which can be drawn to a maximum of $25,000 and bears interest at prime plus 1.5%. A Guaranteed Investment Certificate in the amount of $20,000 is pledged as collateral in the event the facility is drawn upon. At September 30, 1999, the overdraft balance was $Nil (June 30, 1999 - $Nil; June 30, 1998 - $Nil).


5     Long-term debt

                                                                       September 30,                                June 30,
                                                                      ----------------- ---------------------------------------

                                                                                1999                1999               1998
                                                                                   $                   $                  $

      Small business investment loan bearing interest at prime
           plus 1.25% in year one and prime plus 2.5% in years 2
           and 3, collateral provided by computer equipment,
           repayable in monthly installments of $350, plus
           interest to January, 2000                                           1,401               2,452              6,656
      Small business investment loan bearing interest at prime
           plus 2.5%, collateral provided by computer equipment,
           repayable in monthly installments of $244, plus
           interest to April 1999                                                  -                   -              2,425
                                                                      ---------------------------------------------------------

                                                                               1,401             2,452               6,626
      Less:  Current portion                                                  (1,401)           (2,452)             (6,626)
                                                                      ---------------------------------------------------------

                                                                                    -                 -              2,455
                                                                      =========================================================


Offsite Data Services Ltd.
Notes to Financial Statements
Information for the period ended September 30, 1999 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars, unless otherwise noted)





6     Harbor license inventory and liability

      In August 1995, the Company purchased 500 Harbor workstation software licenses which were recorded as inventory and are being charged to cost of sales upon installation of the software at a customer site. The Company currently has an international licensing agreement with Beta Systems Canada Ltd. (formerly Harbor Systems Management Ltd.) for the Harbor product for a five-year period commencing August 16, 1998, with a five-year renewal option. The agreement provides for monthly maintenance charges to Beta on installed software.

      The purchase of the inventory was financed over a three-year period. Repayments were made in monthly installments of $2,400 to August 1998. The interest component of this liability was approximately 9.5% which was equal to the bank borrowing rate available to the Company at the time of acquisition. Collateral for the financing was provided by the software licenses acquired through this financing.

                                         September 30,                 June 30,
                                       ------------------ ----------------------

                                                 1999          1999        1998
                                                    $             $           $

        Harbour license liability                   -             -       3,562
        Less:  Current portion                      -             -      (3,562)
                                       -----------------------------------------
                                                    -             -           -

                                       =========================================


7     Related party transactions

      For the period ended September 30, 1999, the Company paid $8,999 (September 30, 1998 - $10,259; June 30, 1999 - $45,056; June 30,
      1998 - $5,600) in consulting fees to a company owned by a principal shareholder.

Offsite Data Services Ltd.
Notes to Financial Statements
Information for the period ended September 30, 1999 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars, unless otherwise noted)


8     Capital stock

      Authorized
           Unlimited number of common shares
           Unlimited number of preferred shares

      Common shares issued


                                                                                          Number of
                                                                                             shares                Amount
                                                                                                  $                     $

           Balance - June 30, 1997                                                        6,000,000               310,006
           Private placement for cash                                                     1,131,598               396,059
           Repurchase of shares                                                              (4,000)               (1,400)
                                                                                    ----------------------------------------

           Balance - June 30, 1998                                                         7,127,598              704,665
           Private placement for cash                                                        168,286               58,900
           Additional proceeds from founding shareholders (note (a))                               -               34,994
           Redemption of Special A shares (note (b))                                      (1,299,884)            (454,959)
           Redemption of Special B shares (note (b))                                        (996,000)            (248,600)
           Exercise of special warrants (note (b))                                         2,815,838              703,559
           Initial Public Offering (note (c))                                              3,200,000              800,000
           Over Allotment Option (note (c))                                                  320,000               80,000
           Exercise of "A" Warrants                                                          264,500               66,125
           Exercise of "B" Warrants                                                           11,750                4,700
           Exercise of stock options                                                          49,000               12,250
           Share issue costs                                                                       -             (241,596)
                                                                                    ----------------------------------------

           Balance - June 30, 1999                                                        11,661,088            1,520,038
           Exercise of "A" warrants                                                           31,000                7,750
           Exercise of "B" warrants                                                            1,000                  400
           Share issuance to employee (note (g))                                             500,000              250,000
           Exercise of stock options                                                         189,000               47,250
                                                                                    ========================================

           Balance - September 30, 1999                                                   12,382,088            1,825,438
                                                                                    ----------------------------------------

     a)    Additional proceeds from founding shareholders

           On October 27, 1998, the Company's founding shareholders contributed $34,994 of additional equity to the Company to be attached to the issued and outstanding founders' common shares.

Offsite Data Services Ltd.
Notes to Financial Statements
Information for the period ended September 30, 1999 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars, unless otherwise noted)



     b)    Reorganization of share capital

           On October 22, 1998, the shareholders of the Company signed a special resolution relating to the reorganization (the "Reorganization") of the share capital of the Company. Pursuant to the Reorganization:

           i) An unlimited number of Special A, Special B and Common A shares were created.

           ii) Each one outstanding common share issued at a price of $0.35 was exchanged for 1.4 Special A shares and each one outstanding common shares issued at a price of $0.25 was exchanged for one Special B share.

           Immediately after being issued, each Special A share and each Special B share was redeemed by the Corporation at a deemed redemption price of $0.25 per share, which redemption price was paid by the issuance of one Special Warrant. Each Special Warrant entitles the holder to acquire upon exercise or deemed exercise, at no additional cost, one common share and one half of one A Warrant on or before the "Expiry Time", which is the earlier of:

          (a) seven business days after the date upon which the final receipt for a final version of the prospectus is issued by the Commissions in the qualifying jurisdictions; or

          (b) an order that permits the common shares and A Warrants issuable upon the exercise or deemed exercise of the Special Warrants to be freely tradeable, has been obtained from the Commissions in the qualifying jurisdictions.

           Any Special Warrants which are not exercised by the Expiry Time will be deemed to have been exercised on the Expiry Time.

           Each whole A Warrant entitles the holder thereof to acquire one common share at a price of $0.25 per share for a period ending nine months from the completion of the offering (see note c)).

           Each one outstanding common share issued at a price that was less than $0.25 was exchanged for one Common A share.

           Immediately after being issued, each Common A share was exchanged for one common share.

Offsite Data Services Ltd.
Notes to Financial Statements
Information for the period ended September 30, 1999 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars, unless otherwise noted)


     c)    Initial Public Offering

           Pursuant to an Initial Public Offering ("IPO") dated February 25, 1999, the Company sold 3,200,000 units of the Company at an offering price of $0.25 per unit. Each unit consists of one common share and one-half common share purchase warrant ("B Warrant"). Each whole B Warrant entitles the holder thereof to acquire one common share at a price of $0.40 per share for a period ending one year from the date of completion of the offering.

           In addition, the IPO qualified for distribution:

           i) 2,815,838 common shares and 1,407,919 A Warrants issuable upon the exercise of 2,815,838 Special Warrants (see note a)).

           ii) 320,000 common shares and 160,000 B Warrants underlying the Agent's Option to purchase 320,000 units at a price of $0.25 per unit, exercisable for a period ending two years following the listing of the Company's common shares and B Warrants on the Alberta Stock Exchange.

           iii) 320,000 common shares and 160,000 B Warrants underlying the over-allotment option to purchase 320,000 units at a price of $0.25 per unit for a period expiring thirty days following the closing date of this offering to cover over-allotments.

           iv) 1,101,584 common shares underlying stock options to purchase common shares at a price of $0.25 per share to be granted to directors, officers, employees and consultants of the Company.

     d)    Stock options

           At September 30, 1999, options were outstanding to purchase 1,037,584 common shares (June 30, 1999 - 1,037,584; June 30, 1998 - nil) at a price of $0.25 per share. These options expire on March 15, 2004. During the period July 1 to September 30, 1999, nil options were granted (June 30, 1999 - 4,101,584; June 30, 1998 - $nil) 77,000
           options (June 30, 1999 - 49,000; June 30, 1998 - nil) were exercised and nil (June 30, 1999 - 15,000; June 30, 1998 - nil) were cancelled.

     e)    Agent unit options

           At September 30, 1999, the Company's agent had options to purchase 208,000 (June 30, 1999 - 320,000; June 30, 1998 - nil) common shares with an exercise price of $0.25 per share. During the period July 1 to September 30, 1999, 112,000 options (June 30, 1999 and 1998 - $nil) were exercised. With each exercised option, the agent will also receive one-half of a warrant. Each warrant enables the holder to purchase one common share for $0.40.

Offsite Data Services Ltd.
Notes to Financial Statements
Information for the period ended September 30, 1999 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars, unless otherwise noted)



     f)    Warrants

                                                                                                     Other
                                                           A Warrants        B Warrants           Warrants             Total
                                                                                                  (note 8(g))
           Issue of warrant on initial public
                offering                                    1,407,919         1,920,000                   -           3,327,919
           Exercised                                          264,500            11,750                   -             276,250
                                                      -------------------------------------------------------------------------

           Balance - June 30, 1999                          1,143,419         1,908,250                   -           3,051,669
           Granted                                                  -                 -             500,000             500,000
           Exercised                                          (31,000)           (1,000)                  -             (32,000)
                                                      -------------------------------------------------------------------------

           Balance - September 30, 1999                     1,112,419         1,907,250             500,000           3,519,669
                                                      =========================================================================


           The A warrants expire on November 15, 1999 and the B warrants expire on March 15, 2000.

      g)   Share issuance to employee

           In accordance with the terms of an employee agreement dated July 27, 1999, the Chairman and Chief Executive Officer of the Company purchased 500,000 units of the company for a price of $0.38 per unit which represented a 25% discount to the trading price of the common shares. Each unit consists of one common share and one share purchase warrant. The warrants entitle the holder to acquire one common share for $0.50 per share until August 2001 if certain criteria are met and at $0.55 per share if such criteria are not met. The common shares were issued in September 1999. The company loaned the employee $90,000 to purchase a portion of the shares. At the same date the company declared a bonus of $90,000 to the employee which will be applied in stages against the loan. The balance of $100,000 was paid in cash by the employee in October and November 1999 and is reflected as a share subscription receivable at September 30, 1999.

           The common share discount $60,000 and the bonus $90,000 have been accounted for as general and administrative salary expense for the three months ended September 30, 1999.


9     Income tax losses

      The following table reconciles income taxes calculated at the statutory rate with the income tax provision in the financial statements.

                                                                                 September 30,                      June 30,
                                                               ----------------------------------------------------------------

                                                                         1999             1998          1999            1998
                                                                            $                $             $               $

      Provision for income taxes at the statutory rate
           (44.6%; 1998 - 44.6%)                                     (147,295)         (29,655)     (209,639)       (116,396)
      Benefit of losses not recognized                                147,295           29,655       209,639         116,396
                                                               --------------------------------------------------------------

                                                                              -                -             -              -
                                                               ==============================================================

Offsite Data Services Ltd.
Notes to Financial Statements
Information for the period ended September 30, 1999 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars, unless otherwise noted)

      The Company has approximate non-capital tax losses available for carryforward against future taxable income as follows:

        Year of loss          Amount             Available until

          1999                513,200                 2006
          1998                261,000                 2005
s         1997                249,700                 2004
          1996                 45,600                 2003
                          -----------
                            1,069,500
                          ===========

      These losses are subject to Revenue Canada audit. The future benefit of these losses has not been recognized in these financial statements.


10    Financial instruments

      The Company's financial instruments recognized in the balance sheet consist of cash and short-term deposits, accounts receivable, accounts payable and accrued liabilities, long-term debt and Harbor License Liability.

      The estimated fair values of long-term debt and Harbor License Liability are not materially different from their carrying values. The fair values of all other financial instruments approximate their carrying values due to their short-term maturity.


11    Uncertainty due to the Year 2000 Issue

      The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 Issue that may affect the entity, including those related to customers, suppliers, or other third parties, have been fully resolved.


12    Comparative numbers

      Where necessary, information provided for comparative purposes has been reclassified to conform with the financial statement format adopted in the current year.

Offsite Data Services Ltd.
Notes to Financial Statements
Information for the period ended September 30, 1999 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars, unless otherwise noted)



13    Terms of the transaction with Jaws Technologies, Inc.

      Effective January 28, 2000, Jaws Technologies Inc., through its wholly owned subsidiary, Jaws Acquisition Corp., acquired all of the common shares and certain warrants of the Company on the basis of 0.3524 exchangeable shares of Jaws Acquisition Corp. for each common share of the Company and one exchangeable share purchase warrant of Jaws Acquisition Corp. for each common share purchase B warrant of the Company.


14    Generally accepted accounting principles in the United States

      The financial statements have been prepared in accordance with accounting principles generally accepted in Canada (Canadian GAAP). These principles conform in all material respects to accounting principles generally accepted in the United States (U.S. GAAP) except as follows:


      a)   Statement of loss and deficit


                                                                            September 30,                           June 30,
                                                          ---------------------------------- ----------------------------------

                                                                   1999            1998             1999              1998
                                                                      $               $                $                 $

           Loss for period in accordance with Canadian
                GAAP                                           (330,258)        (66,491)        (470,042)         (260,977)

           Impact of U.S. adjustments
                Stock based compensation (c)                           -               -         (61,142)                 -
                                                          ---------------------------------------------------------------------

           Loss for the period and comprehensive loss
                in accordance with U.S. GAAP                   (330,258)        (66,491)         (531,184)        (260,977)
                                                          =====================================================================

       b) The liability method of accounting for income taxes is followed under U.S. GAAP which requires that the components of the net deferred tax asset or liability be disclosed as follows:


                                                                   September 30,                                    June 30,
                                                               --------------------   -----------------------------------------

                                                                            1999                 1999                  1998
                                                                               $                    $                     $

           Net book value of capital assets in excess of
                tax basis                                                  2,709                1,330                 1,471
           Loss carryforwards                                            624,292              476,997               248,110
           Share issue costs                                              86,201               86,201                     -
                                                               ----------------------------------------------------------------
                                                                         713,202               564,528               249,581
           Less: Valuation allowance                                    (713,202)             (564,528)             (249,581)
                                                               ----------------------------------------------------------------

                                                                                -                     -                     -
                                                               ================================================================


      The Company has provided a valuation allowance for the full amount of deferred tax assets in light of its history of operating losses since its inception.

Offsite Data Services Ltd.
Notes to Financial Statements
Information for the period ended September 30, 1999 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars, unless otherwise noted)




     c)    Stock-based compensation

           Under US GAAP, the Company follows APB Opinion No. 25 to account for options issued to employees, whereby the intrinsic value method is used to determine the cost associated with the granting of stock options to employees. Under this method, the amount by which the market price of the underlying shares exceeds the exercise price of the options is accounted for as compensation expense over the periods in which services are rendered. Accordingly, since stock options to employees were granted at the quoted market value for the Company' common shares at the date of the grant, there is no stock-based compensation cost recognized by the Company. This treatment is consistent with Canadian GAAP.

           Under FASB Statement No. 123, all transactions with non-employees in which equity instruments are issued in exchange for goods or services should be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. In the Company's case, the fair values of the equity instruments issued were used. Under US GAAP, the methodology for calculating the fair value of equity instruments issued requires the use of an option-pricing model whereas, under Canadian GAAP, the methodology for calculating fair value is unspecified and has been determined using the intrinsic value method. Under US GAAP, stock options issued to service providers are recorded at their fair market value using the Black-Scholes option-pricing model at the date of the grant and this amount is charged to operations over the periods in which services are rendered.

-----------------------------------------        ------------------------------

We  have  not   authorized  any  dealer,
salesperson  or other person to give you
written   information  other  than  this
prospectus or to make  representation as
to   matters    not   stated   in   this
prospectus.   You   must   not  rely  on
unauthorized      information.      This
prospectus is not an offer to sell these
securities or our  solicitation  of your
offer  to  buy  the  securities  in  any
jurisdiction  where  that  would  not be
permitted or legal. Neither the delivery
of this  prospectus  nor any sales  made
hereunder   after   the   date  of  this
prospectus  shall create an  implication
that the information contained herein or
the affairs of JAWS  Technologies,  Inc.         -------------------
have not changed since the date hereof.



           TABLE OF CONTENTS
                                         Page
                                         ----    JAWS TECHNOLOGIES, INC.
PROSPECTUS SUMMARY.........................1
COMPANY SUMMARY............................1
SPECIAL NOTE REGARDING FORWARD-
LOOKING STATEMENTS.........................3
CURRENCY REFERENCES........................3
RISK FACTORS...............................4
USE OF PROCEEDS...........................12
DIVIDEND POLICY...........................12         PROSPECTUS
CONSOLIDATED CAPITALIZATION...............13
SELECTED HISTORICAL AND PRO FORMA
CONSOLIDATED FINANCIAL DATA...............14
SELLING STOCKHOLDERS......................16         ________, 2000
PLAN OF DISTRIBUTION......................18
DESCRIPTION OF CAPITAL STOCK..............20
BUSINESS..................................22
MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS.......................36
MANAGEMENT'S DISCUSSION AND ANALYSIS               -----------------
OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS................................37
MANAGEMENT................................43
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT.....................50
CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS..............................52
REGISTRATION RIGHTS.......................55
LEGAL MATTERS.............................55
EXPERTS...................................55
AVAILABLE INFORMATION.....................56
INDEX TO CONSOLIDATION FINANCIAL
STATEMENTS................................F-1
--------------------------------------------     ------------------------------


906592.9

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

         The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts or commissions) are estimated as set forth below:


SEC Registration Fee US$.............................    $       11,193
Accounting Fees and Expenses.........................    $       15,000
Legal Fees and Expenses .............................    $      150,000
Printing expenses....................................    $       10,000
Miscellaneous  ......................................    $        5,000
                                                           ------------
TOTAL                                                    $      191,193
                                                           ============

Item 14.  Indemnification of Directors and Officers

         JAWS' articles of incorporation and By-Laws provide for indemnification of JAWS' officers and directors, to the fullest extent permitted by Nevada Law. In addition, the Restated articles of incorporation provide, under Nevada Law, that no director shall be personally liable to JAWS, or its shareholders, for monetary damages because of any breach of fiduciary duty by the director as a director. However, the directors shall be liable to the extent provided by applicable law for

         o breach of the director's duty of loyalty to JAWS or its shareholders, or

         o acts or missions not in good faith or which involve intentional misconduct or willful violation of law.

         At present, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of JAWS. Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers, and controlling persons, JAWS is aware that, in the opinion of the Securities and Exchange Commission, the indemnification is against public policy as expressed in the Securities Act and is unenforceable.

Item 15.  Recent Sales of Unregistered Securities

         The following securities have been sold by JAWS since incorporation in January 1997.

         1. Sale on February 14, 1997, with a sticker supplement dated April 1, 1997, of 4,000,000 shares of common stock at $0.015 per share to forty-one investors for an aggregate investment of $60,000. The sales were made in a transaction in reliance on the exemption provided by Rule 504 of Regulation D promulgated under Section 3(b) of the Securities Act of 1933, as amended (the "Act"). The sale of shares was to 14 accredited investors in the state of Nevada.

         2. Sales to two consultants to JAWS for an aggregate of 300,000 shares of common stock: 250,000 shares of common stock were issued to C. J. Weinstein in December 1997 for remuneration for his services as a

906592.9
                                      II-1

Director, and as incentive to join JAWS. In February 1998, 50,000 shares of common stock were issued to Joseph Lynch in consideration for services rendered to JAWS in relation to the establishment of the capital structure of the company and vetting of public relations firms. The sales were made in transactions not involving any public offering in reliance on the exemption provided by Rule 506 of Regulation D and Section 4(2) of the Act. Each purchaser represented that he was an accredited investor as defined in Rule 501 of Regulation D and that the securities were acquired for investment only and not with a view to resale or redistribution.

         3. Sale on February 10, 1998 of 1,500,000 shares of common stock and options to purchase 400,000 shares of common stock at $0.50 per share to the shareholders of JAWS Alberta in exchange for all of the issued and outstanding shares of JAWS Alberta. The sales were made in a transaction not involving any public offering in reliance on the exemption provided by Rule 506 of Regulation D and Section 4(2) of the Act. The purchasers represented that they were accredited investors as defined in Rule 501 of Regulation D and that the securities were acquired for investment only and not with a view to resale or redistribution.

         4. Sale pursuant to an offering memorandum on February 18, 1998 of 600,000 shares of common stock at $0.50 per share, for an aggregate investment of $300,000. The sales were made in a transaction in reliance on the exemption provided by Rule 504 of Regulation D promulgated under Section 3(b) of the Act. The sale of shares was to 26 accredited investors. All investors were not residents or citizens of the U.S.

         5. Sale pursuant to an offering memorandum on February 18, 1998 of 1,250,000 shares of common stock at $0.40 per share for an aggregate investment of $500,000 to Bristol Asset Management LLC, an accredited investor. The sale was made in a transaction in reliance on the exemption provided by Rule 504 of Regulation D promulgated under Section 3(b) of the Act. This agreement was canceled on April 20, 1999, and in consideration thereof JAW agreed to issue 1,00,000 warrants to purchase 1,000,000 shares of common stock at $0.70 per share, which warrants expire April 15, 2002.

         6. Sales pursuant to an offering memorandum on February 18, 1998 of 900,000 shares of common stock to $0.20 per share for an aggregate investment of $180,000 to two accredited investors (450,000 shares each), Hampton Park Ltd. and Linear Strategies Ltd. These sales were made in a transaction in reliance on the exemption provided by Rule 504 of Regulation D promulgated under Section 3(b) of the Securities Act of 1933, as amended.

         7. Sales pursuant to an offering memorandum dated April 1998 of 50,000 shares of common stock at $0.40 per share for an aggregate investment of $20,000 to Riaz Mamdani, an accredited investor. This sale was made in a transaction in reliance on the exemption provided by Rule 504 of Regulation D promulgated under
Section 3(B) of the Act.

         8. On September 25, 1998, JAWS entered into a U.S.$2,000,000, 10% convertible, debenture agreement with Thomson Kernaghan (the "Debenture Agreement") whereby Thompson Kernaghan was granted 1,428,572 warrants to purchase 1,428,572 shares in the common stock at $0.28 per share. On April 27, 1999, JAWS and Thomson Kernaghan amended the Debenture Agreement to increase the amount available to JAWS to $5,000,000. However, on November 17, 1999, JAWS and Thomson Kernaghan entered into a debenture amendment and settlement agreement (the "Debenture Settlement Agreement") whereby all outstanding obligations of the parties were settled. Under the Debenture Settlement Agreement, JAWS issued the following shares of common stock to Thomason Kernaghan on November 23, 1999;

         (a) 5,127,672 shares of common stock in conversion of the debentures;


906592.9
                                      II-2

         (b) 1,428,572 shares of common stock upon the exercise of warrants held by Thomson Kernaghan at a price of U.S.$0.28 per share; and

         (c)  751,648   shares  of  common  stock  in   consideration   for  the
              relinquishment by Thomson Kernaghan of additional warrants to acquire shares of common stock.

In total, Thomson Kernaghan has been issued a total of 7,307,892 shares of common stock pursuant to the Debenture Agreement, as amended and settled. Thomson Kernaghan warranted in the Debenture Agreement that it was not a "U.S. Person", as such term is defined in Rule 92(k) of Regulation S, that the securities have not been offered to it in the United States and that offers of securities of JAWS shall not be made to "U.S. Persons" for a period of one year from the closing of all debentures offered pursuant to the agreement.

         9. Sale on July 24, 1998 of 100,000 shares of common stock of JAWS to Bonanza Management Ltd. in consideration of investor relations and consulting services rendered, including the distribution of the JAWS business plan to the investment community. The sale was made in a transaction not involving any public offering in reliance on the exemption provided by Rule 506 of Regulation D and Section 4(2) of the Act. The purchaser represented that he is an accredited investor as defined in Rule 501 of Regulation D and that the securities were acquired for investment only and not with a view to resale or redistribution.

         10. Sale on December 15, 1998 of 1,182,188 shares of common stock at $0.32 per share for an aggregate investment of $378,300. Further, the sale included 391,094 warrants to purchase 391,094 common shares at $1.00 per share until March 30, 2000, and 391,094 warrants to purchase 391,094 common shares at $2.00 per share until March 30, 2000. The sale of shares was to nine accredited investors. The sales were made in a transaction not involving any public offering in reliance on the exemption provided by Rule 506 of Regulation D,
Section 4(2) of the Act and Regulation S. Each purchaser represented that it is not a "U.S. Person", as such term is defined in Rule 902(k) of Regulation S, that the securities had not been offered to it in the United States and that offers of securities of JAWS shall not be made to "U.S. Persons" for a period of one year from the date of closing.

         11. Sale on April 6, 1999 pursuant to an offering memorandum on February 18, 1998 of 1,571,428 common shares at $0.35 per share for an aggregate investment of $550,000 to Hampton Park Ltd. ($300,000) and Global Equity Fund Ltd. ($250,000), both accredited investors. The sales were made in a transaction in reliance on the exemption provided by Rule 504 of Regulation D promulgated under Section 3(b) of the Act. The purchasers are contractually prohibited from reselling the securities for a six-month period.

         12. Sale on June 9, 1999 of 408,333 shares of common stock at $0.60 per share for an aggregate investment of $245,000 to Royale Crown Limited, an accredited investor. The sale was made in a transaction not involving any public offering in reliance on the exemption provided by Rule 506 of Regulation D
Section 4(2) of the Act and Regulation S. The purchaser represented that it was not a "U.S. Person", as such term is defined in Rule 902(k) of Regulation S, that the securities had not been offered to it in the United States and that offers of securities of JAWS would not be made to "U.S. Persons" for a period of one year from the date of closing.

         13. Sale to Glentel Inc., on June 21, 1999, of 1,000,000 shares of common stock at $1.50 per share for an aggregate investment of $1,500,000. This sale included 834,000 warrants to purchase 834,000 common shares at $2.25 per share until June 30, 2001. The sale was made in a transaction not involving any public offering in reliance on the exemption provided by Rule 506 of Regulation D, Section 4(2) of the Act and Regulation S. A finder fee of $105,000 was paid to Mr. Joe Dobosz. The purchaser represented that it was not a "U.S. Person", as such term is defined in Rule 902(k) of Regulation S, that the securities had not been offered to it in the United States and that offers of securities of JAWS would not be made to "U.S. Persons" for a period of one year from the date of closing.

906592.9
                                      II-3

         14. Sale on June 21, 1999 of 200,000 shares of common stock of JAWS at $1.50 per share for an aggregate investment of $300,000. This sale included 166,000 warrants to purchase 166,000 common shares at $2.25 per share until June 30, 2001, to 10 accredited investors, all of whom are not U.S. citizens or residents. The sale was made in a transaction not involving any public offering in reliance on the exemption provided by Rule 506 of Regulation D, Section 4(2) of the Act and Regulation S. The purchaser represented that it was not a "U.S. Person", as such term is defined in Rule 902(k) of Regulation S, that the securities had not been offered to it in the United States and that offers of securities of JAWS would not be made to "U.S. Persons" for a period of one year from the date of closing.

         15. Sale on September 15, 1999 of 141,000 shares of common stock to Richard H. Langley Jr., an accredited investor, for consulting services including investor relations, communication and public relations services. The sale was made in a transaction not involving any public offering in reliance on the exemption provided by Rule 506 of Regulation D and Section 4(2) of the Act. The purchaser represented that he was an accredited investor as defined in Rule 501 of Regulation D and that the securities were acquired for investment only and not with a view to resale or redistribution.

         16. Sale on October 28, 1999 of 283,000 shares of common stock at $1.50 per share for an aggregate investment of $424,500 to Striker Capital, an accredited investor. The sale was made in a transaction in reliance on the exemption from registration provided by section 3(b) of the Act and the provisions of Regulation D Rule 504 promulgated under the Act as well as the exemption from registration in Section 109.3 of the Texas Administrative Code that permits general solicitation and general advertising so long as sales are made only to "accredited investors" as defined in Rule 501(a). The investor has represented that it was an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Act purchasing in the State of Texas for its own account and for investment purposes and not with a view to or for offer or sale in connection with any distribution.

         17. Sale on November 18, 1999, JAWS issued 94,340 shares of common stock at $0.53 per share to Cameron Chell in satisfaction of the $50,000 fee payable to Mr. Chell for serving as a director of JAWS in 1998. The issuance was made in a transaction not involving any public offering in reliance on the exemption provided by Rule 506 of Regulation D, Section 4(2) of the 1993 Securities Act and Regulation S. Mr. Chell represented that the was not a "U.S. Person", as such term is defined in Rule 902(k) of Regulation S, that the securities had not been offered to him in the United States and that offers of securities of JAWS would not be made to "U.S. Persons" for a period of one year from the date of closing.

         18. Sale on November 18, 1999 of 11,999 shares of common stock at $0.53 per share to GROVEJOHNSONWOOD in consideration of services rendered related to interior design services. The issuance was made in a transaction not involving any public offering in reliance on the exemption provided by Rule 506 of Regulation D, Section 4(2) of the 1993 Securities Act and Regulation S. GROVEJOHNSONWOOD represented that it was not a "U.S. Person", as such term is defined in Rule 902(k) of Regulation S, that the securities had not been offered to it in the United States and that offers of securities of JAWS would not be made to "U.S. Persons" for a period of one year from the date of closing.

         19. Sale on November 24, 1999 of 411,765 shares of common stock at $1.70 per share to Heronwood, Ltd. for an aggregate investment of $700,000. Further, the sale included 411,765 warrants to purchase 411,765 shares of common stock at $1.70 per share until November 1, 2002. The sale was made in a

906592.9
                                      II-4
transaction not involving any public offering in reliance on the exemption provided by Rule 506 of Regulation D, Section 4(2) of the 1993 Securities Act and Regulation S. Heronwood, Ltd, represented that it was not a "U.S. Person", as such term is defined in Rule 902(k) of Regulation S, that the securities had not been offered to it in the United States and that offers of securities of JAWS would not be made to "U.S. Persons" for a period of one year from the date of closing.

         20. Sale on December 31, 1999 of 2,176,418 Units, each Unit consisting of one share of common stock and one warrant to purchase one-half share of common stock for $6.50 per share, at $4.25 per Unit for an aggregate investment of $9,249,777. The sales were made to 29 accredited investors, all of whom are not U.S. citizens or residents. The sales were made in a transaction not involving any public offering of securities in reliance of Rule 506 of Regulation D and Section 4(2) of the Securities Act. Each subscriber represented that it was an institutional accredited investor as defined in Rule 501(a) of Regulation D and that the securities were acquired for investment only and not with a view to resale or distribution.

Item 16.  Exhibits and Financial Statement Schedules

         (a) The Exhibits to this registration statement on Form S-1 are listed in the Prospectus. See "Index to Consolidated Financial Statements" in the Prospectus on page F-1.

         (b) The following financial statement schedules are filed herewith:

3.1               Articles of Incorporation of "e-biz" solutions, inc. (now JAWS Technologies, Inc., a Nevada corporation), dated January 27, 1997.

3.2               Certificate of Amendment of Articles of Incorporation of JAWS Technologies, Inc., a Nevada
                  corporation, dated March 30, 1998, changing the name of E-Biz to JAWS Technologies, Inc.

3.3               Certificate of Amendment of Articles of Incorporation of JAWS Technologies, Inc., a Nevada
                  corporation, increasing the total number of common stock which JAWS is allowed to issue from
                  20,000,000 to 95,000,000.

3.4               Bylaws of e-biz solutions, inc. (now JAWS Technologies, Inc., a Nevada corporation), dated January 27, 1997.


4.1               Investment Agreement by and between JAWS Technologies, Inc., a Nevada corporation, and Bristol
                  Asset Management LLC dated August 27, 1998 and letter of termination.

4.2               Debenture Acquisition Agreement by and between JAWS Technologies, Inc., a Nevada corporation, and Thomson Kernaghan & Co. Limited, dated September 25, 1998.

4.3               Amendment No. 1 to Debenture Purchase Agreement by and between JAWS and Thomson
                  Kernaghan dated April 27, 1999.

4.4               Warrant to purchase 1,000,000 shares of common stock of JAWS Technologies, Inc., a Nevada corporation, issued to Bristol Asset Management LLC, dated April 20, 1999

4.5               Form of Warrant to purchase 834,000 shares of common stock of JAWS Technologies, Inc., a
                  Nevada corporation, issued to Glentel Inc., dated June 21, 1999.

906592.9

4.6               Schedule of Warrant holders which received the Form of Warrant set forth in 4.5 above.

4.7               Form of Warrant issued by JAWS in connection with the Private Placement Transaction.

4.8               Schedule of Warrant holders which received the Form of Warrant set forth in 4.9 above.

4.9               Warrant to purchase 217,642 shares of common stock of JAWS Technologies, Inc., a Nevada corporation, issued to Thomson Kernaghan & Co. Limited, dated December 31, 1999.

4.10              Certificate of the Designation, Voting Power, Preference and Relative , Participating, optional and other Special Rights and Qualifications, Limitations or Restrictions of the Special Series & Preferred
                  Voting Stock of JAWS Technologies, Inc., dated November 30, 1999.

4.11              Incentive and Non-Qualified Stock Option Plan of JAWS Technologies, Inc., a Nevada corporation.

5.1*              Opinion of Lionel Sawyer & Collins LLP.

10.1              Director's Agreement between JAWS Technologies, Inc., a Nevada corporation,  and Arthur Wong dated July 1998.

10.2              Director's Agreement between JAWS Technologies, Inc., a Nevada corporation, and Julia Johnson dated July 30, 1998.

10.3              Letter Agreement between JAWS Technologies, Inc., a Nevada corporation, and Arrow
                  Communications (ApexMail) dated August 10, 1999.

10.4              Addendum to the Letter Agreement between JAWS Technologies, Inc., a Nevada corporation, and
                  ApexMail.net, dated September 28, 1999.

10.5              Assignment from James L. A. Morrison to JAWS Technologies Inc., a Nevada corporation, dated
                  October 9, 1998.

10.6              Notification of Assignment from United States Department of Commerce,  Patent and Trademark
                  Office, dated March 15, 1999.

10.7              Indemnity Agreements by and between JAWS Technologies, Inc., a Nevada corporation, and Ms.
                  Julia L. Johnson.

10.8              Indemnity Agreements by and between JAWS Technologies, Inc., a Nevada corporation, and Mr.
                  Arthur Wong.

10.9              Form of Stock Purchase Agreement to purchase 1,000,000 shares of common stock and  warrants to purchase 834,000 shares of common stock by and between JAWS Technologies, Inc., a Nevada corporation, and Glentel Inc., dated June 21, 1999.

10.10             Schedule of purchasers which purchased shares of common stock pursuant to the Form of Stock
                  Purchase Agreement set forth in 10.9.


906592.9

10.11             Form of Investor Rights Agreement by and between JAWS Technologies, Inc., a Nevada corporation, and Glentel Inc., dated June  21, 1999.

10.12             Schedule of investors that received rights pursuant to the Form of Investors Rights Agreement set forth above in 10.11.

10.13             Placement Agency Agreement by and between JAWS Technologies, Inc., a Nevada corporation, and
                  Thomson Kernaghan & Co.  Limited, dated December 31, 1999.

10.14             Form of Subscription Agreement to purchase 235,295 Units of JAWS Technologies, Inc., a Nevada corporation, by and between JAWS Technologies, Inc., a Nevada corporation, and BPI Canadian
                  Small Companies Fund, dated December 20, 1999.

10.15             Schedule of Subscribers that purchased subscriptions pursuant to the Form of Subscription
                  Agreement set forth above in 10.14.

10.16             Debenture Amendment and Settlement Agreement, dated November 17, 1999 and effective as of
                  November 1, 1999, by and between JAWS Technologies, Inc., a Nevada corporation, and Thomson
                  Kernaghan & Co. Limited.

10.17             Form of Employment Agreement

10.18             Schedule of officers of JAWS Technologies, Inc., a Nevada corporation, who executed employment agreements the form of which is set forth in Exhibit 10.17.

21                Subsidiaries of JAWS Technologies, Inc., a Nevada corporation: JAWS Technologies Inc., an
                  Alberta corporation, Pace Systems Group Inc., an Ontario corporation, JAWS Technologies
                  (Ontario), Inc., an Ontario corporation, JAWS Technologies (Delaware), Inc., a Delaware corporation, Offiste Data Services Ltd., an Alberta corporation and JAWS Acquisition Corp., an Alberta corporation.

23.1              Consent of Lionel Sawyer & Collins LLP (included in exhibit 5.1).

23.2              Consent of Ernst & Young LLP.  (JAWS Technologies Inc.)

23.3              Consent of Ernst & Young LLP (Pace Systems Group Inc.)

23.4              Consent of PricewaterhouseCoopers LLP (Offsite Data Services Ltd.).

27                Financial Data Schedule.

----------------------
*        To be filed by amendment.
                                      II-7
906592.9

Item 17.  Undertakings

         (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the provisions described above in Item 15, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (b) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent nor more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) For purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.


906592.9
                                      II-8

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on February 14, 2000.

                  JAWS TECHNOLOGIES, INC.


                  By:/s/Robert J. Kubbernus
                     ------------------------------------
                        Name:  Robert J. Kubbernus
                        Title: Chairman of the Board, Chief Executive Officer and President
                                 (Principal Executive Officer)

                                POWER OF ATTORNEY

         Each person signing below also hereby appoints Robert J. Kubbernus and Riaz Mamdani, and each of them singly, with full power of substitution, his lawful attorney-in-fact, with full power to execute and file any amendments to the registration statement, and generally to do all such things, as such attorney-in-fact may deem appropriate to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

         Signatures                                Title                              Date
/s/Robert J. Kubbernus
_________________________         Chairman of the Board, Chief                   February 14, 2000
Robert J. Kubbernus               Executive Officer, President and
                                  Director (Principal Executive Officer)
/s/Riaz Mamdani
_________________________         Chief Financial Officer and Director           February 14, 2000
 Riaz Mamdani                     (Principal Financial Officer and
                                  Principal Accounting Officer)
/s/Julia L. Johnson
_________________________         Director                                       February 14, 2000
Julia L. Johnson

/s/Arthur Wong
_________________________         Director                                       February 14, 2000
Arthur Wong

906592.9
                                      II-9

                                  EXHIBIT INDEX
                                  -------------

3.1               Articles of Incorporation of "e-biz" solutions, inc. (now JAWS Technologies, Inc., a Nevada corporation), dated January 27, 1997.

3.2               Certificate of Amendment of Articles of Incorporation of JAWS Technologies, Inc., a Nevada
                  corporation, dated March 30, 1998, changing the name of E-Biz to JAWS Technologies, Inc.

3.3               Certificate of Amendment of Articles of Incorporation of JAWS Technologies, Inc., a Nevada
                  corporation, increasing the total number of common stock which JAWS is allowed to issue from
                  20,000,000 to 95,000,000.

3.4               Bylaws of e-biz solutions, inc. (now JAWS Technologies, Inc., a Nevada corporation), dated January 27, 1997.


4.1               Investment Agreement by and between JAWS Technologies, Inc., a Nevada corporation, and Bristol
                  Asset Management LLC dated August 27, 1998 and letter of termination.

4.2               Debenture Acquisition Agreement by and between JAWS Technologies, Inc., a Nevada corporation, and Thomson Kernaghan & Co. Limited, dated September 25, 1998.

4.3               Amendment No. 1 to Debenture Purchase Agreement by and between JAWS and Thomson
                  Kernaghan dated April 27, 1999.

4.4               Warrant to purchase 1,000,000 shares of common stock of JAWS Technologies, Inc., a Nevada corporation, issued to Bristol Asset Management LLC, dated April 20, 1999

4.5               Form of Warrant to purchase 834,000 shares of common stock of JAWS Technologies, Inc., a
                  Nevada corporation, issued to Glentel Inc., dated June 21, 1999.

4.6               Schedule of Warrant holders which received the Form of Warrant set forth in 4.5 above.

4.7               Form of Warrant issued by JAWS in connection with the Private Placement Transaction.

4.8               Schedule of Warrant holders which received the Form of Warrant set forth in 4.9 above.

4.9               Warrant to purchase 217,642 shares of common stock of JAWS Technologies, Inc., a Nevada corporation, issued to Thomson Kernaghan & Co. Limited, dated December 31, 1999.

4.10              Certificate of the Designation, Voting Power, Preference and Relative , Participating, optional and other Special Rights and Qualifications, Limitations or Restrictions of the Special Series & Preferred
                  Voting Stock of JAWS Technologies, Inc., dated November 30, 1999.

4.11              Incentive and Non-Qualified Stock Option Plan of JAWS Technologies, Inc., a Nevada corporation.

5.1*              Opinion of Lionel Sawyer & Collins LLP.

10.1              Director's Agreement between JAWS Technologies, Inc., a Nevada corporation,  and Arthur Wong dated July 1998.


906592.9

10.2              Director's Agreement between JAWS Technologies, Inc., a Nevada corporation, and Julia Johnson dated July 30, 1998.

10.3              Letter Agreement between JAWS Technologies, Inc., a Nevada corporation, and Arrow
                  Communications (ApexMail) dated August 10, 1999.
10.4              Addendum to the Letter Agreement between JAWS Technologies, Inc., a Nevada corporation, and
                  ApexMail.net, dated September 28, 1999.

10.5              Assignment from James L. A. Morrison to JAWS Technologies Inc., a Nevada corporation, dated
                  October 9, 1998.

10.6              Notification of Assignment from United States Department of Commerce,  Patent and Trademark
                  Office, dated March 15, 1999.

10.7              Indemnity Agreements by and between JAWS Technologies, Inc., a Nevada corporation, and Ms.
                  Julia L. Johnson.

10.8              Indemnity Agreements by and between JAWS Technologies, Inc., a Nevada corporation, and Mr.
                  Arthur Wong.

10.9              Form of Stock Purchase Agreement to purchase 1,000,000 shares of common stock and  warrants to purchase 834,000 shares of common stock by and between JAWS Technologies, Inc., a Nevada corporation, and Glentel Inc., dated June 21, 1999.

10.10             Schedule of purchasers which purchased shares of common stock pursuant to the Form of Stock
                  Purchase Agreement set forth in 10.09

10.11             Form of Investor Rights Agreement by and between JAWS Technologies, Inc., a Nevada corporation, and Glentel Inc., dated June  21, 1999.

10.12             Schedule of investors that received rights pursuant to the Form of Investors Rights Agreement set forth above in 10.11

10.13             Placement Agency Agreement by and between JAWS Technologies, Inc., a Nevada corporation, and
                  Thomson Kernaghan & Co.  Limited, dated December 31, 1999.

10.14             Form of Subscription Agreement to purchase 235,295 Units of JAWS Technologies, Inc., a Nevada corporation, by and between JAWS Technologies, Inc., a Nevada corporation, and BPI Canadian
                  Small Companies Fund, dated December 20, 1999.

10.15             Schedule of Subscribers that purchased subscriptions pursuant to the Form of Subscription
                  Agreement set forth above in 10.14

10.16             Debenture Amendment and Settlement Agreement, dated November 17, 1999 and effective as of
                  November 1, 1999, by and between JAWS Technologies, Inc., a Nevada corporation, and Thomson
                  Kernaghan & Co. Limited.



906592.9

10.17             Form of Employment Agreement

10.18             Schedule of officers of JAWS Technologies, Inc., a Nevada corporation, who executed employment agreements the form of which is set forth in Exhibit 10.17.

21                Subsidiaries of JAWS Technologies, Inc., a Nevada corporation: JAWS Technologies Inc., an Alberta corporation, Pace Systems Group Inc., an Ontario corporation, JAWS Technologies (Ontario), Inc., an
                  Ontario corporation, JAWS Technologies (Delaware), Inc., a Delaware corporation, Offiste Data
                  Services Ltd., an Alberta corporation,and JAWS Acquisition Corp., an Alberta corporation.

23.1              Consent of Lionel Sawyer & Collins LLP (included in exhibit 5.1).

23.2              Consent of Ernst & Young LLP.  (JAWS Technologies Inc.)

23.3              Consent of Ernst & Young LLP (Pace Systems Group Inc.)

23.4              Consent of PricewaterhouseCoopers LLP (Offsite Data Services Ltd.).

27                Financial Data Schedule.

---------------------
*        To be filed by amendment.


906592.9